UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
TEAM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13131 Dairy Ashford
Sugar Land, Texas 77478
(281) 331-6154
Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

April 9, 2021
To Our Shareholders:
On behalf of our Board of Directors, it is my pleasure to invite you to attend the 2021 Annual Meeting of Shareholders of Team, Inc. (the “Annual Meeting”) which will be held on Thursday, May 13, 2021, at 3:00 p.m., central time. This year’s Annual Meeting will be a virtual meeting of shareholders, conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to the meeting at www.investorvote.com/TISI and during the meeting by visiting www.meetingcenter.io/225841775 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is TISI2021. There is no physical location for the Annual Meeting.
We have decided to hold our Annual Meeting virtually due to the continuing health and safety risks of the novel coronavirus (COVID-19). We are sensitive to the public health and travel concerns of our shareholders and other stakeholders related to COVID-19, as well as the governmental protocols that have been and may be imposed. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.
In addition to the Proxy Statement, you should have also received a copy of our Annual Report on Form 10-K for the year ended December 31, 2020. We encourage you to read the Form 10-K. It includes information about our operations as well as our audited, consolidated financial statements. If you did not receive a copy of our 2020 Annual Report on Form 10-K, it, along with this Proxy Statement, are available on our website at www.teaminc.com/proxy2021, under our “Investors” page.
Please use this opportunity to take part in the affairs of our company by voting on the business to come before this meeting. Whether or not you plan to attend the meeting via the Internet, please sign, date and return the accompanying proxy card in the postage-paid envelope provided or vote electronically via the Internet or by telephone. See “About the Annual Meeting—How do I vote by proxy?” in the Proxy Statement for more details. You may also vote your shares online during the Annual Meeting. Instructions for each type of voting are included with the instructions on your proxy card and the Notice of Internet Availability of Proxy Materials. Returning the proxy card or voting electronically does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares online during the virtual Annual Meeting.
Thank you for your interest in our Company.

Sincerely,

Amerino Gatti
Chairman and Chief Executive Officer

TEAM, INC.
13131 Dairy Ashford
Sugar Land, Texas 77478

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	3:00 p.m., central time, on Thursday, May 13, 2021

Virtual Meeting Site:	Via live webcast at www.meetingcenter.io/225841775

Items of Business:	•	Proposal One—Election of three (3) nominees named in the Proxy Statement as Class II directors to serve a three-year term

	•	Proposal Two—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021;

	•	Proposal Three—Advisory vote on Named Executive Officer compensation;

	•	Proposal Four—Approval of the amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan; and

	•	Such other business as may properly come before the meeting, or any adjournment thereof.

Documents:	Under Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card, and our 2020 Annual Report and by notifying you of the availability of our proxy materials on the internet. This Proxy Statement and our 2020 Annual Report on Form 10-K are available at www.teaminc.com/proxy 2021, under our Investors page. Our Annual Report to shareholders includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 12, 2021, except for certain exhibits. Our 2020 Annual Report, including our Form 10-K does not form a part of the material for the solicitation of proxies.

Record Date:
The shareholders of record of our Common Stock as of the close of business on March 31, 2021, will be entitled to vote at the Annual Meeting, or any adjournment thereof. A complete list of shareholders of record of our Common Stock entitled to vote at the Annual Meeting will be maintained in our principal executive offices at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 for ten days prior to the Annual Meeting and will also be available during the Annual Meeting at www.investorvote.com/TISI.

Proxy Voting:	To ensure your shares are voted, you may vote your shares by completing, signing and returning the accompanying proxy card by mail or over the Internet or by telephone, both of which are described on your enclosed proxy card. The voting procedures are described on page 4 in “General - Information About the Annual Meeting” of this Proxy Statement and on the proxy card.

Proxy Distribution:	We are mailing a full set of our printed proxy materials to shareholders on or about April 9, 2021.
IMPORTANT - NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING. This Proxy Statement and our Annual Report are available to our shareholders free of charge at www.teaminc.com/proxy2021.

Page
General	1
About the Annual Meeting	1
Proposal One—Election of Directors	6
Proposal Two—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	7
Proposal Three—Advisory vote on Named Executive Officer Compensation	8
Proposal Four—Approval of the amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan	8
Corporate Governance	18
The Board of Directors and Its Committees	24
Compensation of Directors	29
Executive Officers	30
Compensation Committee Report	31
Compensation Discussion and Analysis	32
Executive Compensation and Other Matters	44
Summary Compensation Table	44
Grants of Plan-Based Awards	46
Outstanding Equity Awards at 2020 Year-End	47
Option Exercises and Stock Vested in 2020	48
Equity Compensation Plan Information	48
Nonqualified Deferred Compensation	49
Senior Management Compensation and Benefit Continuation Policy	49
Potential Payments Upon Termination or Change of Control	50
CEO Pay Ratio	52
Holdings of Major Shareholders, Officers and Directors	52
Transactions with Related Persons	54
Audit Committee Report	55
Information on Independent Public Accountants	56
Annual Report on Form 10-K	56
Delivery of Proxy Materials to Shareholders Sharing an Address	56
Shareholder Proposals for Next Year’s Annual Meeting	57
Where You Can Find More Information	57
Other Business	58
Appendix A: Reconciliation of Non-GAAP Financial Measures	A-1
Appendix B: 2021 Amendment and Restatement of the Team Inc. 2018 Equity Incentive Plan	B-1

TEAM, INC.
13131 Dairy Ashford
Sugar Land, Texas 77478
__________________________

PROXY STATEMENT
GENERAL
These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Team, Inc. for use at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 13, 2021 at 3:00 p.m., central time. This Proxy Statement, the accompanying proxy card and the 2020 Annual Report on Form 10-K (“Annual Report”) were first mailed to our shareholders on or about April 9, 2021. The Annual Meeting will be conducted virtually via live webcast. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card and our Annual Report and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report are available at www.teaminc.com/proxy2021, under the “Investors” page. Our Annual Report does not form a part of the material for the solicitation of proxies. Our 2020 Annual Report, including our Form 10-K does not form a part of the material for the solicitation of proxies.
Unless otherwise indicated, the terms “Team, Inc.,” “Team,” “the Company,” “we,” “our” and “us” are used in these proxy materials to refer to Team, Inc. We are incorporated in the state of Delaware and our company website can be found at www.teaminc.com. Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TISI”.
ABOUT THE ANNUAL MEETING
Who is soliciting my vote?
The Board of Directors of Team, Inc. (the “Board”) is soliciting your vote in connection with our Annual Meeting.
What is the purpose of the Annual Meeting?
The meeting will be our regular Annual Meeting of Shareholders. You will be voting on the following matters at our Annual Meeting:
1.Proposal One—Election of three (3) nominees named in the Proxy Statement as Class II directors to serve a three-year term;
2.Proposal Two—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.Proposal Three—Advisory vote on Named Executive Officer compensation;
4.Proposal Four—Approval of the amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan; and
5.Such other business as may properly come before the Annual Meeting, or any adjournment thereof.

How does the Board of Directors recommend I vote?
The Board recommends that you vote your shares as follows:
Proposal One—“FOR” the election of Amerino Gatti, Brian K. Ferraioli and Michael A. Lucas as Class II directors;
Proposal Two—“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
Proposal Three—“FOR” the approval, on an advisory basis, of Team, Inc.’s compensation of its Named Executive Officers as disclosed in this Proxy Statement;
Proposal Four—“FOR” the approval of the amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan.
Who is entitled to vote at the Annual Meeting?
The Board has set Wednesday, March 31, 2021 as the record date for the Annual Meeting (the “Record Date”). All shareholders who owned our Common Stock, par value $0.30 per share (the “Common Stock”), at the close of business on the Record Date may attend and vote at the Annual Meeting. See “How do I vote by proxy?” below for other ways you can vote if you do not plan on attending the Annual Meeting in person via the Internet.
Why are you holding a virtual meeting instead of a physical meeting?
We have decided to hold our Annual Meeting virtually due to the continuing health and safety risks of COVID-19; we are sensitive to the public health and travel concerns our shareholder and other stakeholders may have and the protocols that federal, state, and local governments have and may impose. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/225841775. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is TISI2021.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 3:00 p.m., central time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Team, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 3:00 p.m., Central Time, on May 10, 2021.
You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
TEAM, INC. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
How many votes can be cast by all shareholders?
Each share of Common Stock is entitled to one vote. There is no cumulative voting. There were 30,893,447 shares of Common Stock outstanding and entitled to vote on the Record Date.
How many votes must be present to hold the Annual Meeting?
A majority of the outstanding shares of Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and to conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person via the Internet, a proxy card has been properly submitted by you or on your behalf, or you have voted on the Internet or by telephone. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of Common Stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (i) lacks the discretionary authority to vote on certain matters and (ii) has not received voting instructions from the beneficial owner in respect of these specific matters.
How many votes are required to approve each proposal in this Proxy Statement?
Election of Directors. Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee, in an uncontested election like this one, is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at this meeting. The Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Principles, which are available on our website at www.teaminc.com.
Appointment of KPMG. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy.
Advisory Vote on Named Executive Officers Compensation. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy. A vote on this Proposal is not binding on the Board or the Company. Although the vote is non-binding, our Compensation Committee will review and consider the voting results when evaluating the compensation program for our Named Executive Officers.
Approval of the amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy.

Other Matters. An affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, is generally required for action of any other matters that may properly come before the Annual Meeting.
How do I vote by proxy?
You may vote your shares before the Annual Meeting via the Internet, by telephone, or by mail. You may vote your shares during the Annual Meeting by participating in the live webcast at www.meetingcenter.io/225841775. If you vote by any of these methods, you do not need to mail in a proxy card.

It is important that your shares be represented and voted at the Annual Meeting of Shareholders. You can vote your shares in one of four ways:
By Internet - Visit www.investorvote.com/TISI before the Annual Meeting. You will need the control number in your notice, proxy card of voting instruction form.
By Telephone - Dial toll-free 1-866-641-4276 or the telephone number on your voting instruction form. You will need the control number in your proxy card or voting instruction form.
Via Live Webcast - Participate in the Annual Meeting and vote your shares electronically by visiting www.meetingcenter.io/225841775. You will need the control number in your proxy card or voting instruction form.
By Mail - Complete, sign and return the proxy card or voting instruction form using the enclosed postage-paid envelope.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the Internet, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. If your shares are held in “street name” with a broker or similar party, you have a right to direct that broker or similar party on how to vote the shares held in your account. You will need to contact your broker to determine whether you will be able to vote using one of these alternative methods.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?
If you return your signed proxy card or voting instruction card but do not mark selections, it will be voted in accordance with the recommendations of the Board. The Board has designated André C. Bouchard and Matthew Acosta to serve as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in “street name” (that is, in the name of or through a broker, bank or other nominee) and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on each matter voted upon at the Annual Meeting. Under applicable rules, brokers have the discretion to vote on routine matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine” except for Proposal Two, to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021. Thus, your broker, bank or other nominee would not be able to vote on such “non-routine” matters. If your shares are held in street name, your broker, bank or other nominee will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.
How are abstentions and broker non-votes counted?
In tabulating the voting result for Proposals One, Two, Three and Four, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, with respect to Proposals One, Two, Three and Four, broker non-votes will not affect the outcome, assuming a quorum is obtained. Abstentions are considered voting power present at the meeting and thus will have the same effect as votes AGAINST each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).
Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the Annual Meeting.
Who pays for the proxy solicitation and how are the votes solicited?
We bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees, as well as Innisfree, our proxy solicitor, may solicit proxies by personal interview, telephone, facsimile, or email. Our directors, officers and other employees will not be paid any additional compensation for any such solicitation. Innisfree will be paid approximately $11,000 for their solicitation services plus expenses. We will request brokers and other nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of these shares. We will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to these beneficial owners.

Can I change or revoke my vote after I submit it?
Yes. You can change or revoke your proxy at any time prior to the voting at the Annual Meeting by the following methods:
•if you voted by Internet or telephone, by subsequent voting via the Internet or by telephone;
•by voting your shares electronically before the live webcast at www.investorvote.com/TISI or during the live webcast of the Annual Meeting by following the instructions at www.meetingcenter.io/225841775 at the Annual Meeting;
•if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or
•mailing your request to our Corporate Secretary at: Team, Inc. Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, specifying such revocation, so that it is received not later than 4:00 p.m. central time, on May 12, 2021.
How can I submit a question?
You may submit questions beginning on April 12, 2021 by going to the virtual meeting site at www.meetingcenter.io/225841775, entering your control number and the password, TISI2021. Once logged in, click on the messages icon at the top of the screen to type in your question, then click the arrow icon on the right to submit. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. The meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Team, Inc. and the matters properly before the meeting, and therefore questions on such matters will not be answered. Any questions pertinent to the meeting matters that cannot be answered during the meeting due to time constraints will be answered and posted online at www.investorvote.com/TISI. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

PROPOSAL ONE—ELECTION OF DIRECTORS
Nominees for Election
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide that our Board will consist of not less than five persons, the exact number to be fixed from time to time by the Board. Our directors are divided into three classes designated as Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The Class II directors serve for a term expiring at the 2021 Annual Meeting of Shareholders, the Class III directors serve for a term expiring at the 2022 Annual Meeting of Shareholders and the Class I directors serve for a term expiring at the 2023 Annual Meeting of Shareholders. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.
At the Annual Meeting, three directors have been nominated for election to serve a three-year term expiring at the annual meeting to be held in 2024. Our Board has nominated the following three persons for election as Class II directors to serve a three-year term expiring on the date of our 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified:
•Amerino Gatti;
•Brian K. Ferraioli; and
•Michael A. Lucas
Biographical information about each of the nominees is provided under “The Board of Directors and its Committees,” below.
Vote Required and Board Recommendation
Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the meeting and the Board accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Principles, which are available on our website at www.teaminc.com.
Shareholders may not cumulate their votes for the election of directors. Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the Annual Meeting will vote all shares represented by such proxies for the election of the nominees named therein as directors. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee’s stead, of such other persons as our Board may recommend. We have no reason to believe that any of the nominees will be unable or unwilling to stand for election or to serve if elected.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees named above.

PROPOSAL TWO—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed KPMG LLP as the independent registered public accounting firm of the Company to audit its consolidated financial statements and the effectiveness of its internal controls over financial reporting for the fiscal year ending December 31, 2021, and the Board has determined that it would be desirable to request that our shareholders ratify such appointment.
KPMG LLP has served as the independent registered public accounting firm of the Company and its subsidiaries since May 2002. KPMG LLP is considered by the Audit Committee and by the management of the Company to be well-qualified. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions from shareholders.
Shareholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not legally required. Nevertheless, at the recommendation of the Audit Committee, our Board has directed that the appointment of KPMG LLP be submitted for shareholder ratification as a matter of good corporate practice. If our shareholders do not ratify the appointment of KPMG LLP at the Annual Meeting, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Vote Required and Board Recommendation
The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

PROPOSAL THREE—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are asking you to vote, on an advisory basis, to approve the executive compensation philosophy, policies and procedures described in in the “Compensation Discussion and Analysis” section of our 2021 Proxy Statement, and the compensation of our Named Executive Officers, as disclosed in our 2021 Proxy Statement.
In the section entitled “Compensation Discussion and Analysis,” you will find a description of our executive compensation practices and objectives. Please also refer to the compensation tables and narrative discussion appearing under “Executive Compensation and Other Matters,” which provide detailed information about the compensation of our Named Executive Officers. Our Compensation Committee and Board believe that our compensation practices are effective in achieving our executive compensation objectives and that the compensation of our Named Executive Officers as disclosed in this Proxy Statement reflects and supports the appropriateness of our executive compensation philosophy and practices.
This Proposal Three, commonly known as the “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers described in this Proxy Statement.
Accordingly, we invite you to carefully review the sections in this proxy entitled “Compensation Discussion and Analysis” and “Executive Compensation and Other Matters” and cast a vote to approve the following non-binding resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
Vote Required and Board Recommendation
To be approved, Proposal Three requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy.
A vote on this proposal is not binding on the Board or the Company. Although the vote is non-binding, our Compensation Committee will review and consider the voting results when evaluating the compensation program for our Named Executive Officers.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the Company’s compensation of its Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL FOUR—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TEAM, INC. 2018 EQUITY INCENTIVE PLAN
The Board unanimously recommends that shareholders vote FOR approval of the amendment and restatement of the Team, Inc. 2018 Equity Incentive Plan (the “Equity Incentive Plan”). Capitalized terms used but not defined in this Proposal Four have the same meaning as in the Equity Incentive Plan, which is incorporated herein by reference to Exhibit 4.5 to our Registration Statement on Form S-8 filed with the SEC on June 19, 2018.
In 2018, the shareholders approved the Equity Incentive Plan, which replaced the Team Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and authorized for issuance the sum of (i) 450,000 shares, and (ii) the number of shares otherwise available for grant under the 2016 Plan and certain prior plans. In 2019, the shareholders approved an amendment to the Equity Incentive Plan which authorized an additional 750,000 shares available for issuance. As of March 23, 2021, (14,694) shares remain available for future grants under the Equity Incentive Plan. Additionally, 2,260,949 shares were reserved for outstanding unvested stock units and outstanding stock options (including the Equity Incentive Plan and all discontinued Company equity plans), which includes up to 437,988 shares reserved for a grant of performance stock units made to certain senior executives of the Company on March 15, 2021 that is subject to and conditional upon the approval of this amendment and restatement by our shareholders at our Annual Meeting. As of March 23, 2021, there were 30,893,298 shares of Team common stock issued and outstanding.
The Board has approved, and shareholders are being asked to approve, the amendment and restatement of the Equity Incentive Plan to (i) increase the number of authorized shares available for issuance by 3,000,000 shares, (ii) increase the award limitation amount for stock based awards to up to 1 million shares to an individual executive during a calendar year, (iii) increase the award limitation amount for cash based awards from $2.5 million to $5 million, (iv) prohibit payments of dividends and dividend equivalents prior to the vesting date for any award under the Equity Incentive Plan, and (v) simplify the Equity Incentive Plan’s terms regarding grants of performance based on compensation (the “2021 Restatement”), in support of our growth and desire to attract and retain qualified individuals for management and other positions. This increase would result in 2,985,306 shares being available for future grants, including the number of shares remaining available on March 23, 2021. This would result in a total of 5,246,255 shares being available for future issuance (shares available for future grant plus shares reserved for outstanding awards), and would represent approximately 17% of the total number of shares of our common stock outstanding on a fully diluted basis as of such date. In determining this percentage, we divided the total of (i) new shares requested under the 2021 Restatement, plus (ii) the remaining shares available for future grants under the Equity Incentive Plan, plus (iii) the shares reserved for outstanding awards by the Team common stock issued and outstanding as of March 23, 2021, by the number of shares of Team common stock issued and outstanding. Our three-year average annual burn rate (calculated as the number of shares granted each fiscal year, including stock options, restricted stock units and performance shares delivered under the Equity Incentive Plan and its predecessor plans, to employees and directors divided by the weighted average common shares outstanding) is less than 1.7%. The full text of the 2021 Restatement is set forth in Appendix B to this Proxy Statement. The Board is recommending and submitting the 2021 Restatement to our shareholders for approval.
Reasons for Seeking Shareholder Approval
The Equity Incentive Plan provides for long-term compensation and incentive opportunities for directors, executives and key employees of the Company and its subsidiaries. The Board believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as stock options and restricted stock unit grants are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company. The Board believes that the use of equity compensation in its executive compensation program aligns executive pay with the performance of TEAM and with the interests of our shareholders.
Shareholder approval of the proposed 2021 Restatement is required under the rules of the NYSE applicable to the Company. If the proposed 2021 Restatement is not approved, the 2021 Restatement will not go into effect. If that occurs, awards may continue to be made under the Equity Incentive Plan in accordance with its terms as it existed prior to the proposed 2021 Restatement until the shares remaining for Awards under the Equity Incentive Plan are exhausted. The Company is also asking the shareholders to approve the proposed 2021 Restatement for purposes of Section 421 of the Internal Revenue Code of 1986, as amended (the “Code”).
Securities Authorized for Issuance under Equity Compensation Plans
As of March 23, 2021, there were (14,694) shares reserved for issuance under the Equity Incentive Plan upon the vesting of performance awards/restricted stock unit grants and the exercise of existing option grants. Additionally, 2,260,949 shares were reserved for outstanding unvested stock units and outstanding stock options (including the Equity Incentive Plan and all discontinued Company equity plans), which includes 437,988 shares at max reserved from a grant of performance stock units made to certain senior executives of the Company on March 15, 2021 made subject to and conditional upon the approval the 2021 Restatement by our shareholders at our Annual Meeting. As of March 23, 2021, there were 1,271,328 shares reserved for issuance under all Company equity plans (including the Equity Incentive Plan and all discontinued Company equity plans) upon the vesting of performance awards/restricted stock grants and the exercise of existing option grants. As of March 23, 2021, the weighted-average exercise price and the weighted-average remaining term for the Company’s outstanding stock options under all Company equity plans were $37.14 and 2.41 years, respectively. As of March 23, 2021, there were 30,893,298 shares of Team common stock issued and outstanding.
Vote Required for Approval
Approval of the proposal to approve the adoption of the 2021 Restatement will require the affirmative vote of the majority of the votes cast on the proposal. An abstention will have the same effect as a vote “against” such proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the adoption of the 2021 Restatement.
Description of the Plan
The following summary describes briefly the principal features of the Equity Incentive Plan as is currently in effect, without adjustment for the proposed 2021 Restatement. This summary should be read in conjunction with the full text of the Equity Incentive Plan as well as the proposed 2021 Restatement included in Appendix B to this Proxy Statement.
Number of Shares Subject to the Equity Incentive Plan and Award Limits. The aggregate maximum number of shares of common stock that may be issued under the Equity Incentive Plan is the sum of (i) 3,000,000 shares, (ii) (14,694), the number of shares currently available for issuance under the Equity Incentive Plan, and (iii) any shares currently reserved for outstanding awards under the Equity Incentive Plan that are not issued due to forfeiture. Shares withheld or tendered to pay the exercise price of an Option or other purchase price of an award or withholding tax obligations shall not be made available for reissuance.
The maximum number of shares of common stock that may be subject to Options, Restricted Stock Awards, Restricted Stock Units, Performance Units and Performance Awards denominated in shares of common stock granted to any one individual during any calendar year may not exceed 1,000,000 shares of common stock for employees and 250,000 shares for non-employee directors. The maximum amount of compensation that may be paid under all Performance Awards under the Equity Incentive Plan that are denominated in cash (including the fair market value of any shares of common stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a Performance Award will be paid no later than ten years after the date of grant of such Performance Award. The share limitations described in the preceding sentences may be adjusted upon a reorganization, stock split, recapitalization or other change in our capital structure.
Administration. The Equity Incentive Plan is required to be administered by a committee, or the Committee, of, and appointed by, the Board that will be comprised solely of two or more non-employee directors who also qualify as “non-employee directors” (as defined in SEC Rule 16b-3). The Board has appointed the Compensation Committee initially to administer the Equity Incentive Plan.
The Compensation Committee has full authority, subject to the terms of the Equity Incentive Plan, to establish rules and regulations for the proper administration of the Equity Incentive Plan, to select the employees and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Compensation Committee considers such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Compensation Committee may in its discretion deem relevant.
Eligibility. All directors of Team and all employees of Team and its affiliates are eligible to participate in the Equity Incentive Plan. The selection of those employees and directors, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Restricted Stock Awards, Performance Awards, Performance Unit Awards, Stock Appreciation Rights, Restricted Stock Units or any combination thereof is within the discretion of the Compensation Committee. However, Incentive Stock Options may be granted only to employees of Team and its subsidiary corporations (as defined in Section 424 of the Code). As of March 4, 2021, approximately 338 individuals were potentially eligible to participate in the Equity Incentive Plan.
Term of Equity Incentive Plan. The 2021 Restatement was adopted by the Board on March 30, 2021 and will be effective on the date its adoption is approved by our shareholders. No further awards may be granted under the Equity Incentive Plan after May 13, 2031, which is ten years after the Equity Incentive Plan’s effective date, and the Equity Incentive Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the Equity Incentive Plan at any time with respect to any shares of common stock for which awards have not theretofore been granted.
Stock Options
Term of Option. The term of each Option will be as specified by the Compensation Committee at the date of grant (but not more than ten years). The effect of the termination of an optionee’s employment or membership on the Board will be specified in the Option award agreement that evidences each Option grant.
Option Price and Restrictions on Repricing. The Option price will be determined by the Compensation Committee and will be no less than the fair market value of the shares on the date that the Option is granted. Except for adjustments for certain changes in the common stock, the Compensation Committee may not, without the approval of our shareholders, amend any outstanding Option award agreement that evidences an Option grant to lower the Option exercise price or to cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.
Special Rules for Incentive Stock Options for Certain Shareholders. If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of Team or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.
Size of Grant. Subject to the limitations described above under the section “Shares Subject to the Plan; Award Limits; Grant of Awards,” the number of shares for which an Option is granted to an employee or director will be determined by the Compensation Committee.
Status of Options. The status of each Option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option will be designated by the Compensation Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options. All options granted to non-employee directors, if any, will be Non-statutory Stock Options.
Payment. The Option price upon exercise may, at the discretion of the Compensation Committee, be paid by an optionee in cash, other shares of common stock owned by the optionee or by a combination of cash and common stock. Additionally, Stock Appreciation Rights, as described further below under the section “Stock Appreciation Rights,” may be granted to optionees in conjunction with Options granted under the Equity Incentive Plan. The Equity Incentive Plan also allows the Compensation Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an Option.
Option Award Agreement. All Options will be evidenced by a written agreement containing provisions consistent with the Equity Incentive Plan. The agreements will include details about the effect of termination of employment on the exercisability of the Option, any vesting or performance periods applicable to the Option and such other provisions as the Compensation Committee deems appropriate. The Compensation Committee generally has the discretion to amend outstanding Option award agreements.
Transferability. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A Non-statutory Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or with the consent of the Compensation Committee.
Restricted Stock Awards
Transfer Restrictions and Forfeiture Obligations. Pursuant to a Restricted Stock Award, shares of common stock will be issued or delivered to the employee or director at the time the award is made without any payment to us (other than for any payment amount determined by the Compensation Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares as may be determined in the discretion of the Compensation Committee. The Compensation Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on:
•the attainment of one or more performance measures established by the Compensation Committee that are based on the following criteria: (1) revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBIDTA”), achievement of profit, economic value added (“EVA”), and price per share of Common Stock); (2) expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs); (3) operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, and sales production); (4) liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow); (5) leverage measures (which include debt reduction, debt-to-equity ratio and net debt); (6) market measures (which include market share, stock price, growth measure, total shareholder return and market capitalization measures); (7) return measures (which include book value, book value per share, return on capital, return on net assets, return on shareholders’ equity; return on assets; shareholder returns, and which may be risk-adjusted); (8) corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters); (9) other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions); (10) such other measures as determined by the Committee in its discretion; or (11) a combination of two or more of any of the foregoing;

•the holder’s continued employment or continued service as a director with Team and its affiliates for a specified period;
•the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion; or
•a combination of any of the foregoing factors.
Additionally, the above-described performance measures may be made subject to adjustment by the Compensation Committee for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, relative to one or more indices, or on an individual basis, and may be contingent upon our future performance. Upon the issuance of shares of common stock pursuant to a Restricted Stock Award, except for the foregoing restrictions and unless otherwise provided in the award agreement, the recipient of the award will have all the rights of our shareholders with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however that (1) until all forfeiture restrictions have expired, the award recipient will not be entitled to delivery of a stock certificate, we will retain custody of the stock and the award recipient may not sell, transfer, pledge, exchange or otherwise dispose of the stock, (2) until the forfeiture restrictions with respect to a Restricted Stock Award have expired, the award recipient will not be entitled to receive any dividends with respect to that Restricted Stock Award, and (3) a breach of the terms and conditions established by the Compensation Committee and set forth in an award agreement will cause forfeiture of the Restricted Stock Award. At the time of such award, the Compensation Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of the termination of employment or service as a director of a recipient of a Restricted Stock Award (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.
The Equity Incentive Plan also permits grants of Restricted Stock Awards to be made to non-employee directors. These awards will be made as part of a director’s annual board fees.
Accelerated Vesting. The Compensation Committee may, in its discretion, fully vest any outstanding Restricted Stock Award as of a date determined by the Compensation Committee.
Other Terms and Conditions. The Compensation Committee may establish other terms and conditions for the issuance of Restricted Stock Awards under the Equity Incentive Plan.
Stock Appreciation Rights
Exercise and Payment. A Stock Appreciation Right award will entitle the holder of the award to receive, upon the exercise of the Stock Appreciation Right, shares of common stock (valued based on the fair market value at the time of exercise), cash or a combination thereof, in the Compensation Committee’s discretion, in an amount equal to the excess of the fair market value of the common stock subject to the Stock Appreciation Right as of the date of the exercise over the purchase price of the Stock Appreciation Right. If granted in tandem with an Option, the exercise of a Stock Appreciation Right will result in the surrender of the related Option, and unless otherwise provided by the Compensation Committee, the exercise of an Option will result in the surrender of a related Stock Appreciation Right, if any. Further, if a Stock Appreciation Right is not granted in tandem with an Option, subject to certain adjustments for recapitalizations and reorganization events, the exercise price of the Stock Appreciation Right will not be less than the fair market value of a share of common stock on the date the Stock Appreciation Right is granted.
Term of Stock Appreciation Right. The Compensation Committee may establish the term of a Stock Appreciation Right, but in no event may a Stock Appreciation Right be exercisable after ten years from the date of grant. If granted in tandem with an Option, a Stock Appreciation Right will expire no later than the related Option’s expiration date. If neither the Stock Appreciation Right nor the related Option is exercised before the end of the day on which the right ceases to be exercisable, the right will be deemed to have been exercised as of that date, and payment will be made to the holder in cash.
Repricing Restrictions. Except for adjustments for certain changes in the common stock, the Compensation Committee may not, without the approval of our shareholders, amend any outstanding Stock Appreciation Right award agreement that evidences a Stock Appreciation Right grant to lower the Stock Appreciation Right exercise price or to cancel, exchange, substitute, buyout or surrender outstanding Stock Appreciation Rights in exchange for cash, other awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Right.
Other Terms and Conditions. The Compensation Committee may establish other terms and conditions for Stock Appreciation Rights under the Equity Incentive Plan, which will be set forth in an award agreement.
Restricted Stock Units
Forfeiture Provisions and Accelerated Vesting. The Compensation Committee will determine the minimum vesting or performance period applicable to an award of Restricted Stock Units. If a recipient’s employment or service with Team and its affiliates terminates for any reason other than death or “disability” (as that terms is defined under our long term disability plan) during a performance period or prior to the delivery date for deferred Restricted Stock Units, the units will be forfeited on the date the recipient’s employment or service with Team and its affiliates terminates. A recipient of a Restricted Stock Unit whose employment or service with Team and its affiliates terminates because of death or “disability” prior to the delivery date for the Restricted Stock Units will be entitled to the full value of the earned Restricted Stock Units at the end of the performance period or deferred delivery date, as applicable. Further, the Compensation Committee generally may, in its discretion, determine that a Restricted Stock Unit holder will be entitled to receive all or any portion of the Restricted Stock Units that he would otherwise receive, accelerate the determination and payment of the shares or units or make other adjustments as it deems appropriate.
Terms and Conditions. For each Stock Unit holder, the Committee will determine the timing of awards, the number of Restricted Stock Units awarded, the value of Restricted Stock Units, any performance measures used for determining whether Restricted Stock Units are earned, the number of earned Restricted Stock Units that will be paid in cash and/or shares of common stock, whether any dividend equivalents are to be paid upon vesting of Restricted Stock Units and any additional terms the Compensation Committee deems appropriate. The terms and conditions of a Restricted Stock Unit grant will be set forth in an award agreement.
Payment. Payment for Restricted Stock Units earned may be made in cash, common stock or in some combination thereof, and as a lump sum payment or in installments, as determined by the Compensation Committee. For Restricted Stock Units payable in shares of common stock, one share of common stock will be paid for each share earned, or cash will be paid for each share earned equal to either (1) the fair market value of a share of common stock at the delivery date or (2) the fair market value of a share of common stock averaged for a number of days determined by the Committee.
Performance Unit Awards
Forfeiture Provisions and Accelerated Vesting. The Compensation Committee will determine the minimum vesting or performance period applicable to an award of Performance Units. If a recipient’s employment or service with Team and its affiliates terminates for any reason other than death or “disability” (as that terms is defined under our long term disability plan) during a performance period, the units will be forfeited on the date the recipient’s employment or service with Team and its affiliates terminates. A recipient of a Performance Unit whose employment or service with Team and its affiliates terminates because of death or “disability” prior to the delivery date for the Performance Units will be entitled to the full value of the earned Performance Units at the end of the performance period or deferred delivery date, as applicable. Further, the Compensation Committee generally may, in its discretion, determine that a Performance Unit holder will be entitled to receive all or any portion of the Performance Units that he would otherwise receive, accelerate the determination and payment of the shares or units or make other adjustments as it deems appropriate.
Terms and Conditions. Performance Units have an initial notional value equal to a dollar amount or a number of shares of common stock, as determined by the Committee, in its sole discretion, and are settled in either cash or shares of common stock based on the attainment of designated performance goals. The Committee shall set the performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of value of the Performance Units upon settlement. The Committee will determine the timing of awards, the number of Performance Units awarded, the value of the Performance Units, any performance measures used for determining whether Performance Units are earned, the number of earned Performance Units that will be paid in cash and/or shares of common stock, whether any dividend equivalents will be paid upon vesting of Performance Units and any additional terms the Compensation Committee deems appropriate. The terms and conditions of a Performance Unit grant will be set forth in an award agreement.
Payment. Payment for Performance Units earned may be made in cash, common stock or in some combination thereof, and as a lump sum payment or in installments, as determined by the Compensation Committee. For Performance Units payable in shares of common stock, one share of common stock will be paid for each share earned, or cash will be paid for each share earned equal to either (1) the fair market value of a share of common stock at the delivery date or (2) the fair market value of a share of common stock averaged for a number of days determined by the Committee.
Performance Awards
Performance Period. The Compensation Committee may, in its sole discretion, grant Performance Awards (which may include, for example, Restricted Stock Awards and Restricted Stock Units) under the Equity Incentive Plan that may be paid in cash, common stock or a combination thereof as determined by the Compensation Committee. At the time of the grant, the Compensation Committee will establish the maximum number of shares of common stock subject to, or the maximum value of, each Performance Award and the performance period over which the performance applicable to the award will be measured. A Performance Award will terminate if the recipient’s employment or service as a director of ours terminates during the applicable performance period, except as otherwise determined by the Compensation Committee.
Performance Awards will be granted by the Compensation Committee no later than 90 days following the commencement of the performance period, will designate, in writing, the performance goals applicable to the performance period, and establish the performance measures and amounts of awards, as applicable, which may be earned for the performance period. Following the completion of the performance period, the Compensation Committee must certify in writing whether the applicable performance goals have been achieved for the performance period, and no award or portion of an award will be considered earned or vested until the Compensation Committee certifies in writing that the conditions to which the distribution, earning or vesting of such award is subject have been achieved.
Performance Measures. The receipt of cash or common stock pursuant to a Performance Award will be contingent upon satisfaction by Team, or any affiliate, division or department thereof, of performance goals established by the Compensation Committee. The performance goals may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices and may be contingent upon future performance of Team or any affiliate, division or department thereof. The performance goals may be based upon any of the following criteria: (1) revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, EBIDTA, achievement of profit, EVA, and price per share of Common Stock); (2) expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs); (3) operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, and sales production); (4) liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow); (5) leverage measures (which include debt reduction, debt-to-equity ratio and net debt); (6) market measures (which include market share, stock price, growth measure, total shareholder return and market capitalization measures); (7) return measures (which include book value, book value per share, return on capital, return on net assets, return on shareholders’ equity; return on assets; shareholder returns, and which may be risk-adjusted); (8) corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters); (9) other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions); (10) such other measures as determined by the Committee in its discretion; or (11) a combination of two or more of any of the foregoing.
The Compensation Committee may, in its sole discretion, provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period. The Compensation Committee may, in determining attainment of the performance goals, disregard or offset the effect of “extraordinary items,” including, for example, restructuring or restructuring-related changes, gains or losses on the disposition of a business or major asset, resolution and/or settlement of litigation and other legal proceedings, or the effect of a merger or acquisition, or such other events as the Compensation Committee determines are appropriate in its sole discretion. Additionally, in the event of a Corporate Change (as defined below), all unvested Performance Awards will become immediately vested and paid on a pro-rata basis.
Payment. Following the end of the performance period, the Compensation Committee will determine and certify in writing the amount payable to the holder of the Performance Award, not to exceed the maximum number of shares of common stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period. Payment may be made in a lump sum in cash, common stock or a combination thereof, as determined by the Compensation Committee and must be made no later than two and one-half months after the end of the performance period. If a Performance Award covering shares of common stock is to be paid in cash, then such payment will be based on the fair market value of the common stock on the payment date.
A holder of a Performance Award will not be paid any dividends or other distributions with respect to that award until the holder becomes vested in the shares covered by the award; upon vesting, the holder will receive a cash payment equal to the aggregate cash dividends (without interest) (other than distribution in shares) and the number of shares equal to any stock dividends that the holder would have received if he had owned all of the shares that vested for the period beginning on the date of the award and ending on the date of vesting or payment. No dividends will be paid for any Performance Awards forfeited.
Other Terms and Conditions. The Compensation Committee may establish other terms and conditions for Performance Awards under the Equity Incentive Plan, which will be set forth in an award agreement.
Recapitalization, Reorganization and Other Adjustments
Adjustment upon a Change in Capitalization. If we effect a subdivision or consolidation of our shares of common stock or the payment of a stock dividend on its common stock without receiving any consideration, or a Capitalization Event, the number of shares of common stock for an un-expired award will be adjusted accordingly. If the Capitalization Event increases the number of outstanding shares, the number of shares of common stock for the un-expired award will be increased proportionately, and the purchase price per share will be reduced proportionately. Similarly, if the Capitalization Event decreases the number of outstanding shares, the number of shares of common stock for the un-expired award will be decreased proportionately, and the purchase price per share will be increased proportionately. In the event we recapitalize, reclassify our capital stock or otherwise changes its capital structure, or a Recapitalization, the number and class of shares of common stock under an un-expired award will also be adjusted appropriately to account for the Recapitalization.
Adjustment upon a Corporate Change. The Equity Incentive Plan provides that, if a Corporate Change (as defined below) occurs, no later than (1) ten days after approval of the merger, consolidation, reorganization, sale lease or exchange of assets or such election of directors by our shareholders or (2) within thirty days after a person or entity (including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or gains ownership or control of 50% or more of the combined voting power of the outstanding securities of (a) ours, if we have not engaged in a merger of consolidation or (b) the resulting entity, if we have engaged in a merger or consolidation, the Compensation Committee may, acting in its sole discretion, effect one of the following alternatives (which may vary among individual participants and vary among Options held by any individual participant):
•accelerate the time at which Options outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date, after which the specified date all unexercised Options and all rights of participants will terminate;
•require the mandatory surrender by selected participants of some or all of the outstanding Options held by those participants as of a date specified by the Compensation Committee, in which event the Compensation Committee will thereupon cancel the Options and each participant will be paid an amount of cash per share equal to the excess, if any, of a determined “change in control value” (as such term is defined in the Equity Incentive Plan) of the shares subject to the Option over the exercise price under the Options for those shares; or
•make such adjustments to the Options then outstanding as the Compensation Committee deems appropriate to reflect the Corporate Change (or no adjustment if the Compensation Committee determines that no adjustment is necessary), including, without limitation, adjusting an Option to provide that the number and class of shares of common stock covered by the Option will be adjusted so that the Option will thereafter cover securities of the surviving or acquiring corporation or other property (such as cash) as determined by the Compensation Committee in its sole discretion.
The Equity Incentive Plan provides that a Corporate Change includes:
•a merger with another entity, a consolidation involving us or the sale of all or substantially all of our assets or equity interests to another entity if, in any such case, (1) our holders of equity securities immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to 51% or more of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned our equity securities immediately prior to such event or (2) the persons who were members of the Board immediately prior to such event do not constitute at least a majority of the Board of the resulting entity immediately after such event;
•a circumstance where any person or entity (including a “group” as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control (including, without limitation, power to vote) of 50% or more of the combined voting power of the outstanding securities of (1) ours, if we have not engaged in a merger or consolidation, or (2) the resulting entity, if we have engaged in a merger or consolidation; or
•circumstances where, as a result of or in connection with, a contested election of directors, the persons who were members of the Board immediately before such election will cease to constitute a majority of the Board.
Other Adjustments. In the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted, the award (and any agreement evidencing the award) will be subject to adjustment by the Compensation Committee in its discretion, including the number and price of shares of common stock or other consideration subject to the award. In the event of such a change in the outstanding common stock or distribution to the holders of common stock, or upon other recapitalization or reorganization events as described in the Equity Incentive Plan, the aggregate number of shares available under the Equity Incentive Plan and the maximum number of shares that may be subject to awards granted to any one individual may be appropriately adjusted to the extent determined necessary by the Compensation Committee. In the event of a Corporate Change, the Compensation Committee may, in its discretion, require the mandatory surrender by certain selected participants of some or all of the outstanding Performance Units or Performance Awards as of a date, before or after the Corporate Change, specified by the Compensation Committee, in which case the Compensation Committee will cancel those awards, and we will pay (or cause to be paid) to each participant an amount of cash equal to the value of any Performance Units or Performance Awards, based on actual performance from the Award Date to the date of the Change of Control, with the amount of payment pro-rated to the extent the performance or vesting period has not been completed.
Amendments. The Board may from time to time amend the Equity Incentive Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent. Further, without the prior approval of our shareholders, the Board may not amend the Equity Incentive Plan to change the class of eligible individuals, increase the maximum aggregate number of shares of common stock that may be issued under the Equity Incentive Plan, or amend or delete the provisions of the Equity Incentive Plan that prevent the Compensation Committee from amending any outstanding option award to lower the option exercise price and to cancel, exchange, substitute, buy out or surrender outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.
United States Federal Income Tax Aspects of the Equity Incentive Plan
Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised, collectively, the holding period. In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.
Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.
Non-statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option such as those under the Equity Incentive Plan (whether or not including a Stock Appreciation Right), and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, if the optionee receives the appreciation in the Stock Appreciation Right, the cash is compensation income taxable to the optionee; if the optionee receives the appreciation in the form of stock, the difference between the fair market value of the stock and any amount paid by the optionee for the stock is taxable to the optionee. Upon the exercise of a Non-statutory Stock Option or a Stock Appreciation Right, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.
Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a Stock Appreciation Right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restriction imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act, is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or Stock Appreciation Right.
Restricted Stock and Restricted Stock Units. The recipient of a Restricted Stock Award or Restricted Stock Units will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock Award paid to the holder upon vesting will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by us. Notwithstanding the foregoing, the holder of a Restricted Stock Award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock Award based on the fair market value of the shares of common stock on the date of the award, in which case (1) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount and (2) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made no later than thirty days after the grant of the Restricted Stock Award and is irrevocable.

Performance Units Awards and Performance Awards. An individual who has been granted a Performance Unit Award or a Performance Award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a Performance Unit Award or a Performance Award is paid in cash or shares of common stock, the individual will have taxable compensation, and subject to the application of Section 162(m) of the Code as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the Performance Unit Award or a Performance Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Unit Award or a Performance Award upon vesting will be compensation income to the employee and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by us.

Section 409A of the Code. Section 409A of the Code generally provides that any non-qualified deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals or (3) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the holder of the deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a violation of Section 409A of the Code, nonqualified deferred compensation amounts may only be paid out on a separation from service, disability, death, change-in-control, an unforeseen emergency (other than death) or a specified time (all as defined under Section 409A of the Code). Furthermore, an election to defer compensation must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and the imposition of the excise tax. It is our intention that no award under the Equity Incentive Plan be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Compensation Committee determines otherwise. The terms and conditions governing any awards that the Compensation Committee determines will be subject to Section 409A of the Code will be set forth in an award agreement that will be drafted with the intent to comply with Section 409A of the Code.

The Equity Incentive Plan is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the Equity Incentive Plan. No consideration has been given to the effects of state, local or other tax laws on the Equity Incentive Plan or award recipients.
Inapplicability of ERISA

Based upon current law and published interpretations, we do not believe that the Equity Incentive Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Required Vote

Approval of the 2021 Restatement requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to a vote at the Annual Meeting.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the amendment and restatement of the 2018 Equity Incentive Plan as disclosed in this Proxy Statement.

CORPORATE GOVERNANCE
Corporate Governance Principles and Materials
We are committed to the enhancement of long-term shareholder value with the highest standards of integrity and ethics. Our Board has adopted a set of Corporate Governance Principles and a Code of Business Conduct and Ethics that, along with our Amended and Restated Certificate of Incorporation, Bylaws and our Committee charters, provide an effective corporate governance framework for Team that reflects our core values and provides the foundation for our governance. Our Code of Business Conduct and Ethics has been adopted by our Board and is applicable to our directors, officers (including the Company’s Chairman and Chief Executive Officer and Chief Financial Officer), and employees, and is available on our website. We will post any amendments to the Code of Business Conduct and Ethics on our website. Directors, officers, and employees regularly certify that they will comply with Code of Business Conduct and Ethics. We believe that we have established procedures and have practices in place which are designed to enhance and protect the interests of our shareholders.
The following corporate governance materials are available and can be viewed and downloaded from our website at www.teaminc.com on the “Investors” page under “Corporate Governance”:
(i)the Company’s Corporate Governance Principles;
(ii)charters for the Audit Committee, the Compensation Committee, the Executive Committee, the Corporate Governance and Nominating Committee;
(iii)the Company’s Code of Business Conduct and Ethics;
(iv)the Company’s Environmental, Social and Governance Policy; and
(v)the Company’s ESG Report.
A copy of these materials is available to shareholders free of charge upon written request to the Company’s Secretary at: Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478. We intend to disclose future amendments to, or waivers of, our Code of Business Conduct and Ethics at the same location on our website identified above.
Director Independence
Our Corporate Governance Principles require that the Board be comprised of at least a majority of independent directors and that the Audit, Compensation, and Corporate Governance and Nominating Committees be comprised entirely of independent directors. The Company uses the NYSE listing standards to determine independence. A director will be considered “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Team that may impair, or appear to impair, the director’s ability to make independent judgments.
On an annual basis each member of our Board and each executive officer is required to complete a directors’ and officers’ questionnaire that includes disclosure of any transactions with the Company and its subsidiaries in which the member of the Board or executive officer, or any member of his immediate family, has a direct or indirect material interest. In addition, each member of the Board conducts an annual self-evaluation with respect to the Board and any committees on which the member serves.
The Board has evaluated all relationships between each of our directors and director nominees and has determined that, except for Mr. Gatti, all of our directors are “independent” as that term is defined in the applicable rules of the NYSE and consistent with our Corporate Governance Principles. In making this determination, the Board considered any transactions and relationships between each director or his immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Transactions with Related Persons,” below. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. Mr. Gatti, our Chairman and CEO, is currently an employee of the Company and is not an “independent” director. Mr. Yesavage served as the Company’s Interim CEO from September 18, 2017 to January 24, 2018. With respect to Mr. Yesavage, the Board concluded that his prior employment as the Company’s Interim CEO does not disqualify him from being considered independent following such employment, consistent with NYSE rules on director independence.
With the exception of Messrs. Gatti and Yesavage, no director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates. No arrangement or understanding exists between any director or executive officer of the Company and any other person pursuant to which any of them were selected as a director or executive officer, except that Mr. Martin was appointed as director of Team in connection with an agreement (the “Settlement Agreement”), dated February 8, 2018, with Engine Capital, L.P. and certain related investors (collectively, “Engine Capital”). The full text of the Settlement

Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2018. There are no family relationships between any nominees, directors and senior executive officers of the Company.
Our Audit, Compensation, and Corporate Governance and Nominating Committees are each composed entirely of independent directors. In addition, our Board provides for regularly scheduled meetings of the independent directors. During 2020, the independent directors met as a group thirteen times. These meetings were conducted, without any member of management or other employees of Team present, to discuss matters related to the oversight and governance of Team, compliance with NYSE, and SEC rules and the performance of our senior executives.
Our Board will continue to monitor the standards for director independence established under applicable law and the NYSE listing requirements and will ensure that our Corporate Governance Principles remain consistent with those standards.
Leadership Structure
Our Bylaws provide that the Board should have the flexibility to determine the appropriate leadership of the Board, and whether the roles of Chairman and CEO should be combined or separate. Our Board has determined that the leadership structure of our Board should include either a lead director or an independent non-executive chairman of the Board who satisfies our standards for independence and believes this determination should be made based on the best interests of the Company and its shareholders in light of the circumstances at the time. On the recommendation of the Corporate Governance and Nominating Committee, and after extended deliberations, the Board determined it would be in the best interests of the Company and our shareholders to combine the roles of Chairman and CEO and elected Amerino Gatti as our Chairman and CEO in February, 2020. Mr. Gatti has served as CEO and as a director since January 2018. By combining the CEO and Chairman position, the Company’s shareholders have the benefit of Board leadership by Mr. Gatti, an executive with extensive day-to-day knowledge of the Company’s operations, strategic plan execution and future needs, as well as a Lead Independent Director who provides Board member leadership. Further, the combined positions avoid a duplication of efforts, enable decisive leadership, ensure a clear accountability for the performance of the Company, a more rapid implementation of decisions, and a consistent vision. Given the size of our employee base and our nature of our assets and business, our Company is particularly well suited to combine the Chairman and CEO functions. To ensure strong Board oversight, Louis A. Waters was elected Lead Independent Director at the time of Mr. Gatti’s appointment to Chairman and CEO in February, 2020. Mr. Waters had served as non-executive Chairman since May, 2017. In the role of Lead Independent Director, Mr. Waters provides strong, independent oversight of management and serves as a liaison between the independent directors and the Chairman and CEO, as further described below. Mr. Waters also leads the Board's annual evaluation of Mr. Gatti, and the independent members of the Board set Mr. Gatti's compensation annually based on the recommendation of the Compensation Committee.
To further clarify the role of the independent directors in the governance of the Company, our Board established duties and responsibilities for the position of Lead Director. The responsibilities of our Lead Director include:
(i)presiding at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors, and setting agendas for executive sessions;
(ii)assisting the Chairman and CEO in the management of Board meetings;
(iii)monitoring and responding directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with consultation with the Chairman and CEO or other directors or management as the Lead Director deems appropriate;
(iv)reviewing and coordinating meeting agendas, information, number of Board meetings and schedules for the Board with the Chairman and CEO;
(v)ensuring personal availability for consultation and communication with independent directors and with the Chairman and CEO or management, as appropriate;
(vi)providing guidance on director orientation;
(vii)calling special meetings of the independent directors in accordance with our Bylaws, as the Lead Director deems appropriate; and
(viii)serving as an independent member of the Executive Committee of the Board.
Our Executive Vice President, Chief Legal Officer and Secretary supports the Lead Director in fulfilling the independent Lead Director role. The Board believes it is important to maintain flexibility as to the Board’s leadership structure. The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework to assure effective governance and accountability, taking into consideration the needs and interests of the Board, the Company and our shareholders.

Communications with the Board of Directors
Our management has an active investor communications program and regularly engages with shareholders on a wide variety of topics, including financial and operational, long-term strategy, governance and compensation and ESG. During 2020, we engaged with TEAM shareholders representing over 40% of our outstanding common stock as of December 31, 2020 and addressed several important topics that have been evaluated and considered in our governance and compensation practices, including board diversity and refreshment, executive compensation and sustainability matters. Our Board has established a process for our shareholders and other interested parties to communicate with the Lead Director, the Chairman and CEO, the Board as a whole, the independent directors as a group, any Board Committee, or any individual member of the Board. Such communication should be in writing, addressed to the Board or an individual director to: Team, Inc., 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, c/o André C. Bouchard, Corporate Secretary. All such correspondence is reviewed by our Secretary’s office, which forwards appropriate material to the applicable director (excluding routine advertisements and business solicitations).
Director Education
In addition to maintaining a comprehensive orientation and onboarding program to familiarize new directors with the Company’s plans, its significant financial, accounting and risk management issues, its policies and compliance processes, including its Code of Business Conduct and Ethics and its strategic priorities, each member of the Board is provided with a membership in the National Association of Corporate Directors and is encouraged to participate in continuing director education programs paid for by the Company. The Company also brings outside experts to Board meetings to provide specific training and increase awareness of best practices and current trends.
Succession Planning
Our Board has the responsibility to ensure that the leadership of our Company is meeting the current and future needs of Team. The Compensation Committee and Corporate Governance and Nominating Committee annually report to the Board on succession planning and collaborate with the Board to evaluate potential successors to our Chairman and CEO and other senior executives. As part of this process, the Compensation Committee and Corporate Governance and Nominating Committee solicit views from the non-management members of the Board and from senior management of the Company.
Share Ownership Guidelines; Restrictions on Trading in Company Securities
In an effort to more closely link our non-employee directors’ financial interests with those of our shareholders, our Board established share ownership guidelines for our non-management directors. In 2019, our Board increased the share ownership guidelines for our non-management directors with a requirement to own Common Stock valued at a minimum of $325,000, up from $150,000 and increased the time permitted to meet the share ownership guidelines to five years from the implementation of the new requirement. Newly appointed directors are expected to meet or exceed these guidelines within five years of joining the Board. As of January 31, 2021, with the exception of Ms. Kerrigan and Messrs. Ferraioli, Lucas and Skaggs, all of our directors met or exceeded our share ownership guidelines at the time of the Board’s most recent annual assessment. Ms. Kerrigan and Messrs. Ferraioli and Lucas each have until May 2024 to meet the share ownership guidelines. Mr. Skaggs, appointed to the Board in August 2019, has until August 2024 to meet the share ownership guidelines.
In an effort to align the financial interests of our senior executives with those of our shareholders, our Board established share ownership guidelines for our senior executives. Our current senior executive officers are listed under Executive Officers below. Under these guidelines, our CEO is expected to own Common Stock valued at three times his or her base salary. The guideline for the rest of our senior executives is one times their base salary. Newly appointed senior executives are expected to meet or exceed these guidelines within five years of entering their respective positions. As of January 31, 2021, Messrs. Bouchard and Murray met or exceeded these share ownership guidelines at the time of the Board’s most recent annual assessment. Mr. Gatti, who was appointed to the CEO position in January 2018, Ms. Ball, who was appointed to the CFO position in December 2018, Ms. Sides, who was appointed as Chief Human Resources Officer in May 2018, Mr. Wood, who was appointed Senior Vice President - Health, Safety and Environment in July 2018 and Messrs. Tucker and Young, who were appointed in January 2021 to President, Mechanical & Onstream Services Group and President, Asset Integrity & Digital, respectively, each have five years from the date of their respective appointments to meet the share ownership requirements.
Because short-range speculation in our securities based on fluctuations in the market may cause conflicts of interests with our shareholders, our Insider Trading Policy and our Corporate Governance Principles, applicable to our directors, executive officers (including the Named Executive Officers (as defined herein)) and all other employees prohibit trading in options, warrants, and puts and calls related to our securities and prohibit selling our securities short. In addition, our Insider Trading Policy and our Corporate Governance Principles prohibit our directors and executive officers from holding our securities in margin accounts or pledging our securities as collateral for a loan. Further, our Insider Trading Policy contains an anti-hedging policy that prohibits our directors, executive officers (including the Named Executive Officers) and all other employees from entering into hedging transactions, such as zero-cost collars and forward sale contracts, that are designed to hedge or offset any decrease in the market value of the Company’s securities.
Policy Regarding Clawback of Incentive Compensation
We have a Clawback Policy pursuant to which Named Executive Officers and other current and former key executive officers may be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated to correct material misstatements in Company financial statements that resulted from material noncompliance with financial reporting requirements under applicable law. The Clawback Policy permits the Board to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:
•the practicability of obtaining such recovery and the costs to the Company and/or its shareholders of pursuing such recovery;
•the likelihood of success of enforcement under governing law versus the cost and effort involved;
•whether the assertion of a claim may prejudice the interests of the Company, including, without limitation, in any related proceeding or investigation;
•any applicable fraud, intentional misconduct, or gross negligence by a covered executive;
•any pending legal proceeding relating to any applicable fraud, intentional misconduct, or gross negligence, and
•any other factors deemed relevant by the Board.
Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity based award (including performance shares, restricted stock or restricted stock units and outstanding stock options), or other compensation during the three completed fiscal years immediately preceding the date that the Company’s restatement to correct a material error occurs. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy. We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law.
Board’s Role in Risk Oversight and Strategy
Our Board provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including strategic, operational, compliance, data security, financial and compensatory risks. This oversight is conducted primarily through the Board with respect to significant matters, including the strategic direction of the Company, and by the various committees of the Board in accordance with their charters. The Board and management discuss, among other things, the Company’s commitment to workforce safety, planned strategic operating initiatives for each operating segment, growth opportunities, capital allocation initiatives and considerations, and expected investment and acquisition activity. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors, the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, and the steps management has taken to monitor and control financial risk exposures. The Compensation Committee considers risks presented by the Company’s compensation and human capital management policies and procedures, as well as those related to succession and management development. In addition, the Board has established the Health, Safety and Environment (“HSE”) Subcommittee which reviews operational risks related to the Company’s operations, procedures, processes, protocols, and practices related to health safety environment and quality matters. The Corporate Governance and Nominating Committee evaluates risks of the Company’s governance framework and standards, through oversight of the Company’s corporate governance principles and environmental, social and governance matters applicable to the Board and the Company.
Our Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term, sustainable value for our shareholders. While management is primarily responsible for the formulation and implementation of our strategy, the Board plays an active oversight role. In 2019, the Board, senior management and outside advisers participated in a multi-day, offsite meeting to review, assess and establish the Company’s long-term goals, objectives and strategy and consider the associated risks and mitigating actions. The Board participates in regular strategy sessions to discuss progress, updates and changes to the Company’s long-term strategic plan and consider related risks and mitigations including in 2020. The Board satisfies its risk oversight responsibilities through receipt of reports from each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executives responsible for oversight and management of particular risks within Team. The Board continually works, with the input of the Company’s senior executives, to assess and analyze the most likely areas of future risk for Team. On an annual basis our senior management updates and reviews our enterprise risk management process with the

Board. Directors also have complete and open access to all of our employees and are free to, and do, communicate directly with our management. In addition to our formal compliance programs, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
Overview of Risk of Company Compensation Policies and Practices
The Compensation Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews the Company’s compensation programs for employees and executives, including the variable cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on the Company. This determination, which was conducted by our Compensation Committee with the assistance of our other independent directors, senior management and the Compensation Committee’s outside compensation consultant, covered a wide range of practices and policies. All of our executive compensation programs and plans were deemed to have substantial risk mitigations which, in the most material compensation programs and incentive plans, include the use of an appropriate, objectively selected peer group to support decision-making, a balanced mix of fixed and variable pay and short- and long-term incentives; use of multiple performance measures including corporate, business unit and individual performance weightings in incentive plans; a portfolio of long-term equity incentives including time-based and performance-based measures; caps, discretion in payment, oversight by non-plan participants, significant stock ownership guidelines, pre-approval requirements for executive stock transactions; and the existence of policies prohibiting Company stock hedging and pledging by our directors and executive officers (as described above under “Share Ownership Guidelines; Restrictions on Trading in Company Securities”) and retention of discretion to reduce certain incentive amounts and requiring executive incentive compensation recoupment in specified circumstances. Board and management processes are in place to oversee risk associated with our executive incentive compensation programs and practices, including, but not limited to, regular business reviews; alignment of compensation plan goals with our annual and long-term strategic business goals, objectives and performance expectations; review of actual pay from performance-based incentives to validate goal setting processes and the alignment with performance; review of enterprise risk management by the Board as part of the annual strategy and budget reviews; and other appropriate internal controls. The Compensation Committee concluded that the Company’s compensation philosophy, plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee continues to monitor its compensation policies and practices to determine whether its risk management objectives are being satisfied
Environmental, Social and Governance Principles
As a Company, we recognize that our commitment to operating in an environmentally sustainable way is strategic to TEAM’s future success, crucial to our continued growth, and in the best interests of our stakeholders. Accordingly, we strive to promote and support business practices that are environmentally sustainable, socially conscious, and aligned with strong corporate governance practices.

In 2020, we published our Environmental, Social and Governance (“ESG”) Policy Statement highlighting our commitment to ESG principles and our inaugural ESG report to provide greater insight into the priorities and key activities that comprise our commitment to environmental, social and governance matters for TEAM, our clients, our employees and our communities. We also published an ESG Tear Sheet which contains disclosure of relevant metrics to our business, as well as those included in the Sustainability Accounting Standards Board standards for the Engineering and Construction Services industry. In addition, we identify where our practices and efforts align with and help advance the United Nations Sustainable Development Goals.

Our Company management is responsible for the day-to-day operation of ESG matters. Our Senior Director – Investor Relations, who reports directly to our EVP, CFO, has general oversight responsibility with respect to matters of sustainability and social responsibility. At the Board level, our Corporate Governance and Nominating Committee has the authority to consider the matters set forth in the committee’s charter, including matters regarding sustainability and social responsibility. While the Company’s management is responsible for the day-to-day operations of our health, safety, environment and quality operations, the HSE Subcommittee, which includes Messrs. Gatti, Davis, Martin, Skaggs and Yesavage as members, provides guidance to our management team, including reviewing the effectiveness of our HSE policies, programs, procedures and initiatives, including performance metrics for both process and personal safety and contribution to our ESG program and associated reporting.
Social consciousness at the Company is evidenced by our commitment towards good corporate citizenship by focusing on improving the quality of people's lives, from employees, to clients, and the communities in which we operate. Recent initiatives have focused on:
•Safety and Quality - Safety and quality are our primary core values and we strive to achieve zero recordable injuries. In 2020, we improved our total recordable incident rate year-over-year by 42% and reduced our recordable injuries by more than 55%. During the year, we received the Voluntary Protection Program Star of Excellence from the Occupational Safety and Health Administration at four client sites and the American Fuel and Petroleum Manufacturers Distinguished Safety Award for three of our district locations. The 2020 safety performance was the best for the Company in its history. We continue to assess and adopt new technologies to improve the safety of our employees, including, for example, standardizing the use of high-tech safety gloves, adding an instant driver notification process notifying our managers of potentially unsafe driving situations involving their employees allowing for immediate corrective actions and partnering with an international travel security company to ensure the health and safety of our employees traveling internationally.
•Health - In response to COVID-19, we assembled a COVID-19 task force to develop a series of safety measures to protect our employees and clients, including offering on-site rapid COVID-19 testing at multiple locations and collaborating with our occupational health vendor to ensure employees were able to return to work safely. We prepared and led several topics to support employees during COVID-19 including a session on helping parents cope with the pandemic while balancing work and working remotely, helping leaders to lead remote workers and supporting employees as they moved to working remotely safely where necessary. We also launched STAMP, TEAM’s Stress and Anxiety Management Program, that includes several tools and resources to help employees effectively manage stress and prevent depression and other mental illnesses. This program includes several sessions focused on mindfulness and is coordinated with our Employee Assistance Program (EAP) that offers mental health and depression resources for our employees and their families.
•Environment - Many of our services, including our inspection, emissions monitoring and leak repair services, are crucial in assisting our clients to identify, assess and reduce their carbon emissions and fluid leaks. We provide inspection, maintenance and repair services and support our clients’ energy transition efforts into lower carbon and renewable energy sources, such as liquefied natural gas, hydropower and wind. We work closely with our clients across the world to assist them in meeting their environmental sustainability goals. One of these services is our industry-leading use of Optical Gas Imaging technology for pipeline leak detection, which has reduced greenhouse gas emissions by over 1.1 million metric tons of CO2 equivalent since 2015. We are also working to increase our use of sustainable materials and energy sources and to reduce our carbon footprint. Our goal is to work with our clients and establish appropriate Company-wide standards, while providing our operating segments with the flexibility to pursue environmental sustainability in ways that best fit the needs of their local stakeholders.
•Human Capital Management - Human capital management, including our diversity and inclusion initiative, is a key driver of our success. As part of our university recruiting efforts, we have developed diversity focused strategies through collaboration with the career centers at the universities where we recruit. We recruit diverse candidate populations through collaborations with the Society of Women Engineers (SWE), Society of Hispanic Engineering’s (SHPE) and National Society of Black Engineers (NSBE) programs, as well as recruiting at Historically Black Colleges and Universities such as Prairie View A&M University. We seek to retain our employees through competitive compensation and benefits package and our unique values-driven culture. We invest in our talent by providing our employees with training, mentoring, and career development opportunities, all of which enables us to hire and retain talented, high-performing employees. While we continue to focus on maintaining or improving the gender diversity among our executive leadership and corporate populations, we are also committed to improving our gender diversity amongst our technician population, which comprises more than 75% of our overall global workforce as of 12/31/2020.

	Executive Leadership	General & Administrative	Global Workforce[1]
Female	21%	50%	12%
Male	79%	50%	88%

•Board of Directors - Our commitment to diversity includes our efforts to increase the diversity of our Board of Directors. Currently we have one female member of our Board of directors, but we have committed in our Corporate Governance Principles to actively seek women and minority candidates as part of our director recruitment and nomination process as further discussed in the Corporate Governance and Nominating Committee section below. We have added seven new directors to our Board since 2016, the average age of our directors is 65 years and the average tenure of the members of our Board is 5.8 years.
•Social and Community Involvement - With approximately 5,400 global employees, we believe our greatest asset for driving positive social change is the commitment of our employees to driving positive impact in their communities. We sponsor and support numerous charitable organizations and our employees donate their time to serving the needs of their communities. These contributions help to support the work of nonprofit organizations of all sizes, working in areas such as disability services and support, disaster response and humanitarian assistance, hunger prevention, and sustainable development around the globe.
1 Global workforce includes technicians, which makes up the majority of our workforce.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
The following table sets forth the names and ages of the nominees for election as directors and the current members of the Board who will continue serving following the Annual Meeting, as well as background information relating directly to such individuals’ experience, qualifications, attributes and skills to serve as a director of our Company. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.
Director Nominees
The Board unanimously recommends a vote FOR the election of the nominees listed below.
Set forth below is certain information as of April 1, 2021 concerning the nominees for election at the Annual Meeting as Class II directors, including the business experience of each nominee for at least the past five years:

Name	Age	Present Position With the Company	Class	Director Since
Amerino Gatti	50	Chairman and Chief Executive Officer	Class II	2018
Brian K. Ferraioli	65	Director	Class II	2018
Michael A. Lucas	60	Director	Class II	2015
Mr. Gatti was appointed as Chairman of the Board in February 2020 and has been our CEO and a member of the Board since January 2018. Prior to joining Team, Mr. Gatti served from May 2016 until October 2017 as Production Group President at Schlumberger (NYSE). Prior to assuming the Production Group President role, Mr. Gatti served in a variety of management positions of progressing leadership responsibility at Schlumberger, including President–Well Services; Vice President Production Group–North America; Vice President & General Manager–Qatar GeoMarket; Vice President Sand Management Services; and Vice President Marketing and Sales–North America. Mr. Gatti holds a mechanical engineering degree from the University of Alberta, Canada. Mr. Gatti serves on the board of Helix Energy Solutions Group, Inc. (NYSE). The Company believes that Mr. Gatti’s strong business and leadership skills, as well as his experience with a leading company in our industry, give him a thorough understanding of our business and the necessary qualifications and skills to serve as a director.
Mr. Ferraioli served as Executive Vice President and Chief Financial Officer of KBR, Inc. (NYSE), an engineering, construction and services company from 2013 to 2017. Prior to KBR, Mr. Ferraioli was Executive Vice President and Chief Financial Officer at The Shaw Group, Inc. (now part of McDermott International, Inc.) from 2007 and 2013, and prior to 2007 worked in various finance and accounting functions with Foster Wheeler AG (now a part of John Wood Group, PLC). He currently serves on the board and as chair of the Audit Committees of Vistra Energy Corp (NYSE) and as the Executive Chairman of Atlas Technical Consultants, Inc. (NASDAQ). Previously, Mr. Ferraioli served as a director and chairman of the audit committee of Babcock & Wilcox Enterprises (NYSE) and its predecessor company Babcock & Wilcox, Inc. He also previously served on the board of directors of Charah Solutions, Inc. and Adolfson & Peterson, a privately owned construction company. Mr. Ferraioli received his B.S. in accounting from Seton Hall University and his M.B.A. from Columbia University. Mr. Ferraioli is also a National Association of Corporate Directors Governance Leadership Fellow. The Board believes that Mr. Ferraioli’s financial and business expertise, including a diversified background of both senior leadership and director roles of public companies in our industry qualify him to serve as a director.
Mr. Lucas is the President and CEO of RegO Products, a specialty valve and control supplier, and has been in this position since February 2017. Previously, Mr. Lucas served as the President and CEO of Powell Industries (NASDAQ) from August 2012 until December 2015. Prior to becoming CEO of Powell Industries, Mr. Lucas spent 14 years with Emerson Electric Company (NYSE), most recently as the President of Emerson Network Power, Energy Systems. The Company believes Mr. Lucas’ qualifications to serve on the Board include his general management experience in diverse industries including equipment manufacturers; his extensive sales, marketing and product management experience in industrial markets; and his experience as a president and chief executive office of a public corporation.

Directors Continuing in Office
Set forth below is certain information as of April 1, 2021 concerning the directors continuing in office until the expiration of their respective terms, including the business experience of each director for at least the past five years:

Name	Age	Present Position With the Company	Director Since	Class	Expiration of Present Term
Louis A. Waters	82	Lead Director	1998	Class I	2023
Jeffery G. Davis	66	Director	2016	Class I	2023
Sylvia J. Kerrigan	55	Director	2015	Class III	2022
Craig L. Martin	71	Director	2018	Class III	2022
Robert J. Skaggs	66	Director	2019	Class I	2023
Gary G. Yesavage	68	Director	2017	Class I	2023
Mr. Waters manages the Waters Group, a private equity company specializing in technology and industrial companies and is an independent private investor managing his personal investments. He was the Founding Chairman of Browning-Ferris Industries, Inc. (formerly NYSE) and served that company from its inception in 1969 until his retirement in March 1997. Mr. Waters was also a Founding Chairman of Tyler Technologies, Inc. (NYSE) serving that company from September 1997 until he retired in March 2002. Mr. Waters served as the Chairman of Team’s Board from May 2017 to February 2020. In February 2020, Mr. Waters was appointed as the Lead Independent Director. The Company believes that Mr. Waters’ years of service on the Board, his financial and business expertise, including a diversified background of managing and directing public companies, including certain national banking institutions, give him a thorough understanding of our business and the necessary qualifications and skills to serve as our lead independent director.
Mr. Davis is the former chairman and CEO of The Brock Group, a leading provider of industrial specialty services. He served as CEO of the Brock Group from 2008 through 2014 and was Chairman from 2014 to August 2015. Mr. Davis was the Interim President and CEO of Furmanite from November 2, 2015 through the date of Team’s acquisition of Furmanite on February 29, 2016. Mr. Davis also served as Furmanite’s Interim Executive Chairman of the Board from August 4, 2015 through the date of Team’s acquisition of Furmanite on February 29, 2016. Mr. Davis joined the Furmanite Board in May 2015. The Board considered Mr. Davis’ significant leadership and management experience in a major industrial specialty services company as well as his association with various industry organizations as qualifications for service on the Board.
Ms. Kerrigan is the Executive Director of the Kay Bailey Hutchison Center for Energy, Law and Business at the University of Texas in Austin. She previously held various positions at Marathon Oil Corporation (NYSE) for 22 years, ultimately as the Executive Vice President, General Counsel and Secretary, serving in that position from 2012 to 2017. Ms. Kerrigan also served as Marathon Oil Corporation’s Chief Public Policy Officer and Chief Compliance Officer. Ms. Kerrigan worked at the United Nations Security Council’s Commission d’Indemnisation in Geneva, Switzerland, serving as the senior legal officer responsible for arbitrating losses sustained by international oil companies following the 1990 Iraq invasion of Kuwait. Ms. Kerrigan is a past chairman of the State Bar of Texas International Law Section and a Life Fellow of the Texas Bar Foundation. She serves on the board of Southwestern University and previously served as a member of the board of Nine Point Energy and Alta Mesa Resources. Ms. Kerrigan is NACD Directorship certified. The Company believes Ms. Kerrigan’s qualifications to serve on the Board include her experience as chief legal, public policy, compliance and information governance officer of a public corporation, as well as her extensive merger and acquisitions, risk management and corporate governance expertise.
Mr. Martin has over 45 years of experience in the international engineering and construction industry. In December 2014, he retired as President and CEO of Jacobs Engineering Group Inc. (NYSE), a provider of technical, professional and construction services. Mr. Martin became President of Jacobs in July 2002 and CEO in April 2006. He also served as a member of Jacobs’ board of directors from 2002 until his retirement. Before his promotion to President, Mr. Martin served in several positions, including as Jacobs’ Executive Vice President of Global Sales and Marketing. Before joining Jacobs in 1994, Mr. Martin worked in various roles at CRSS and Martin K. Eby Construction Co. He received his B.S. in Civil Engineering from the University of Kansas and his M.B.A. from the University of Denver. He is currently a director with Legato Merger Corporation (NASDAQ), Terracon Consultants, Inc. and serves as Chairman of the Board of Yarlung Records, LLC, a private company. Mr. Martin previously served on the board of directors of CSRA Inc. (NYSE) and Hill International, Inc. (NYSE). Mr. Martin is also a National Association of Corporate Directors Governance Leadership Fellow and a member of the National Academy of Construction. The Board considered Mr. Martin’s significant leadership and management experience in a major engineering company in our industry as qualifications for service on the Board.
Mr. Skaggs served as chairman and chief executive for both the Columbia Pipeline Group, Inc. (from 2004 to 2016) and NiSource Inc. (from 2005 to 2015), a Fortune 500 energy holding company engaged in natural gas and electric utilities and the gas storage and pipeline business. He has held numerous leadership positions throughout his 35-year career. Prior to Columbia Pipeline Group’s separation from NiSource Inc. in July 2015, Mr. Skaggs had served as CEO of NiSource since 2005 and President since 2004. Mr. Skaggs currently serves on the board of DTE (NYSE). Previously Mr. Skaggs served as a director with Cloud Peak Energy (NYSE). Mr. Skaggs earned a Bachelor of Arts degree in economics from Davidson College, a Juris Doctorate from West Virginia University and a Master’s degree in business administration from Tulane University. The Company believes that Mr. Skaggs’ business, operational and management expertise, including his specific experience serving as chairman and chief executive officer of a large, publicly traded energy holding company and his experience serving on public company boards of directors provide him with the necessary experience, qualifications and skills to serve as a director.
Mr. Yesavage most recently served as Team’s Interim CEO from September 2017 to January 2018. Previously, he served as the President of Manufacturing for Chevron’s (NYSE) Downstream and Chemicals Operations from 2009 until his retirement in June 2016. From 1999 to 2009, Mr. Yesavage served as the General Manager for Chevron’s Refinery in El Segundo, California, and worked for Chevron for a total of 42 years. The Company believes that Mr. Yesavage’s business, operational and management expertise, including his specific experience managing companies that are our major clients provide him with unique insight into our client needs and the necessary qualifications and skills to serve as a director.
Meetings and Committees of the Board
Board of Directors
Currently, our Board is comprised of nine directors, divided into three classes designated as Class I, Class II and Class III. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. We have added six new directors to our Board since 2016. The average age of our directors is 65 years; the average tenure of the members of our Board is approximately 5.8 years, and approximately 11% of our directors are women or ethnic minorities.
Our Board held thirteen meetings during 2020. No director attended fewer than 75% of the meetings held during the period for which he or she served as a member of the Board and the committees on which he or she served. We do not have a formal policy regarding director attendance at our annual meetings of shareholders; however, we do encourage all directors to attend all meetings of shareholders. All of our directors were in attendance at our 2020 Annual Meeting of Shareholders.
The non-employee Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2020, there were five executive sessions of the Board led by the Lead Director. The Board Committees regularly met in executive session in connection with each of the Committee meetings.
Our Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each committee maintains its own written charter, which can be viewed and downloaded from our website at www.teaminc.com on the “Investors” page under “Corporate Governance.”
Executive Committee
Our Executive Committee is composed of Messrs. Waters (Chairman), Gatti, Skaggs and Yesavage. The Executive Committee is responsible for assisting with the general management of the business and affairs of Team as needed during intervals between meetings of the Board. The Executive Committee had one meeting during 2020.

Audit Committee
The Audit Committee is composed of Messrs. Ferraioli (Chairman), Lucas, Davis and Ms. Kerrigan. The Audit Committee is charged with the duties of the appointment of the independent auditor; reviewing its fees and approving the services to be performed; ensuring that proper guidelines are established for the dissemination of financial information to the shareholders; meeting periodically with the independent auditors, the Board and certain officers of Team and its subsidiaries, including the Chief Financial Officer, Chief Legal Officer and Vice President of Audit Services in executive sessions without other members of management present, to ensure the scope and adequacy of internal and financial controls and reporting; reviewing consolidated financial statements; providing oversight to our internal audit function; and performing any other duties or functions deemed appropriate by the Board. The Board has determined that both Messrs. Ferraioli and Lucas are “audit committee financial experts” within the meaning of applicable SEC regulations. In addition, the Board has determined that each member of the Audit Committee is independent and meets the financial literacy requirements as defined by the applicable listing requirements of the NYSE. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee met nine times during 2020. Further information regarding the Audit Committee is set out in the “Audit Committee Report” below.

Compensation Committee
Our Compensation Committee is composed of Messrs. Lucas (Chairman), Martin and Yesavage. Mr. Lucas was appointed as Chairman of the Compensation Committee on May 16, 2019. The Compensation Committee has responsibility for reviewing, approving and overseeing the administration of our incentive compensation plans, including the issuance of awards pursuant to equity-based plans, reviewing management performance, including evaluating our CEO’s performance annually against the Company’s goals and objectives, reviewing and approving the amounts and types of compensation to be paid to the CEO and our other senior executives. The Compensation Committee considers the results of the most recent shareholder advisory vote on the compensation of our senior executives. The Compensation Committee met seven times during 2020. Further information regarding the Compensation Committee is set out in the “Compensation Discussion and Analysis” section below.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was, during 2020, an officer or employee of Team or any of its subsidiaries, or was formerly an officer of Team or any of its subsidiaries or had any relationship requiring disclosure by Team. Mr. Yesavage did not serve on the Compensation Committee during the time he served as Interim CEO. Mr. Yesavage rejoined the Compensation Committee in January 2018 following the completion of his service as Interim CEO. During 2020, no executive officer of Team served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Team.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee is composed of Messrs. Waters (Chairman), Davis, Skaggs and Ms. Kerrigan. The Corporate Governance and Nominating Committee, which met five times during 2020, is charged with recommending director nominees to the Board; evaluating the contribution and performance of members and committees of the Board; administering the annual self-evaluation of Board performance; maintaining oversight over the development of appropriate environmental, social and corporate governance principles, policies and practices for Team, including our public reporting on corporate responsibility and sustainability; and ensuring the processes of the Board are sufficient and consistent with its oversight role of Team. Each member of the Corporate Governance and Nominating Committee is independent, as defined by the applicable listing requirements of the NYSE.
In considering whether to recommend directors who are eligible to stand for re-election, the Corporate Governance and Nominating Committee may consider a variety of factors, including a director’s contribution to the Board and the ability to continue to contribute productively, attendance at Board and committee meetings and compliance with our Corporate Governance Principles, as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for board service, the results of the annual board self-evaluation, the independence of the director and the nature and extent of the director’s non-Company activities. The Corporate Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. In selecting the nominees, the Corporate Governance and Nominating Committee will assess the candidates’ independence (as defined in the applicable director independence regulations and our Corporate Governance Principles), character and acumen and will endeavor to collectively establish a number of areas of core competency of the Board, including business judgment, management, economics, accounting and finance, legal, marketing, industry and technology knowledge, international business, leadership and strategic vision. Further criteria include a candidate’s personal and professional ethics, integrity and values, professional relationships, as well as the willingness and ability to devote the substantial time necessary to effectively serve on the Board. As provided in our Corporate Governance Principles, the Corporate Governance and Nominating Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen. The Corporate Governance and Nominating Committee will seek Board endorsement of the final candidates recommended by the Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by shareholders or otherwise. The Corporate Governance and Nominating Committee will also consider director nominations by shareholders that are made in compliance with the notice provisions and procedures set forth in our Bylaws. For a discussion of these requirements, see “Shareholder Proposals for Next Year’s Annual Meeting.” All applications, recommendations or proposed nominations for Board membership received by the Company are referred to the Corporate Governance and Nominating Committee. The manner in which the Corporate Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a shareholder.
The Corporate Governance and Nominating Committee has the authority to retain, at Company expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees, and the third-party firm may, among other things, conduct reference checks, prepare a biography of each candidate for the Corporate Governance and Nominating Committee to review and help coordinate interviews.

Once the Corporate Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines to further pursue the candidate, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in “Director Qualifications” below.
In addition, the Corporate Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to the Company, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Team management or other Board members. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.
Board and Committee Evaluation Process
The self-evaluation process is an important practice for our Board to ensure effective corporate governance practices, which are central to the success of the Company’s business and to advance shareholder interests. As provided in our Corporate Governance Principles, Committee charters and the NYSE listing standards, the Board and each of its Committees are required to conduct an annual self-evaluation of its performance with a particular focus on overall effectiveness. The self-evaluation process provides valuable insight regarding areas of effectiveness and opportunities for improvement.
Periodic Performance Evaluations of Directors
The Corporate Governance and Nominating Committee conducts periodic individual director performance reviews, particularly when a director is standing for re-election.

COMPENSATION OF DIRECTORS
In setting non-employee director compensation, our Compensation Committee considers factors it deems appropriate, including market data, and recommends the form and amount of compensation to the Board for approval. Our non-employee directors are compensated with a mix of cash and stock-based compensation. The purpose of the stock-based compensation has been to attract and retain the services of experienced and knowledgeable independent individuals as directors, to provide them with a proprietary interest in Team so that the directors will have the financial incentive to apply their best efforts for the benefit of Team and our shareholders, and to provide directors with an additional incentive to continue in their positions.
2020 Director Compensation
Our Board, upon recommendation of our Compensation Committee, established our current director compensation program in May 2019. In making this recommendation, our Compensation Committee considered relevant trends in director compensation and reviewed a market study provided by Mercer, the Company’s independent compensation consultant. Mercer reviewed market benchmarking data for the Team Peer Group (identified below under “Peer Analysis”) with the Board and advised the Board on the overall compensation program structure.
Our Compensation Committee reviews and considers changes to our non-employee director compensation on an annual basis. The following is a summary of our 2019 non-employee director compensation program, which was made effective on June 1, 2019 and was in effect at the beginning of 2020:
•annual cash retainer in the amount of $65,000, paid quarterly;
•annual stock award in the amount of approximately $87,500;
•annual retainer for the Lead Director in the amount of $50,000;
•annual retainers (in addition to committee member retainers) for the Chairman of our Audit Committee in the amount of $15,000, for the Chairman of our Compensation Committee in the amount of $12,500 and for the Chairman of our Corporate Governance and Nominating Committee in the amount of $7,500; and
•annual retainer for Audit Committee members in the amount of $7,500, for Compensation Committee members in the amount of $5,000, for Corporate Governance and Nominating Committee members in the amount of $5,000.
The annual retainer fees are prorated in the event the non-employee director serves on the Board or in a particular role for less than the full year. Mr. Gatti as an employee member of the Board, does not receive any compensation for service on the Board. In response to the COVID-19 Pandemic (defined below), in April 2020 our Board unanimously elected to reduce the cash portion of their compensation by 20%. Additionally, the Board unanimously elected to defer their annual stock award from May to November 2020 and to reduce the annual stock award value by approximately 35%.
The following table sets forth information regarding the compensation earned by or awarded to each of the non-employee directors who served on our Board during 2020:
Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Total ($)	Total Options Outstanding at December 31, 2020 (#)
Louis A. Waters	$108,375	$57,617	$—	$165,992	—
Jeffery G. Davis	$65,875	$57,617	$—	$123,492	—
Craig Martin	$59,500	$57,617	$—	$117,117	—
Sylvia J. Kerrigan	$65,875	$57,617	$—	$123,492	—
Emmett J. Lescroart	$59,500	$57,617	$—	$117,117	—
Michael A. Lucas	$76,500	$57,617	$—	$134,117	—
Gary G. Yesavage	$59,500	$57,617	$—	$117,117	—
Brian Ferraioli	$74,375	$57,617	$—	$131,992	—
Robert Skaggs, Jr.	$59,500	$57,617	$—	$117,117	—

(1)All non-employee director cash compensation reductions were effective as of April 1, 2020 and previous fees earned prior to this date were paid under the 2019 non-employee director compensation plan.
(2)All non-employee directors serving at the time received a stock award valued at approximately $57,617 on November 15, 2020. Mr. Lescroart retired from the Board on December 31, 2020.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of April 1, 2021. Each person holds the offices indicated until his or her successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or until such officer’s earlier death, retirement, disqualification or removal.

Name of Director or Officer	Age	Officer Since	Position with Company
Amerino Gatti	50	2018	Chairman and Chief Executive Officer
Susan M. Ball	57	2018	Executive Vice President, Chief Financial Officer
André C. Bouchard	55	2008	Executive Vice President, Chief Legal Officer and Secretary
Chad Murray	47	2021	President, Mechanical & Onstream Services Group
Keith Tucker	51	2021	President, Inspection & Heat Treating Group
Robert Young	49	2021	President, Asset Integrity & Digital Group
Sherri A. Sides	50	2018	Senior Vice President, Chief Human Resources Officer
Michael R. Wood	54	2018	Senior Vice President, Quality, Health, Safety and Environment
Information concerning the business experience of Mr. Gatti is provided under the section entitled “The Board of Directors and Its Committees.”
Ms. Ball is Executive Vice President and Chief Financial Officer and has served in that position since December 2018. Prior to joining Team, she served more than 12 years at CVR Energy, Inc. in various roles of increasing responsibility. In 2012, she was appointed as Chief Financial Officer and Treasurer at CVR Energy, Inc. and each of the general partners of CVR Refining, LP and CVR Partners, LP until her retirement from CVR Energy in 2018. Prior to CVR, Ms. Ball served as a Tax Managing Director with KPMG LLP. In addition, Ms. Ball has served on the Board of Directors of U.S. Concrete, Inc. (NASDAQ) since August 2018.
Mr. Bouchard is Executive Vice President, Chief Legal Officer and Secretary and has served in that position since May 2018. From November 2014 to May 2018, Mr. Bouchard served as Executive Vice President, Administration, Chief Legal Officer and Secretary. From September 2008 through October 2014, Mr. Bouchard served as Senior Vice President, Administration, General Counsel and Secretary. Mr. Bouchard joined Team in January 2008 as Senior Vice President, General Counsel and Secretary.
Mr. Murray was appointed as TEAM’s President, Mechanical & Onstream Services Group in January 2021. Prior to this appointment, Mr. Murray served as Executive Vice President for TEAM’s Texas Gulf Division. Mr. Murray has worked for TEAM, or TEAM-acquired companies, for over 22 years, serving in a variety of roles, including Executive Vice President of Central & Eastern US Mechanical Services, Global Business Development & Marketing, and Global Products & Service Lines. Mr. Murray has over 25 years of industry experience, including holding positions with Baker Hughes INTEQ, Cooper Heat-MQS and Furmanite. Mr. Murray holds a Bachelor of Science in Management from Louisiana Tech University.
Mr. Tucker was appointed as TEAM’s President, Inspection & Heat Treating Group in January 2021. Mr. Tucker joined TEAM in 2005 and has served TEAM as, Executive Vice President - North Division, Executive Vice President – Mid Continent Division and Vice President of the Great Lakes Region, Inspection & Heat Treating. Mr. Tucker has 32 years of industry experience, including various positions with Citgo and BP Amoco supporting the process safety management and inspection functions.
Mr. Young was appointed as TEAM’s President, Asset Integrity & Digital Group in January 2021. Mr. Young joined TEAM in January 2018 as Executive Vice President - Product and Service Lines. Mr. Young has over 26 years of industry experience, including positions at Applus+RTD, where he served as President – US Operations, and TD Williamson, where he served as Director, Global Integrity Operations. Mr. Young holds a Bachelor of Science in Marine Science from Texas A&M University.
Ms. Sides was appointed Senior Vice President, Chief Human Resources Officer in May 2018. Prior to joining Team, Ms. Sides served as Vice President - Human Resources for Air Liquide’s U.S. operations from 2014 until joining Team. Ms. Sides has more than 20 years of human resources and talent development experience from leadership roles with Air Liquide, Memorial Hermann Healthcare System, Dell, Inc. and Applied Materials, Inc.
Mr. Wood was appointed Senior Vice President, Quality, Health, Safety and Environment in July 2018. Mr. Wood joined Team from Siemens where he most recently served as a Regional Head of Quality Management & Environment, Health & Safety for Power & Gas since 2017. From 2014 to 2017, he served as Vice President and Chief Safety Officer, Environmental, Health and Safety for Dresser Rand. Mr. Wood has more than 30 years of experience serving in leadership roles at companies with a focus on HSE, including Dresser-Rand, Baker Hughes and The Dow Chemical Company.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such report by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.
The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with our senior management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The Board has adopted a written charter for the Compensation Committee, a copy of which is posted on the Company’s website at www.teaminc.com on the “Investors” page under “Corporate Governance.”

Michael A. Lucas, Chairman
Craig L. Martin
Gary G. Yesavage

COMPENSATION DISCUSSION AND ANALYSIS
Overview
Our executive compensation policies are designed to provide aggregate compensation opportunities for our senior executive officers, including the Named Executive Officers (identified below under “Executive Compensation and Other Matters”), that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are to:
•attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives,
•align executive pay and benefits with the performance of Team, and
•align our compensation programs with our shareholder interests.
2020 Business Highlights and Overall Compensation Decisions
The Compensation Committee believes that the total compensation paid to our senior executive officers, including the Named Executive Officers, for 2020 was reasonable and appropriate. During 2020, despite the significant challenges to our business caused by the COVID-19 Pandemic and its effects on our clients, the Company was still able to achieve the following:

•generated cash flow from operating activities of $52.8 million and free cash flow of $32.8 million;
•successfully refinanced capital structure, extended debt maturities and repurchased $137 million of senior convertible notes;
•reduced full year SG&A by $67.3 million compared to 2019;
•achieved full year cost savings of $110 million;
•adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $40 million despite a significant reduction in revenues due to the Covid-19 Pandemic; and
•decreased our recordable injuries by 56% and our Total Recordable Incident Rate (“TRIR”) to 0.14 or a 42% improvement when compared to the previous year which represents the best safety performance in TEAM’s history.

Team’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA and free cash flow are non-GAAP financial measures that excludes certain items that are not indicative of Team’s core operating activities. Refer to Appendix A of this Proxy Statement for additional information on these non-GAAP financial measures, including a reconciliation to the most comparable GAAP financial measures.
Impact of the COVID-19 Global Pandemic on Compensation
On December 31, 2019, a human infection was traced to a novel strain of coronavirus (COVID-19). On January 30, 2020, the World Health Organization declared the coronavirus outbreak to be a “public health emergency of international concern” and then, on March 11, 2020, declared the outbreak to be a “pandemic” (“COVID-19 Pandemic”). Following its detection, the virus spread worldwide, including in the United States and to all of the countries in which we operate. Throughout the remainder of 2020 and into 2021, the United States and other countries placed restrictions on travel to and from other affected regions and a number of businesses in affected regions, including in the United States, temporarily closed or severely curtailed operations. The COVID-19 Pandemic has significantly impacted our client base, especially in the petrochemical and refining industries, which led to a sudden and prolonged reduction in demand for our services and resulted in considerable uncertainty and volatility in our business environment. The significant reduction in business opportunities for the Company, the health challenges created for our employees, clients and the communities in which we operate, the variation in regulation and control by governmental authorities and our inability to travel domestically and internationally, required the Company to take significant cost reduction actions for much of 2020 and 2021. The full impact of the COVID-19 Pandemic resulted in significant volatility in our business throughout 2020 and into 2021.
As a result of the business and market volatility and the uncertainty caused by the COVID-19 Pandemic, our CEO recommended, and our Board unanimously approved, the following temporary actions related to 2020 executive and Board compensation which were taken beginning in April 2020:
•a reduction of the Board’s cash compensation of 20%, deferral of the annual stock award from May to November 2020 and a reduction of the annual stock award value by approximately 35%;
•a reduction in the base pay rate of 20% for our CEO, 15% for our Named Executive Officers and 10% for our other executive officers;

•a reduction in the grant value and the delay of the 2020 grant of annual long-term performance-based stock units (“LTPSUs”) to our Named Executive Officers and other executive officers until November 2020;
•a reduction in the grant value of the 2020 grant of time-based restricted stock units to our Named Executive Officers and other management employees; and
•the suspension of the employer match in our Executive Deferred Compensation Retirement Plan (the “Deferred Compensation Plan”) and the Team, Inc. 401(k) Plan (the “401(k) Plan”).

Additionally, in July 2020, the Compensation Committee, in consultation with our independent compensation consultant, elected to modify the 2020 performance metric goals from the performance goals first established for the Executive Bonus Plan in February 2020, to better provide an appropriate measure of the overall performance of the Company taking the changed and volatile business environment into consideration as described in 2020 Performance-Based Incentives Paid in Cash below.
Role of the Compensation Committee - Human Capital Management
The Compensation Committee maintains oversight over our human capital management strategies. During 2020, the Compensation Committee and our Chief Human Resources Officer reviewed our human capital management strategies and objectives designed to connect with, develop and recognize our most valuable asset, our diverse and talented workforce. Although the COVID-19 Pandemic caused the Company to take unprecedented actions to reduce costs, such as the implementation of reductions in force, pay cuts, reduced hours and furloughs, we prioritized the health and safety of our employees and maintained the health and welfare benefits for our employees on furlough and reduced hours. Additionally, from 2018 to 2020, the Company took the following actions in support of these strategies and objectives:
•enhanced our employee benefits with the introduction of resources for employees with special needs children and elder care needs;
•introduction of new attraction, development and retention tools to position us as an employer of choice in our industry, including tools for talent management, performance appraisal and succession planning to ensure an appropriate balance between acquiring new talent and developing and promoting from within the Company;
•enhancement of career development initiatives, including the rollout of new leadership programs, sales negotiations training and a university graduate rotation program for finance and engineering professionals, as well as investing in our accredited technical training school that provides best in class certifications for technicians inside and outside the Company;
•introduction of an internship program in the US and an apprenticeship program in the United Kingdom;
•conducting an all employee engagement survey demonstrating strong engagement among our workforce with favorable responses around safety, diversity and inclusion, and client focus and quality;
•increasing our efforts to support and broaden gender diversity throughout the organization. Over the past two years we have added two senior level female executives reporting to our CEO;
•encouraging community involvement from all of our employees through sponsorships of numerous charitable organizations and service days throughout our vast service network and supporting multiple client charitable initiatives. Our senior executives serve on the boards of multiple non-profit organizations, including Easter Seals, Junior Achievement and the American Cancer Society. Company employees are encouraged to support their community through donation of their time, talent and resources;
•with a strong focus on employee health and safety, we published and implemented a comprehensive COVID-19 response and business interruption plan, enabling a significant portion of our global workforce to work remotely while maintaining business continuity and enhanced health and safety measures at all Company locations. For more information on our response to COVID-19, visit our website at www.teaminc.com under Our Response to COVID-19;
•engaging with over 100 clients to share best practices on COVID-19 safety protocols for the common work environments of our employees;
•although in the US, we enacted pay reductions and furloughs in response to the COVID-19 Pandemic, the Company maintained health and welfare benefits for US-based employees, including furloughed employees (deferring the required payment of employee contributions) and provided supportive mental health programs; and
•in non-US locations (Europe and Canada), we participated in government subsidy programs allowing the Company to continue the employment of a significant number of our employees.

Role of the Compensation Committee - Executive Compensation
The Compensation Committee, composed entirely of independent directors, reviews and approves our executive compensation program for all senior executive officers, including the Named Executive Officers, to ensure that our compensation program is adequate to attract, motivate and retain well-qualified senior executives and that it is directly and materially related to the short-term and long-term objectives of Team and our shareholders and to Team’s operating performance. The Compensation Committee annually reviews and evaluates our executive compensation program to ensure that the program is aligned with our compensation philosophy. To carry out its role, among other things, the Compensation Committee:
•reviews the major compensation and benefit practices, policies and programs with respect to our senior executives;
•reviews appropriate criteria for establishing performance targets for executive compensation;
•determines appropriate levels of executive compensation;
•administers and makes recommendations to the Board with respect to severance and change in control arrangements pertaining to our senior executives (described below under “Senior Management Compensation and Benefit Continuation Policy”);
•administers and determines equity awards to be granted under our stock incentive plan;
•reviews our compensation programs, policies and practices for material risks; and
•reviews and recommends to the Board any changes to director compensation.
The Compensation Committee is authorized to act on behalf of the Board on all issues pertaining to the compensation of our senior executive officers, including individual components of total compensation, goals and performance criteria for incentive compensation plans, the grant of equity awards, and short and long-term incentive plan design. However, it is the practice of the Compensation Committee to fully review its activities and recommendations with the full Board.
Compensation Philosophy and Process
Our compensation philosophy, as implemented through the Compensation Committee, is to align executive compensation with the performance of Team and the individual by using several compensation components for our senior executives. A significant portion of compensation should be performance based. The Compensation Committee endeavors to support our commitment to generating increases in long-term shareholder value. In addition, the Compensation Committee reviews each senior executive’s ownership interest in Team in compliance with our share ownership guidelines for senior executives (described above under “Corporate Governance—Share Ownership Guidelines; Restrictions on Trading in Company Securities”). Our compensation and related programs are designed to reward and motivate our senior executives for the accomplishment of specific operating, financial and strategic goals established by our Compensation Committee, for demonstrated commitment to our shareholders by increasing financial performance and long-term shareholder value and to recruit and retain key executives. The components of the compensation program for our senior executives consists of:
•annual base salaries;
•annual performance-based incentives paid in cash;
•long-term time-based restricted stock units and performance-based incentives issued as equity awards in accordance with Team’s stock incentive program; and
•benefits.
We offer limited executive perquisites for our senior executives. Except as described in “Retirement Benefits” and in “Perquisites and Personal Benefits” below, our senior executive officers participate in the same benefit plans as our other employees.
Our overall compensation philosophy is to consider such factors as competitive industry salaries, a subjective assessment of the nature of the positions, and the contribution, experience, level of responsibility and length of service of our senior executive officers in establishing base compensation, and to provide opportunities to exceed the targeted incentive compensation levels through annual performance-based incentives paid in cash and through long-term performance-based incentives. In certain circumstances, we may target base and incentive compensation above or below our peer groups to help attract or retain senior executives, as necessary, or to recognize differences in the business units they manage, their qualifications, experience, responsibilities, role criticality and/or potential. In evaluating senior executive performance for establishing the components of our compensation program, on at least an annual basis we consider a variety of factors including: the economic environment, market conditions, Company and business unit operating and financial performance, subjective evaluations of the performance of the senior executive officers, retention, past contributions and future potential. In evaluating the subjective performance, past contributions and future potential of our senior executives, we consider a variety of criteria, including, job knowledge and technical skills, leadership and key decision-making abilities, management of the Company and business unit’s risk profile, achievement of strategic goals of the Company and their business unit, advancement in role and responsibility, management of personnel and departments, achievement and contribution to special projects and transactions, communication effectiveness, and planning and organizational ability. We believe these targeted levels are appropriate in order to motivate, reward and retain our senior executives, each of whom has leadership talents and expertise that make him or her attractive to other companies.
Additionally, we believe our compensation program is designed to encourage executives not to take unreasonable risks that may harm shareholder value. This is achieved by, among other things, striking an appropriate balance between short-term and long-term incentives, by placing caps on our executive incentive award payout opportunities, and by maintaining Company stock ownership requirements.
The Compensation Committee directs the preparation of detailed compensation tally sheets for each of our senior executives. The tally sheets serve as an informational tool designed to provide the Compensation Committee with details concerning each of the material elements of compensation awarded to our most senior executive officers, to provide an evaluation of internal equity, and to highlight the individual compensation items in relation to the total compensation for each senior executive. The Compensation Committee does not directly use the tally sheets as a basis to determine or modify the compensation of any of the senior executive officers, including the Named Executive Officers.
Advisory Vote on Executive Compensation
In making executive compensation determinations, the Compensation Committee considered the results of the non-binding, advisory proposal on our executive compensation program set forth in our 2020 Proxy Statement. At our 2020 Annual Meeting of Shareholders, 88% of our shareholders who voted (excluding broker non-votes) approved our executive compensation program by voting for approval of the say-on-pay advisory vote and approximately 80% of the votes cast (including broker non-votes) voted for approval of the say-on-pay advisory vote. Although non-binding, the Compensation Committee will continue to consider the results from this year’s and future advisory shareholder votes regarding our executive compensation program along with the other factors listed in this “Compensation Discussion and Analysis” section.
Advisory Vote on Frequency of Holding Future Advisory Votes on Named Executive Officer Compensation
At our 2017 Annual Meeting of Shareholders, 89% of our shareholders who voted (excluding broker non-votes) voted “1 Year” on frequency of holding future advisory votes on named executive officer compensation and approximately 80% of the votes cast (including broker non-votes) voted “1 Year” on frequency of holding future advisory votes on named executive officer compensation. Based on these results, the Board determined that Team will hold an advisory vote on executive compensation every year.
Benchmarking Tools
In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation, the Compensation Committee also considers the competitiveness of our compensation program against our peer companies in order to attract and retain highly qualified executives. To facilitate this objective, the Compensation Committee retains an independent compensation consultant and considers various compensation surveys and proxy statement compensation information for companies of comparable size and complexity to us and with whom we compete for talent.

Role of the External Compensation Advisor
The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Company expense, independent compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. The Compensation Committee has engaged Mercer as its independent consultant to advise it on executive compensation matters. Mercer performs services solely on behalf of the Compensation Committee and does not provide any other services to the Company. Management of the Company had no role in selecting the Compensation Committee’s compensation consultant and had no separate relationship with Mercer. The Compensation Committee has assessed the independence of Mercer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Mercer from independently representing the Compensation Committee. Mercer performed the following services for the Compensation Committee for 2018, 2019, 2020 and 2021: reviewed market benchmarking data and prepared market data for the CEO and other senior executive positions; reviewed and updated tally sheets; assessed incentive risk; reviewed regulatory and governance guidance; advised on executive officer annual bonus program structures, performance goals and targets, and bonus amounts; advised on executive officer equity grant award structure, sizes, performance goals and targets and other retention programs; advised on the amendment of the Equity Incentive Plan, which was amended and approved by our shareholders in May 2019 and advised on the 2021 proposed amendment and restatement of the Equity Incentive Plan, which is pending approval of our shareholders at the Annual Meeting, advised on peer group companies, advised on the adoption of a deferred compensation plan and advised on actions related to the COVID-19 Pandemic to modify executive compensation as described in “Impact of the COVID-19 Global Pandemic on Compensation” herein. Mercer assisted the Compensation Committee in determining appropriate levels of total compensation packages for each of the CEO and other executive officers. The firm attended key regular Compensation Committee meetings upon invitation and participated in executive sessions without management present. In addition to advising the Compensation Committee on executive compensation, Mercer advises the Compensation Committee on Board compensation.
Compensation studies assist the Compensation Committee in establishing the overall compensation practices that are consistent with our philosophy and guiding principles on executive compensation described above. Although compensation studies provide important data for establishing our competitive compensation practices and compensation design, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our Named Executive Officers’ compensation. The Compensation Committee also exercises discretion in its use of compensation studies and the studies do not supplant the significance of individual and Company performance that the Compensation Committee considers when making compensation decisions.
Peer Analysis
As stated in “Role of the External Compensation Advisor” above, our management and the Compensation Committee, with the assistance of Mercer, has developed a peer group based upon companies that provide services similar to the Company. In December 2019, one of the peer companies, Basic Energy Services, suspended trading on the NYSE and was removed from our peer group. No other changes were made to our peer group. The peer group is primarily made up of companies that are generally in the range of 50% to 200% of our size with respect to revenues and/or market capitalization. The 2020 compensation peer group consists of the following companies (“Team Peer Group”):

Aegion Corporation
Barnes Group Inc.
CIRCOR International
Clean Harbors
DXP Enterprises
Emcor Group
Enerpac Tool Group (formerly Actuant Corporation)
EnPro Industries
ESCO Technologies
MasTec, Inc.
Matrix Service Company
Mistras Group
MYR Group
Primoris Services Corporation
Quanta Services
SEACOR Holdings
Tetra Tech, Inc.
TETRA Technologies, Inc.

Annual Base Salaries
The Compensation Committee considers adjustments to base salary for our senior executives on an annual basis and may do so more frequently upon a change in circumstances. The annual base salary of our CEO is decided solely by the Compensation Committee in executive session, with input or recommendation from the independent compensation consultant, without management present. The annual base salaries of other Named Executive Officers are determined by the Compensation Committee with input or recommendations from our CEO and the independent compensation consultant. None of the Named Executive Officers have employment agreements, except for the arrangements under “Special Retention Awards” and “CEO Compensation Arrangement” discussed below.
2020 and 2021 Annual Base Salaries
Other than the temporary compensation reductions made as a result of the COVID-19 Pandemic, no adjustments were made to the annual base salaries of our Named Executive Officers in 2020. The temporary compensation reductions enacted beginning in April 2020 were lifted effective March 29, 2021 and Messrs. Gatti and Bouchard and Ms. Ball’s compensation were restored to pre-COVID-19 Pandemic levels. Prior to the restoration of the pay of our Named Executive Officers, non-executive employee pay was reinstated for our employees in front line operations in January 2021, followed by additional employee groups in February and March 2021.

Please see “Impact of the COVID-19 Global Pandemic on Compensation” above, for a discussion of the changes made to the 2020 annual base salaries of our Named Executive Officers.
Annual Performance Based Incentives Paid in Cash
We use annual performance-based incentives paid in cash to focus our senior executives on financial and operational objectives that the Compensation Committee believes are primary drivers of our financial performance and our Common Stock price over time and to reward the achievement of short-term financial and operational performance, the execution of strategic objectives, individual contributions to Team results and to provide timely recognition of performance and accomplishments. The Compensation Committee believes that overall levels of annual performance-based incentives paid in cash should be consistent with the overall strategic, financial and operational performance of Team while considering the cyclical nature of our business.
Our Executive Bonus Plan is an annual performance-based incentive plan for our senior executives based upon our annual operating plan and budget approved by our Board (the “Executive Bonus Plan”). The performance goals established by the Compensation Committee under the Executive Bonus Plan for 2020 were based upon financial and safety measures which made up 80% and 20% of the goal, respectively. The 2020 performance goals are set forth below under “2020 Performance-Based Incentives Paid in Cash.” For the Executive Bonus Plan performance measures, the Compensation Committee annually establishes and approves the performance metrics, levels and relevant weighting of each metric based upon their assessment of the probability of achieving the metrics at different thresholds. For the financial portion of the Executive Bonus Plan, the Compensation Committee established performance metrics based upon the level of achievement of the Company as measured against financial targets established by the Compensation Committee. In establishing operational measures, the Compensation Committee may give consideration to a broad range of operational metrics such as: achievement of defined operational goals; achievement of strategic aims and targets; achievement and contribution to special projects and transactions; management of the Company’s risk profile; and key decision-making. For each performance metric, the Compensation Committee sets target, threshold and maximum performance levels. A participating senior executive is eligible to receive 50%–200% of their target annual cash incentive compensation, respectively, based on overall performance at the corresponding performance levels. Performance between the threshold and maximum performance levels is subject to interpolation.
Our CEO provides the Compensation Committee with performance-based incentive recommendations for each senior executive, other than himself, as well as a proposed total performance-based incentive pool for all of our employees. The Compensation Committee assesses the performance recommendations provided for the senior executives other than the CEO and determines the appropriate performance-based incentive recommendations. The performance-based incentives for our CEO are decided solely by the Compensation Committee in executive session without management present. The Compensation Committee makes its determinations on performance-based incentives in view of Team’s expected overall performance, the individual performance of each senior executive and the resulting size of the overall performance-based incentive pool relative to Team’s earnings.
In addition to the quantitative measures, the Compensation Committee has discretion to approve payouts for performance above or below (as part of, or separately from, the Executive Bonus Plan) any of the performance metrics in order to take into account extraordinary, special or unexpected market, business or individual performance events and the impact of such performance to the Company. In assessing any discretionary amounts to award, the Compensation Committee may give consideration to a broad range of performance and contribution criteria, along with assessments of fairness, external benchmarking, overall role and responsibilities and internal equity as more fully described above under “Compensation Philosophy and Process.”

2020 Performance-Based Incentives Paid in Cash
For 2020, our senior executives participated in an annual bonus program based upon the Executive Bonus Plan. For 2020, the performance goals established by the Compensation Committee were based on financial and safety measures accounting for 80% and 20% of the goal, respectively. The performance measures were based 60% on Adjusted EBITDA, 20% on free cash flow and 20% on safety performance. The Compensation Committee believes these metrics are an appropriate measure of the overall performance of the Company that is closely aligned with the interests of our shareholders.
In February 2020, the Compensation Committee established the following performance goals for the Executive Bonus Plan:
•annual Adjusted EBITDA target of $95 million (an 18% increase over 2019 performance) with threshold performance of $85 million and maximum performance of $105 million,
•free cash flow target of $35 million (a 17% increase over 2019 performance) with threshold performance of $30 million and maximum performance of $45 million, and
•safety performance target TRIR of 0.22 (an 8% improvement over 2019 performance) with threshold performance at 0.23 and maximum performance at 0.20.
As discussed in “Impact of the COVID-19 Global Pandemic on Compensation” above, the COVID-19 Pandemic had an immediate and significant negative impact on the Company’s business outlook. As a result, the Compensation Committee engaged Mercer, its independent executive compensation consultant, to provide advice and recommendations for the design and implementation of modified performance goals to properly align market-based incentive compensation opportunities with overall shareholder objectives. As stated in the Company’s 2020 Proxy Statement filed in April 2020, the Company elected to wait until mid-year to reset the financial performance targets for all employees, including the Named Executive Officers, to provide appropriate incentives aligned with shareholder interests. In July 2020, the Committee elected to establish a threshold adjusted EBITDA requirement for the financial performance goals and modified the adjusted EBITDA and free cash flow performance goals, originally established in February 2020, capped all of the payout opportunities at 50% of their full year levels of performance and calculated incentive compensation opportunities as a percentage of the salaries earned by our senior executives during 2020, thus taking the impacts of the COVID pay reductions into account for calculation of the bonus opportunities (i.e. lowering the bonus targets). The modified 2020 financial performance goals for the Executive Bonus Plan were revised as follows:
•annual adjusted EBITDA target of $62 million (a 35% decrease from original target) with threshold performance of $52 million and maximum performance of $82 million,
•free cash flow target of $25 million (a 29% decrease from original target) with threshold performance of $15 million and maximum performance of $35 million, and
•safety performance target TRIR remained unchanged at 0.22.

As a threshold requirement, achievement of the modified financial performance goals (adjusted EBITDA and free cash flow) were made subject to achievement of the threshold adjusted EBITDA objective of $52 million, thus no payout was payable for any of the financial performance goals if the threshold adjusted EBITDA objective was not achieved by the Company.

The performance targets are subject to equitable adjustments in the Compensation Committee’s discretion to account for events that significantly impact, positively or negatively, Team’s ability to achieve the established target or other performance and contribution criteria. The Compensation Committee utilizes the Company’s quarterly and annual reports filed with the SEC and earnings releases issued by the Company, to take into account charges for restructuring, extraordinary, unusual or items not indicative of our core operating activities and discontinued operations, which may be identified on the face of the income statements or in the footnotes thereto, or in the Management’s Discussion and Analysis section of the Company’s Annual Report.

In evaluating the achievement of the revised 2020 performance goals, the Compensation Committee determined the following:
•adjusted EBITDA performance of $40 million, did not meet the modified threshold target level of $52 million,
•free cash flow performance of $32.8 million, exceeded the target level of $25 million and
•safety performance of a 0.14 TRIR, exceeded the maximum level of performance of 0.20.
Despite exceeding the modified performance goal for free cash flow, because the modified adjusted EBITDA threshold performance requirement of $52 million was not met, the Compensation Committee determined that both of the financial goals, free cash flow and adjusted EBITDA, did not meet the terms of the modified Executive Bonus Plan and were not eligible for a payout. The TRIR Safety performance goal exceeded the excellence level of .20, an achievement level that was potentially available for a 200% payout opportunity; however, the safety performance payout was reduced by 50% to a 100% payout under the terms of the modified 2020 Executive Bonus Plan. The Compensation Committee elected not to exercise any discretion and Messrs. Gatti, Ott, Roscoe,

Bouchard and Ms. Ball were paid at 20% of their target award (calculated as a percentage of their reduced salaries earned in 2020) for achievement of the safety metric. In reviewing and confirming the 2020 Executive Bonus Plan awards, the Compensation Committee found that the modified performance goals met the plan objectives to reward the Named Executive Officers for guiding the Company to outstanding safety performance and satisfactorily managing the Company through the uncertainty of 2020, while limiting and reducing the size of the overall incentive awards due to the lower adjusted EBITDA and overall share price performance.
The actual annual bonus amounts earned by each of the Named Executive Officers in fiscal 2018, 2019 and 2020 can be found in the “Summary Compensation Table” below. The Compensation Committee determined that the bonus awards are consistent with our compensation philosophy for the annual bonus payments because they strike an appropriate balance between the incentive for achievement of short-term financial and operational performance with the incentive for the execution of key strategic objectives, individual contributions to Company results and to pay annual incentives consistent with the overall performance of Team.
Long-Term Incentive Compensation
Our Compensation Committee believes that long-term incentive awards should strengthen alignment with our shareholders, provide incentives tied to our performance and serve as a retention vehicle. A meaningful equity stake helps ensure that executive and shareholder interests are aligned. The Compensation Committee designs its long-term incentive award programs with a targeted mix for our Named Executive Officers of approximately 60% in LTPSUs and 40% in time-based RSUs to directly align rewards with our shareholder returns and share performance, to create a significant retention mechanism for our key employees, to provide a unifying reward structure across our Company and to support entrepreneurial and long-term strategic perspectives. The Compensation Committee administers, determines and approves all long-term incentive awards, subject to our shareholder-approved stock incentive plans as described below.
The Compensation Committee believes that restricted stock units with time-based vesting are an important retention tool, because the stock retains some value regardless of our stock price and creates alignment with shareholder interests because the restricted stock value is linked to changes in our stock price. Additionally, the Compensation Committee believes that LTPSUs with a performance-based component and a long-term cliff vesting component should be provided to our Named Executive Officers for the purpose of creating strong incentives for our Named Executive Officers to achieve our long-term financial performance targets and strategic initiatives.
We maintain the 2018 Equity Incentive Plan, approved by our shareholders in May 2018 and amended and approved by our shareholders in May 2019, and adhere to the following processes relating to the granting of equity awards thereunder:
•all equity grants require the approval of the Compensation Committee, with the exception of the delegation of limited authority to our CEO to make off-cycle equity awards described below; and
•we do not grant equity awards retroactively or purposefully schedule equity awards prior to disclosure of favorable information or after the announcement of unfavorable information.
The Compensation Committee has delegated limited authority to the CEO to award time-based restricted stock units (“RSUs”) to employees (other than to officers or members of the Board of Directors of the Company or to persons reasonably expected to be hired or promoted into those roles) that may not exceed $500,000 in grant date value per calendar year. This limited delegation of authority is further limited to RSU grants valued at $75,000 or less per individual in any calendar year. Our CEO did not exercise this delegation of authority to award RSU’s in 2020.
Our CEO makes recommendations to the Compensation Committee regarding the annual long-term incentive awards for our other executives, as well as other Company employees. The Compensation Committee independently reviews the data, considers the CEO’s proposals, consults with outside experts as needed and makes its own determinations for the granting of any equity-based awards. In awarding long term incentives, the Compensation Committee considers the level of responsibility, prior experience and achievement of individual performance criteria, as well as peer company comparisons and other factors which are described more fully in the discussion of our “Compensation Philosophy and Process” presented above. In addition, the Compensation Committee also considers past grants of long-term incentive awards, as well as current equity holdings of our executives.
Long-Term Incentive Awards
During 2020, the Compensation Committee continued the long-term equity award program for our Named Executive Officers, consisting of (i) LTPSU awards with a two-year performance period, and (ii) RSU awards with annual vesting over three years. Each of these award types is discussed in more detail below. Due to the COVID-19 Pandemic, our Compensation Committee delayed the approval and award of new LTPSU awards with a two-year performance period. The Committee also approved and awarded grants of time-based RSUs to all of our Named Executive Officers with annual vesting over three years. Both awards were made on November 15, 2020. In addition, the Compensation Committee reduced the value of the equity awarded to the Named Executive Officers by awarding the LTPSU and RSU awards at 65% of their regular annual long-term incentive compensation value. These long-term incentive awards are set forth in the “Grants of Plan-Based Awards” table below. Messrs. Ott and Roscoe, who stepped down from their officer roles in January 2021, received an LTPSU grant in 2020; however, Mr. Roscoe forfeited this LTPSU award upon his termination of employment on March 15, 2021 and Mr. Ott will forfeit his 2020 LTPSU grant upon the termination of his employment on June 30, 2021. As part of the separation agreement entered into with Mr. Roscoe, and expected to be entered into with Mr. Ott, certain of their previously granted time-based awards will be permitted to continue vesting, as discussed under “Separation Agreement with Mr. Ott” and “Separation Agreement with Mr. Roscoe.”
Time-based RSUs and LTPSU awards were made to our Named Executive Officers in 2020 and, in general, the Compensation Committee plans to make both time-based RSU and LTPSU awards to our Named Executive Officers on an annual basis as part of the Company’s long-term equity award program for senior executives. These equity grants are determined by taking into consideration each Named Executive Officer’s position, experience, level of responsibility and length of service, and market data, individual and Company performance, internal equity considerations, retention concerns and expenses related to the grants. In the event of a change of control (as such term is defined in the stock unit agreement, the LTPSU and the 2018 Equity Incentive Plan, as amended) of the Company or in the event of a participant’s death, the vesting of any outstanding LTPSUs and RSUs will be accelerated and paid out in Common Stock. Additional information regarding the grant date fair value of the equity awards is reported in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.
It is the Compensation Committee’s intention that equity awards be considered annually, although such awards are not guaranteed. The eligible employee population, exact timing of grants and the specific form of awards may vary from year to year. The Compensation Committee will continue to monitor and consider the types of awards, vesting requirements, eligible employee pool and applicable accounting, tax and regulatory impacts of long-term incentive awards on an annual basis.
Restricted Stock Units
Consistent with the Company’s annual long-term incentive program for senior executives, in November 2020, the Compensation Committee awarded RSUs to our Named Executive Officers as set forth in the “Grants of Plan-Based Awards” table under “Executive Compensation and Other Matters” below. As described above and below, the value of the RSUs was reduced to 65% of their prior year grant value as result of the negative impacts of the COVID-19 Pandemic to the Company’s business and our stock price. Our RSU awards permit each of our Named Executive Officers to receive, upon expiration of the time-based restrictions, shares in an amount equal to a specified number of shares of Common Stock. The restrictions on the awards expire in equal annual installments on the first, second, and third anniversaries of the date of grant, unless earlier terminated in accordance with the 2018 Equity Incentive Plan, as amended. For 2020, RSU grants were made in the number of shares equal to the approved award dollar value set at 65% of their regular annual value divided by the closing price of our Common Stock on the NYSE on the date of grant, rounded up to the nearest whole share.
2019 Long-Term Performance Stock Unit Awards
In accordance with the Mercer executive compensation analysis, in March 2019, our Compensation Committee granted LTPSU awards to our Named Executive Officers. The 2019 LTPSUs are subject to a concurrent two-year performance period. Each LTPSU represents the right to receive, if and to the extent designated performance goals covering the two-fiscal-year performance cycle are satisfied, a “target award” equal to a specified number of shares of our Common Stock following completion of the identified two-year performance cycle. The performance goal is separated into two independent performance goals, weighted at 50% each, based on (i) relative total shareholder return (“RTSR”) as measured against the Team Peer Group, and (ii) performance against an internal adjusted EBIT metric for the two-year period beginning January 1, 2019 and ending December 31, 2020 with possible payouts ranging from 0% to 200% of the “target awards” for the two independent performance factors. The Compensation Committee chose adjusted EBITDA because it provides a good measure of the effectiveness of management in running the business and chose RTSR because it provides a good measure of share price performance against our peer group. LTPSU awards cliff vest with achievement of the performance goals and completion of the two-year service period. Settlement occurs with Common Stock within 20 business days of vesting. All LTPSU grants are made in the number of shares equal to the approved award dollar value divided by the closing price of our Common Stock on the NYSE on the date of grant, rounded up to the nearest whole share. In determining the performance goals for the LTPSU awards, the Compensation Committee has the discretion to make equitable adjustments to account for events that significantly impact, positively or negatively, Team’s ability to achieve the established performance target, such as acquisitions or divestitures. The Compensation Committee may utilize the Company’s quarterly and annual reports filed with the SEC and earnings releases issued by the Company to take into account charges for restructuring, extraordinary, unusual or items not indicative of our core operating activities and discontinued operations, or the effect of significant acquisitions, which may be identified in earnings releases, on the face of the income statements or in the footnotes thereto, or in the Management’s Discussion and Analysis section of the Company’s Annual Report.
For the 2019 LTPSUs, the Company did not meet the independent performance goal for RTSR and as a result the awards to the NEOs were earned at 25% of the target level. The Company did not meet the performance goal for the two-year adjusted EBIT performance metric of $230 million. As a result, the LTPSU payout was earned at 12.5% of the total target award of Common Stock for each NEO. The 2019 LTPSUs were paid out, in accordance with their terms, in March 2021.

2020 Long-Term Performance Stock Unit Awards
In consultation with Mercer, our Compensation Committee granted LTPSU awards to our Named Executive Officers on a delayed basis on November 15, 2020 at 65% of their regular annual target value. The Compensation Committee elected to delay the LTPSU grants until November 2020 to allow time for the business volatility to stabilize in light of the COVID-19 Pandemic and to provide more clarity in the determination of an appropriate adjusted EBITDA goal. Additionally, the Committee chose to lower the LTPSU award values due to the impact of the COVID-19 Pandemic on the Company’s financial performance. The Committee believes the delay in the 2020 LTPSU awards and the reduced award values were consistent with the Committee’s desire to properly and fairly incent its Named Executive Officers and provide appropriate alignment of pay with performance. Please see “Impact of the COVID-19 Global Pandemic on Compensation” above, for additional discussions of the impact to the 2020 annual LTPSU awards.
Due to the continuing market uncertainty and volatility, the Committee elected to continue the two-year performance period for the 2020 LTPSUs. Each LTPSU represents the right to receive, if and to the extent designated performance goals covering the two-fiscal-year performance cycle are satisfied, a “target award” equal to a specified number of shares of our Common Stock following completion of the identified two-year performance cycle. The performance goal is separated into two independent performance goals, weighted at 50% each, based on (i) RTSR as measured against a designated peer group, and (ii) performance against an internal adjusted EBITDA metric for the two-year period ending December 31, 2021 with possible payouts ranging from 0% to 200% of the “target awards” for the two independent performance factors. LTPSU awards cliff vest with achievement of the performance goals and completion of the two-year service period. Settlement occurs with Common Stock within 20 business days of vesting. All LTPSU grants are made in the number of shares equal to the approved award dollar value divided by the closing price of our Common Stock on the NYSE on the date of grant. In determining whether performance goals for the LTPSU awards have been met, the Committee has the discretion to make equitable adjustments to account for events that significantly impact, positively or negatively, Team’s ability to achieve the established performance target, such as acquisitions or divestitures. The Compensation Committee may utilize the Company’s quarterly and annual reports filed with the SEC and earnings releases issued by the Company to take into account charges for restructuring, extraordinary, unusual or items not indicative of our core operating activities and discontinued operations, or the effect of significant acquisitions, which may be identified in earnings releases, on the face of the income statements or in the footnotes thereto, or in the Management’s Discussion and Analysis section of the Company’s Annual Report. The LTPSU peer group consists of the Team Peer Group.
2021 Long-Term Performance Stock Unit Award
In accordance with the Mercer executive compensation analysis, our Compensation Committee granted LTPSU awards to our Named Executive Officers on March 15, 2021 at their pre-COVID annual target value consistent with their 2019 award value. Due to the continuing market uncertainty and volatility, the Committee elected to continue the two-year performance period for the 2021 LTPSUs. Each LTPSU represents the right to receive, if and to the extent designated performance goals covering the two-fiscal-year performance cycle are satisfied, a “target award” equal to a specified number of shares of our Common Stock following completion of the identified two-year performance cycle. The performance goal is separated into two independent performance goals, weighted at 50% each, based on (i) RTSR as measured against a designated peer group, and (ii) performance against an internal adjusted EBITDA metric for the two-year period ending December 31, 2022 with possible payouts ranging from 0% to 200% of the “target awards” for the two independent performance factors. LTPSU awards cliff vest with achievement of the performance goals and completion of the two-year service period. Settlement occurs with Common Stock within 20 business days of vesting. All LTPSU grants are made in the number of shares equal to the approved award dollar value divided by the closing price of our Common Stock on the NYSE on the date of grant. In determining the performance goals for the LTPSU awards, the Committee has the discretion to make equitable adjustments to account for events that significantly impact, positively or negatively, Team’s ability to achieve the established performance target, such as acquisitions or divestitures. The Compensation Committee may utilize the Company’s quarterly and annual reports filed with the SEC and earnings releases issued by the Company to take into account charges for restructuring, extraordinary, unusual or items not indicative of our core operating activities and discontinued operations, or the effect of significant acquisitions, which may be identified in earnings releases, on the face of the income statements or in the footnotes thereto, or in the Management’s Discussion and Analysis section of the Company’s Annual Report. The LTPSU peer group consists of the Team Peer Group.
CEO Compensation Arrangement
On January 16, 2018, the Company entered into an offer letter with Mr. Gatti to serve as CEO of the Company effective January 24, 2018. The Compensation Committee engaged Mercer to provide market and peer compensation data and recommendations on the structure and amount of all elements of the compensation package for the CEO.
Under the terms of the offer letter, Mr. Gatti’s base salary was set at $850,000, and he is eligible for an annual incentive bonus of 100% of his annual base salary with a maximum payout of 200% of annual base salary, depending on the achievement of performance criteria established by the Compensation Committee. The offer letter provided that Mr. Gatti be granted a 2018 long-term incentive opportunity valued at $1,050,000, consisting of (i) performance stock units with a grant date fair value of $650,000, with performance metrics measured over a two-year performance period, and (ii) time-based restricted stock units with a grant date fair value of $400,000, which vest ratably over a four-year period.
In addition, Mr. Gatti was awarded a one-time special restricted stock unit award consisting of 350,000 shares of Company common stock (the “Initial Award”). The Initial Award vests upon achievement of the following stock price milestones prior to the fifth anniversary of the date of grant (but in no event will any portion of the award vest prior to the first anniversary of the grant date), subject to Mr. Gatti’s continued employment with the Company through the date on which each applicable milestone is achieved:
    20% upon achievement of a Company stock price of $20
    20% upon achievement of a Company stock price of $25
    20% upon achievement of a Company stock price of $30
    20% upon achievement of a Company stock price of $35
    20% upon achievement of a Company stock price of $40
Any unvested performance stock units expire on the 5-year anniversary of the grant date. The Common Stock price milestone for the vesting of the first twenty percent (20%) installment (the “Initial Installment”) was met on May 31, 2018. The performance, time and employment criteria for the Initial Installment were met on January 24, 2019, resulting in the vesting of the award as to 70,000 shares of Common Stock. As of the date of this Proxy Statement, no additional stock price milestones have been met.
Mr. Gatti is eligible to receive additional equity grants as determined by the Compensation Committee in its sole discretion. Mr. Gatti will be eligible to participate in the Company’s severance policy (which includes customary non-compete and release requirements), as in effect from time to time. Upon termination of Mr. Gatti’s employment without cause or for good reason, any then unvested service-based equity awards granted in 2018 or 2019 will vest, subject to Mr. Gatti’s execution and non-revocation of a release of claims and agreement of non-competition.
Separation Agreement with Mr. Roscoe
As previously disclosed, on January 14, 2021, the Company announced that Mr. Roscoe had ceased to serve in the position of President, Operations. The Company entered into a separation agreement with Mr. Roscoe providing for Mr. Roscoe’s continued employment as a special advisor through March 15, 2021, the payment to Mr. Roscoe of severance in the amount of $531,250 plus an additional lump-sum amount of $20,500 in accordance with the terms of the Company’s executive severance policy and the continued post-employment vesting of the unvested time-based restricted stock units previously awarded to Mr. Roscoe, in exchange for Mr. Roscoe’s release of claims against the Company and agreement to certain restrictive covenants, including non-compete and employee and customer non-solicit covenants that apply for twenty-four months following Mr. Roscoe’s termination of employment. The incremental fair value of certain of Mr. Roscoe’s stock awards is reported in both the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.
Separation Agreement with Mr. Ott
As previously disclosed, on January 14, 2021, the Company announced that Mr. Ott had ceased to serve in the position of President, Product & Service Lines and Quest Integrity. The Company is in the process of negotiating the final terms of the separation agreement with Mr. Ott which is expected to provide for Mr. Ott’s continued employment as a special advisor through June 30, 2021, the payment to Mr. Ott of severance in the amount of $612,500 plus an additional lump-sum amount of $20,500 in accordance with the terms of the Company’s executive severance policy and the continued post-employment vesting of unvested time-based restricted stock units previously awarded to Mr. Ott, in exchange for Mr. Ott’s release of claims against the Company and agreement to certain restrictive covenants, including non-compete and employee and customer non-solicit covenants that apply for twenty-four months following Mr. Ott’s termination of employment. The incremental fair value of certain of Mr. Ott’s stock awards is reported in both the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.

Compensation Practices—Tax Considerations
In establishing total compensation for our senior executive officers, the Compensation Committee considers the accounting treatment and tax treatment of its compensation decisions, including Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount the Company is allowed to deduct each year for the compensation paid to any person who is, or at any time on or after January 1, 2017, was, the Company’s chief executive officer, chief financial officer, or one of its three other most highly compensated officers. The Compensation Committee believes that the potential deductibility of the compensation payable under the Company’s incentive compensation plans and arrangements is only one of several relevant considerations in setting compensation and that the tax deduction limitation should not compromise its ability to structure compensation arrangements to provide benefits to the Company that outweigh the potential benefit of the tax deduction. Accordingly, the Compensation Committee may approve compensatory arrangements (including amendments to existing compensatory arrangements) that provide for non-deductible payments or benefits when it determines that such arrangements are consistent with the Company’s business needs and in the best interests of the Company and its shareholders.
Employment Agreements
None of the Named Executive Officers have employment agreements, except for the arrangement under “CEO Compensation Arrangement” discussed above. Please see “Executive Compensation and Other Matters—Senior Management Compensation and Benefit Continuation Policy” and “—Potential Payments Upon Termination or Change in Control,” for a discussion of severance and change of control benefits in accordance with our policies.
Retirement Plans
During 2019, we established a non-qualified, deferred compensation plan to certain key executives of the Company, including our Named Executive Officers. Under our Deferred Compensation Plan, certain key executives may defer from 10% to 100% of the compensation they receive in salary or under our annual cash bonus plan, consisting of up to 50% of their base annual pay and up to 100% of their annual cash bonus. The Deferred Compensation Plan provides an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Code limits provided under the 401(k) Plan. We match deferrals in the Deferred Compensation Plan at the same percentage as provided under the 401(k) Plan for amounts contributed over the Code limit, subject to a deferral cap of the base annual salary of the plan participant. Those matching contributions are described in footnote 2 to the “Nonqualified Deferred Compensation” table below. In April 2020, as part of our response to the COVID-19 Pandemic, we suspended and have not yet restored the employer match in our Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date prior to his or her termination or retirement. All of the investment options available under the Deferred Compensation Plan are also available under the 401(k) Plan. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the participant. Team does not sponsor a supplemental executive retirement plan or a defined benefit pension plan for our Named Executive Officers.
We provided a defined benefit pension plan for certain employees in the United Kingdom, which was not available to our Board members or senior executives. We offer a defined contribution, or 401(k), plan to all of our employees based in the United States, including the Named Executive Officers, which provides an employer match of 50% of up to 6% of the employee’s contribution. In April 2020, as part of our response to the COVID-19 Pandemic, we suspended and have not yet restored the employer match in our 401(k) Plan. Please see “Impact of the COVID-19 Global Pandemic on Compensation” above, for a discussion of the temporary changes made to our Deferred Compensation Plan and our 401(k) Plan.
Perquisites and Personal Benefits
We offer limited executive perquisites and personal benefits to our senior executive officers. We have provided a modest level of perquisites and personal benefits to our CEO in 2018, 2019 and 2020 that consisted of reimbursements of club dues and for legal fees and employer contributions to the Deferred Compensation Plan. We offer medical benefits, life and disability insurance and a 401(k) plan to all of our employees based in the United States, including the Named Executive Officers, on the same basis. Personal benefit and perquisite amounts are not considered annual salary for calculation of bonuses, deferred compensation purposes, or 401(k) contribution purposes.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The table below summarizes the total compensation paid or earned by the Named Executive Officers for the years ended December 31, 2020, 2019 and 2018. When setting total compensation for each of the Named Executive Officers, the Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (5)	Stock Awards ($) (6)		Non-Equity Incentive Plan Compensation ($) (7)	All Other Compensation ($) (8)	Total ($)
Amerino Gatti (1)	2020	$722,268	$—	$1,322,887		$144,454	$27,854	$2,217,463
Chief Executive Officer	2019	$850,000	$113,900	$2,277,723		$455,600	$26,751	$3,723,974
	2018	$778,077	$—	$5,608,369	(9)	$841,515	$33,185	$7,261,146

Susan M. Ball (2)	2020	$421,465	$—	$387,195		$62,377	$12,350	$883,387
Executive Vice President, Chief Financial Officer and Treasurer	2019	$475,000	$47,101	$666,658		$188,404	$22,819	$1,399,982
	2018	$27,404	$—	$240,013		$—	$50,000	$317,417

Jeffrey L. Ott (3)	2020	$434,775	$—	$391,139		$64,347	$15,186	$905,447
Former President, Product and Service Lines and Quest Integrity	2019	$486,301	$48,588	$666,122		$194,354	$19,143	$1,414,508
	2018	$475,200	$35,000	$564,128		$346,506	$20,353	$1,441,187

Grant D. Roscoe (4)	2020	$377,100	$—	$322,658		$45,252	$15,018	$760,028
Former President - Operations	2019	$413,904	$34,170	$555,558		$136,680	$21,223	$1,161,535
	2018	$169,539	$22,800	$420,078		$225,724	$9,997	$848,138

André C. Bouchard	2020	$365,566	$—	$290,832		$43,868	$14,401	$714,667
Executive Vice President, Chief Legal Officer and Secretary	2019	$409,041	$33,125	$496,311		$132,499	$20,304	$1,091,280
	2018	$400,050	$22,500	$419,036		$222,754	$19,591	$1,083,931

(1)Effective January 24, 2018, Mr. Gatti was appointed CEO and a member of the Board of Directors.

(2)Effective December 3, 2018, Ms. Ball was appointed Executive Vice President and CFO.

(3)Effective July 2018, Mr. Ott was appointed President of Product and Service Lines and also continued in his role as President of Quest Integrity. He served in these roles until January 18, 2021 when he became a special adviser to the Company.

(4)Effective July 2018, Mr. Roscoe was appointed as President of Operations. He served in this role until January 18, 2021 when he became a special adviser to the Company. He served as a Special Adviser until March 15, 2021.

(5)In 2019, Ms. Ball and Messrs. Gatti, Ott, Roscoe and Bouchard were each awarded discretionary amounts of $47,101, $113,900, $48,588, $34,170 and $33,125, respectively, see “2019 Performance-Based Incentives Paid in Cash” in the Compensation Discussion and Analysis for a full discussion of the Committee’s analysis for use of its discretion for the award. In 2018, Messrs. Ott, Roscoe and Bouchard each were awarded discretionary amounts of $35,000, $22,800 and $22,500, respectively, under the Executive Bonus Plan relative to safety performance.

(6)This column shows the aggregate grant date fair value of LTPSUs for fiscal year 2018, fiscal year 2019 and fiscal year 2020 and RSUs granted in the years shown. Generally, the aggregate grant date fair value is the amount that Team expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value, if any, that the Named Executive Officers will realize from the award. In particular, the actual value of LTPSUs received is different from the amount shown because it depends on actual performance and the actual value of the shares at the time of vesting. With respect to outstanding contingent performance unit awards as of December 31, 2020, the grant date fair value, assuming the highest level of company performance conditions were to be achieved, would be as follows: $1.2 million for Mr. Gatti, $113K for Ms. Ball, $319K for Mr. Ott, $290K for Mr. Roscoe and $241K for Mr. Bouchard. With respect to outstanding restricted stock unit awards as of December 31, 2020, the grant date fair value, are as follows: $540K for Mr. Gatti, $158K for Ms. Ball, $181K for Mr. Ott, $132K for Mr. Roscoe and $132K for Mr. Bouchard. In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the aggregate grant date fair value of the LTPSUs is calculated based on the probable outcome of the performance conditions as of the grant date. However, for awards with market-based conditions granted in 2018, 2019 and 2020, specifically the RTSR goals described under “2018 Long-Term Performance Stock Unit Awards”, “2019 Long-Term Performance Stock Unit Awards” and “2020 Long-Term Performance Stock Unit Awards” in the Compensation Discussion & Analysis, a Monte Carlo simulation is used to forecast possible outcomes and determine the fair value at the grant date. Such simulation assumed a two-year term for 2018 and 2019 and a 1.13 year term for 2020. The assumptions for 2018 were a risk-free interest rate of 2.73%, Team stock price volatility of 53.2% and volatilities for the peer group companies ranging from 22.9% to 65.2%. The assumptions for 2019 were a risk-free interest rate of 2.26%, Team stock price volatility of 52.9% and volatilities for the Team Peer Group ranging from 23.3% to 71.9%. The assumptions for 2020 were a risk-free interest rate of 0.13%, Team stock price volatility of 93.74% and volatilities for the Team Peer Group ranging from 41.62% to 139.23%.

See footnote 9 below for the assumptions used to value Mr. Gatti’s one-time special performance stock unit award. For a description of other assumptions made in calculating the grant date fair value of the stock awards in accordance with ASC 718, see Note 12 to the Company’s audited financial statements as filed in our 2020 Annual Report on Form 10-K. See the Grants of Plan-Based Awards Table for additional information on awards granted in 2020.

(7)Represents the bonuses earned for fiscal 2020, 2019 and 2018 under our Executive Bonus Plan. The bonuses are paid subsequent to year end based on the final results for the fiscal year. This column excludes any discretionary portions, which are shown in the Bonus column.

(8)Represents employer contributions for insurance, the 401(k) Plan and the Deferred Compensation Plan. For Mr. Gatti, the 2020 amount also includes payment of club dues and legal fees.

(9)Includes $4,638,900 associated with a one-time special performance stock unit award consisting of 350,000 shares of Common Stock that vest upon the achievement of the following Common Stock price milestones prior to the fifth anniversary of the date of grant (i) 20% upon achievement of a Common Stock price of $20; (ii) 20% upon achievement of a Common Stock price of $25; (iii) 20% upon achievement of a Common Stock price of $30; (iv) 20% upon achievement of a Common Stock price of $35; and (v) 20% upon achievement of a Common Stock price of $40. The fair value of this award was determined based on a Monte Carlo simulation over a five-year term with assumptions of a risk free interest rate of 2.43% and Team stock price volatility of 43.4%. For additional information on this award, see “CEO Compensation Arrangement” in the Compensation Discussion and Analysis.

Grants of Plan-Based Awards
The following table sets forth additional information relating to equity and non-equity incentive plan awards granted to the Named Executive Officers during 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh.)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Amerino Gatti	—	$425,000	$850,000	$1,700,000	—	—	—	—	—	—	$—
	11/15/2020	$—	$—	$—	35,481	94,616	189,232	—	—	—	$782,947
	11/15/2020	$—	$—	$—	—	—	—	63,077	—	—	$539,939
Susan M. Ball	—	$175,750	$351,500	$703,000	—	—	—	—	—	—	$—
	11/15/2020	$—	$—	$—	10,386	27,693	55,386	—	—	—	$229,160
	11/15/2020	$—	$—	$—	—	—	—	18,462	—	—	$158,035
Jeffrey L. Ott	—	$181,300	$362,600	$725,200	—	—	—	—	—	—	$—
	11/15/2020	$—	$—	$—	9,520	25,385	50,770	—	—	—	$210,061
	11/15/2020	$—	$—	$—	—	—	—	21,154	—	—	$181,078
Grant D. Roscoe		$127,500	$255,000	$510,000	—	—	—	—	—	—	$—
	11/15/2020	$—	$—	$—	8,655	23,077	46,154	—	—	—	$190,962
	11/15/2020	$—	$—	$—	—	—	—	15,385	—	—	$131,696
André C. Bouchard	—	$123,600	$247,200	$494,400	—	—	—	—	—	—	$—
	11/15/2020	$—	$—	$—	7,212	19,231	38,462	—	—	—	$159,137
	11/15/2020	$—	$—	$—	—	—	—	15,385	—	—	$131,696

(1)The Executive Bonus Plan objectives, reset in July 2020 due to the impact of the COVID pandemic, were as follows: for 2020, the performance goals established by the Compensation Committee under the Executive Bonus Plan were based on financial measures accounting for 80% of the goal and operational goals accounting for 20% of the goal. The performance measures adopted for Messrs. Gatti, Bouchard, Roscoe and Ott and Ms. Ball were based 60% on Adjusted EBITDA, 20% on free cash flow and 20% on safety performance. For the financial performance, achievement of the Adjusted EBITDA goal in a range of $52 million to $82 million, the threshold and maximum performance targets, respectively, with a target of $62 million, the free cash flow in a range of $15 million to $35 million, the threshold to maximum performance targets, respectively, with a target of $25 million. For the operational performance of safety, achievement of the safety goal is in a range of 0.23 to 0.20 TRIR, the threshold to maximum performance targets, respectively, with target of 0.22 TRIR. The Compensation Committee reviews financial and individual objectives in determining the actual bonus as reported in the “Summary Compensation Table.” Threshold represents the minimum level of performance for which payouts are authorized under the quantitative portion of our Executive Bonus Plan, although the minimum payout is zero. For Named Executive Officers, the Compensation Committee may use its discretion to award more or less than the threshold or target award regardless of whether the threshold financial or other targets are met. The actual amount of incentive bonus paid to each Named Executive Officer with respect to 2020 performance is reported under the Non-Equity Incentive Plan Compensation column in the “Summary Compensation Table,” except that any discretionary portion is reported in the Bonus column. Estimated future payouts under non-equity incentive plan awards reflect the salaries upon which the officers’ bonus were to be calculated prior to the modification of the 2020 Executive Bonus Plan. As described in 2020 Performance-Based Incentives Paid in Cash above, the Executive Bonus Plan was modified in July 2020 and the estimated future payout opportunities for the Named Executive Officers were reduced to a percentage of their actual, reduced salary earned in 2020.

(2)The Named Executive Officers were granted LTPSUs on November 15, 2020 that may convert into shares of Common Stock at the end of the two-year performance period based on achievement of specified performance goals. The performance goals are separated into two independent performance goals, weighted at 50% each, based on (i) RTSR as measured against the Team Peer Group, and (ii) performance against an internal adjusted EBITDA metric for the two-year period ending December 31, 2021, with possible payouts ranging from 0% to 200% of the “target awards” for the two independent performance factors. The number of LTPSUs shown in the threshold, target and maximum columns are calculated as follows: (i) threshold assumes that Team achieves the threshold performance level for the RTSR goal and the adjusted EBITDA performance goal, (ii) target assumes that Team achieves the target performance level for the RTSR goal and the adjusted EBITDA performance goal, and (iii) maximum assumes that Team achieves at or in excess of the maximum target performance level for the RTSR goal and the adjusted EBITDA performance goal. See the description under “2020 Long-Term Performance Stock Unit Awards” in the Compensation Discussion and Analysis for additional information.

(3)These amounts represent the number of RSUs that were granted under the 2020 long-term incentive plan. The RSUs awarded vest over three years in equal annual installments, assuming the Named Executive Officers continue to meet the requirements for vesting. See “Long-Term Incentive Awards” in the Compensation Discussion and Analysis for additional information.

(4)These amounts reflect our accounting value for these awards and do not correspond to the actual value, if any, that may be received by the Named Executive Officers for these awards. For awards with market-based conditions granted in 2020, specifically the RTSR goal described under “2020 Long-Term Performance Stock Unit Awards” in the Compensation Discussion and Analysis, a Monte Carlo simulation is used to forecast possible outcomes and determine the fair value at the grant date. Such simulation assumed a 1.13-year term, a risk-free interest rate of 0.13%, Team stock price volatility of 93.74% and volatilities for the Team Peer Group ranging from 41.62% to 139.23%. For a description of the other assumptions made in calculating the grant date fair value of the stock awards granted during 2020 in accordance with ASC 718, see Note 12 to the Company’s audited financial statements as filed in our 2020 Annual Report on Form 10-K.

Outstanding Equity Awards at 2020 Year-End
The following table summarizes the equity awards we have made to our Named Executive Officers which are outstanding as of December 31, 2020. None of the Named Executive Officers have options outstanding.

	STOCK AWARDS
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($) (9)
Name
Amerino Gatti	1/24/2018	—		$—	280,000	(6)	$3,052,000
	11/15/2018	11,105	(2)	$121,045	—		$—
	3/15/2019	—		$—	66,776	(7)	$727,858
	11/15/2019	36,827	(4)	$401,414	—		$—
	11/15/2020	63,077	(5)	$687,539	94,616	(8)	$1,031,314
Susan M. Ball	12/14/2018	7,916	(3)	$86,284	—		$—
	3/15/2019	—		$—	19,544	(7)	$213,030
	11/15/2019	10,779	(4)	$117,491	—		$—
	11/15/2020	18,462	(5)	$201,236	27,693	(8)	$301,854
Jeffrey L. Ott	11/15/2017	3,952	(1)	$43,077	—		$—
	11/15/2018	7,635	(2)	$83,222	—		$—
	3/15/2019	—		$—	17,916	(7)	$195,284
	11/15/2019	12,351	(4)	$134,626	—		$—
	11/15/2020	21,154	(5)	$230,579	25,385	(8)	$276,697
Grant D. Roscoe	11/15/2018	5,553	(2)	$60,528	—		$—
	3/15/2019	—		$—	16,287	(7)	$177,528
	11/15/2019	8,983	(4)	$97,915	—		$—
	11/15/2020	15,385	(5)	$167,697	23,077	(8)	$251,539
André C. Bouchard	11/15/2017	3,832	(1)	$41,769	—		$—
	11/15/2018	5,553	(2)	$60,528	—		$—
	3/15/2019	—		$—	13,573	(7)	$147,946
	11/15/2019	8,983	(4)	$97,915	—		$—
	11/15/2020	15,385	(5)	$167,697	19,231	(8)	$209,618

(1)Restricted stock unit award on November 15, 2017 that vests at the rate of 25% per year, beginning November 15, 2018. See “Long-Term Incentive Awards” for a full description of the awards.

(2)Restricted stock unit award on November 15, 2018 that vests at the rate of 25% per year, beginning November 15, 2019. See “Long-Term Incentive Awards” for a full description of the awards.

(3)Restricted stock unit award on December 14, 2018 that vests at the rate of 25% per year, beginning December 14, 2019. See “Long-Term Incentive Awards” for a full description of the awards.

(4)Restricted stock unit award on November 15, 2019 that vests at the rate of 25% per year, beginning November 15, 2020. See “Long-Term Incentive Awards” for a full description of the awards.

(5)Restricted stock unit award on November 15, 2020 that vests at the rate of 33% per year, beginning November 15, 2021. See “Long-Term Incentive Awards” for a full description of the awards.

(6)One-time special performance stock unit award of Common Stock that vest upon the achievement of the following stock price milestones prior to the fifth anniversary of the date of grant (i) 20% upon achievement of a Common Stock price of $25; (ii) 20% upon achievement of a Common Stock price of $30; (iii) 20% upon achievement of a Common Stock price of $35; and (iv) 20% upon achievement of a Common Stock price of $40. For additional information see “CEO Compensation Arrangement” within the Compensation Discussion and Analysis.

(7)LTPSUs awarded on March 15, 2019 shown at target level, cliff vest with achievement of two-year performance goals and completion of the two-year identified service period.

(8)LTPSUs awarded on November 15, 2020 shown at target level, cliff vest with achievement of two-year performance goals and completion of the two-year identified service period.

(9)Market value of Team Common Stock calculated based on the December 31, 2020 close price of $10.90, the last trading day of 2020.

Option Exercises and Stock Vested in 2020
The following table sets forth information, for the Named Executive Officers, on (1) stock options exercised during 2020, including the number of shares acquired on exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Amerino Gatti	—	$—	50,204	$425,214
Susan M. Ball	—	$—	7,551	$70,178
Jeffrey L. Ott	—	$—	30,425	$258,137
Grant D. Roscoe	—	$—	13,892	$117,778
André C. Bouchard	—	$—	23,583	$200,127

(1) These amounts include RSUs for which restrictions lapsed during 2020 and for 2018 LTPSUs that became earned and vested during 2020 following completion of the two-year performance period as determined by the compensation committee.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2020, with respect to our equity compensation plans previously approved by our shareholders and equity compensation plans not previously approved by our shareholders.

	Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of outstanding stock awards(a) (1)	Weighted-average exercise price of outstanding options and vesting of outstanding stock awards(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by shareholders	2,246,339	$0.31	(2)	222,499	(3)
Equity compensation plans not approved by shareholders	N/A	N/A		N/A
Total	2,246,339	$0.31		222,499

(1)For purposes of the table above, includes long term performance-based stock units outstanding at December 31, 2020 at the maximum performance level of 1.1 million as well as the special one-time special performance stock unit award of 0.28 million. Assuming the target performance level of 0.55 million for the long-term performance-based stock units, the total number of securities issuable upon exercise or vesting of outstanding stock awards is 1.7 million. The actual number of shares to be issued for performance-based stock units, if any, is dependent upon the level of performance achieved. Also, on March 15, 2021, 27,690 performance units outstanding at December 31, 2020 vested under the 2019 Long-Term Performance Stock Unit Awards. The number of units that were not vested, which was the maximum that could have been earned less the payout amounts, became available for future grants of awards under the Equity Incentive Plan.
(2)The weighted-average exercise price shown above includes RSUs and PSUs, which have no exercise price. Excluding the impact of RSUs and PSUs, the outstanding stock options had a weighted-average exercise price of $36.90 per share.
(3)Represents amounts available to grant as of December 31, 2020 under the Equity Incentive Plan, approved by shareholders in May 2018 and amended and approved by our shareholders in May 2019, which replaced our previous equity compensation plans. Also, on March 15, 2021, 27,690 performance units outstanding at December 31, 2020 were vested under the 2019 Long-Term Performance Stock Unit Awards. The number of units that were not vested, which was the maximum that could have been earned less the payout amounts, became available for future grants of awards under the Equity Incentive Plan.

Nonqualified Deferred Compensation for Fiscal Year 2020
Under our Deferred Compensation Plan, certain key executives, including the Named Executive Officers may defer any whole dollar amount of the compensation they receive in salary or under our annual cash bonus plan, consisting of up to 50% of their base annual pay and up to 100% of their annual cash bonus. Under the terms of the Deferred Compensation Plan, we match deferrals in the deferred compensation plan at the same percentage as provided under the 401(k) Plan for amounts contributed over the Code limit, subject to a deferral cap of the base annual salary of the plan participant. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date prior to his or her termination or retirement. In April 2020, as part of our response to the COVID-19 Pandemic, we suspended and have not yet restored the employer match in our Deferred Compensation Plan.
All of the investment options available under the Deferred Compensation Plan are also available under the Company’s 401(k) plan. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the participant.
The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Amerino Gatti	$459,767	$3,678	$144,040	$—	$738,185

Susan M. Ball	$70,743	$4,111	$31,076	$—	$249,852

Jeffrey L. Ott	$121,519	$—	$1,681	$—	$123,200

Grant D. Roscoe	$151,280	$883	$32,780	$—	$216,205

André C. Bouchard	$34,237	$357	$8,528	$—	$55,811

(1)The amounts reported in the “Executive Contributions in Last FY” column represent contributions made or deferrals elected by the NEO during the fiscal year.
(2)The amounts reported in the “Company Contributions in Last FY” column represent the Company’s contributions to each NEO’s Deferred Compensation Plan account which are also reported as part of 2020 “All Other Compensation” in the Summary Compensation Table.
(3)The amounts reported in the “Aggregate Earnings in Last FY” column represent the aggregate earnings to each NEO’s Deferred Compensation Plan account which are also reported as part of 2020 “All Other Compensation” in the Summary Compensation Table.
(4)The amounts reporting in the “Aggregate Balance at Last FYE” column represent balances from the Deferred Compensation Plan for each NEO as of December 31, 2020.

Senior Management Compensation and Benefit Continuation Policy
Our Board adopted a Senior Management Compensation and Benefits Continuation Policy (the “Executive Severance Policy”) that recognizes the leadership roles that are critical to our success and provides our executive management with reasonable assurances of continued compensation in the event of certain separations from the Company for reasons other than “for cause.”
The Executive Severance Policy provides generally that upon (i) involuntary termination by the Company without cause and (ii) employee voluntary termination for good reason, the terminated executive would receive:
•a continued salary for a stated period (18 months for the CEO and 15 months for Presidents and Executive Vice Presidents), a portion of which may be paid in a single lump sum if necessary to satisfy exception requirements of Section 409A of the Code;
•a single lump sum payment ($19,000 for the CEO, $15,500 for Presidents and Executive Vice Presidents) to compensate the executives for health and welfare benefits; and
•access to outplacement assistance paid by the Company for six months.
In exchange for such benefits, the executive must enter into a general release agreement and one-year non-competition agreement with the Company. If the employee breaches the non-competition agreement prior to its expiration, the Company has the right to suspend all subsequent severance payments and to seek restitution for payments already made.

Severance benefits are also triggered when an involuntary termination without cause or voluntary termination for good reason occurs within 90 days before or within 360 days after a change of control. In such event, the terminated executive would generally receive:
•a supplemental single lump sum salary payment equivalent to 36 months for the CEO, 30 months for Presidents and Executive Vice Presidents, payable on the 91st day following termination;
•a supplemental single sum compensation payment representing annual bonus opportunities, calculated as the higher of the most recent year’s paid bonus or the average bonus paid for the last three years (three times annual bonus opportunity for the CEO, two and one-half times annual bonus opportunity for Presidents and Executive Vice Presidents), payable on the 91st day following termination;
•a single lump sum payment ($66,000 for the CEO, $55,000 for Presidents and Executive Vice Presidents) to compensate the executives for health and welfare benefits payable on the 91st day following termination; and
•access to outplacement assistance paid by the Company for six months.
These enhanced severance benefits are generally payable 91 days after termination from employment and are only available where both a change in control and an involuntary separation without cause or a voluntary separation for good reason occur. In exchange for such benefits, the executive must enter into a general release and six-month non-competition agreement with the Company. For purposes of the Executive Severance Policy, the following definitions apply:
A “change in control” is any “change in control event” referred to in Treasury Regulation Section 1.409A-3(i)(5)(i).
A “voluntary separation for good reason” means the termination of employment by the executive upon the occurrence of any of the following events without the consent of the executive:
•a material diminution in the base compensation of the executive;
•a material change in geographic work location for an executive to a location more than 50 miles from the executive’s current work location; or
•a material diminution in the executive’s authorities, duties or responsibilities, and position within the leadership team; provided, however, that a “voluntary separation for good reason” shall not be considered to occur solely because an executive’s authorities, duties or responsibilities, and position are reallocated to other senior executives based on a good faith determination by the Board that such reallocation is necessary in order for the Company to adequately address material growth and/or expansion of the business.
An “involuntary termination of employment without cause” means a termination from employment that is not the result of:
•a good faith determination by the Board that the executive knowingly committed material acts involving fraud, dishonesty or violations of criminal or other statutes; or
•a good faith determination by the Board that the executive knowingly violated the Company’s Code of Business Conduct and Ethics.
The Board administers this policy consistent with Section 409A of the Code and makes the final good faith determination on whether or not an involuntary termination is for cause or without cause; whether or not a voluntary termination is for good reason; and whether or not a change of control event has occurred and is objectively determinable.
Potential Payments Upon Termination or Change of Control
As discussed above under “Senior Management Compensation and Benefit Continuation Policy,” the Board adopted a policy that recognizes the leadership roles that are critical to our success and provides our executive management with reasonable assurances of compensation in the event of a separation from the Company for any reason other than “for cause.” Based on the terms of the Executive Severance Policy, the amount of compensation payable to each Named Executive Officer in each situation is listed below. The following information assumes the involuntary termination by the Company without cause, the voluntary termination by the employee for good reason or the change of control termination of the Named Executive Officer occurred on December 31, 2020.

Amerino Gatti: Benefits Payable Upon Termination as of 12/31/20	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause	$1,275,000	$—	$1,209,998	$19,000	$5,000	$2,508,998
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$2,550,000	$1,555,469	$6,021,171	$66,000	$5,000	$10,197,640

Susan M. Ball: Benefits Payable Upon Termination as of 12/31/20	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$593,750	$—	$—	$15,500	$5,000	$614,250
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$1,187,500	$372,353	$919,895	$55,000	$5,000	$2,539,748

Jeffrey L. Ott: Benefits Payable Upon Termination as of 12/31/20	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$612,500	$—	$—	$15,500	$5,000	$633,000
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$1,225,000	$573,996	$963,484	$55,000	$5,000	$2,822,480

Grant D. Roscoe: Benefits Payable Upon Termination as of 12/31/20	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$531,250	$—	$—	$15,500	$5,000	$551,750
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$1,062,500	$387,188	$755,207	$55,000	$5,000	$2,264,895

André C. Bouchard: Benefits Payable Upon Termination as of 12/31/20	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$515,000	$—	$—	$15,500	$5,000	$535,500
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$1,030,000	$378,955	$725,471	$55,000	$5,000	$2,194,426
_____________________
(1)All options and restricted stock units vest upon a change in control. These amounts represent the net realizable value of the unvested restricted stock units at December 31, 2020. These amounts are calculated assuming the restricted stock units vest at the December 31, 2020 close price of $10.90, the last trading day of 2020.

CEO PAY RATIO
2020 CEO Pay Ratio Information
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of employees (other than the CEO) and the annual total compensation of the CEO for our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2020 fiscal year:
•The median employee’s compensation was $75,706, calculated using the same methodology that we used to determine the annual total compensation of our Named Executive Officers as reported in the Summary Compensation Table;
•The annual total compensation of our CEO for purposes of the CEO pay ratio calculation was $2,217,463 which represents the amount of Mr. Gatti’s total compensation reported in the Summary Compensation Table for 2020; and
•The ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 29 to 1.
Identification of the Median Employee
Per Item 402(u) of Regulation S-K, a registrant is required to identify its median employee only once every three years provided that there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. We identified our median employee for the 2020 fiscal year by using the following methodology, assumptions, adjustments and estimates, as permitted by Item 402(u) of Regulation S-K:
•We selected December 31, 2020 as the date upon which we would identify our median employee. From our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, including employees working both within and outside of the United States, but excluding the CEO. For purposes of this calculation, as of December 31, 2020 we had approximately 5,600 employees, including approximately 1,500 employees outside the United States. These totals include certain seasonal pay groups that we typically do not include when publicly reporting our total number of employees.
•Item 402(u) of Regulation S-K permits us to exclude up to 5% of our total employees who are non-United States employees, provided that if any non-United States employees in a particular jurisdiction are excluded, we must exclude all non-United States employees in that jurisdiction. As permitted, we excluded approximately 58 employees in Malaysia, 41 employees in France, 39 employees in Belgium, 21 employees in Brazil, 15 employees in Mexico, 14 employees in the United Arab Emirates, 13 employees in Germany, 9 employees in Qatar, 8 employees in Azerbaijan, 4 employees in Colombia and 1 employee in Saudi Arabia.
•We used total cash compensation plus share-based compensation during the 2020 fiscal year as reported in our payroll records as a consistently applied compensation measure to identify our median employee from the remaining employees on the list. For this purpose, we define total cash compensation as the sum of base wages plus bonuses paid in cash during the fiscal year. We define share-based compensation as the value realized from the vesting or exercise of share-based awards, calculated using the most recent closing price of our common stock as of the vesting or exercise date. We elected to annualize the total compensation of any permanent employees who were employed for less than the full 2020 fiscal year.
Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our Named Executive Officers, as reported in the Summary Compensation Table.
Other Computational Notes Regarding The CEO Pay Ratio
The pay ratio presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS AND DIRECTORS
The following table sets forth certain information regarding the beneficial ownership of our Common Stock (our only class of voting securities) as of April 1, 2021 of (a) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director or nominee for director, (c) the Named Executive Officers and (d) all senior executive officers and directors as a group. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person that are exercisable within 60 days of April 1, 2021. Unless otherwise indicated, the address of each person named below is the address of the Company at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock
Amerino Gatti	109,044		*
Susan M. Ball	16,924		*
Jeffrey L. Ott	366,523		1.2%
Grant D. Roscoe	13,609		*
André C. Bouchard	69,924		*
Louis A. Waters	239,396		*
Jeffery G. Davis	37,714		*
Brian K. Ferraioli	16,316		*
Sylvia J. Kerrigan	21,795		*
Emmett J. Lescroart	52,639		*
Michael A. Lucas	23,576		*
Craig L. Martin	36,316		*
Gary G. Yesavage	41,252		*
Robert C. Skaggs, Jr	8,731		*
All directors, nominees and executive officers as a group (17 persons)	1,196,777	(2)	3.9%
Ariel Investments, LLC	2,124,478	(3)	6.9%
BlackRock, Inc.	4,710,798	(4)	15.2%
Corre Partners Management, LLC.	1,735,206	(5)	5.6%
Dimensional Fund Advisors LP	1,524,036	(6)	4.9%
GASC APG, L.P.	3,582,949	(10)	11.6%
Invesco Ltd.	1,451,839	(7)	4.7%
Iron Park Capital Partners, LP	3,582,949	(10)	11.6%
Mario J. Gabelli Et Al.	1,883,423	(8)	6.1%
Vanguard Group, Inc.	1,885,225	(9)	6.1%
Aristotle Capital Boston, LLC	2,507,643	(11)	8.1%
______________
 * Less than 1% of outstanding Common Stock.

(1)The information as to beneficial ownership of Common Stock has been furnished, respectively, by the persons and entities listed, except as indicated below. Each individual or entity has sole power to vote and dispose of all shares listed opposite his, her or its name except as indicated below.
(2)Includes 101,389 shares held in an employee benefit plan.
(3)As reported on Amendment No. 9 to Schedule 13G filed with the SEC on February 12, 2021 by Ariel Investments, LLC. (“Ariel”), 200 E. Randolph Street, Suite 2900, Chicago IL 60601. According to such Schedule 13G, Ariel has sole voting power with respect to 1,824,398 shares and sole dispositive power with respect to 2,124,478 shares.
(4)As reported on Schedule 13G filed with the SEC on January 25, 2021 by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055. According to such Schedule 13G, BlackRock has sole voting power with respect to 4,680,306 shares and sole dispositive power with respect to 4,710,798 shares.
(5)As reported on Schedule 13G filed with the SEC on February 11, 2021 by Corre Partners Management, LLC (“Corre Partners Management”), 12 East 49th Street, 40th Floor, New York, NY 10017. According to such Schedule 13G, Corre Opportunities Qualified Master Fund, LP (“Corre Qualified Fund”), Corre Qualified Fund has shared voting power and shared dispositive power with respect to 1,735,206 shares; Corre Partners Management has shared voting power and shared dispositive power with respect to 2,131,380 shares; and Corre Partners Advisors, LLC (“Corre Partners Advisors”) has shared voting power and shared dispositive power with respect to 2,131,380 shares. Corre Qualified Fund, and the other private investment vehicles managed by Corre Partners Management (the “Corre Funds”), each, has the authority to dispose of and to vote the shares of Common Stock owned by it, which power may be exercised by the general partner of the Funds, Corre Partners Advisors (the “Corre General Partner”) and by Corre Partners Management (the “Corre Investment Advisor”), an affiliate of the Corre General Partner, which is the investment advisor to the Corre Funds. John Barrett and Eric Soderlund (collectively, the “Corre Managing Members”) are each managing members of the Corre General Partner and the Corre Investment Advisor, and each has shared authority to dispose of and vote the shares Common Stock held by the Corre Funds. Each of the Corre General Partner, the Corre Investment Advisor and the Corre Managing Members may be deemed to beneficially own the Common Stock held by the Corre Funds but disclaim ownership for any other purpose.
(6)As reported on Amendment No. 3 to Schedule 13G filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP (“Dimensional”), Building One, 6300 Bee Cave Road, Austin, TX 78746. According to such Schedule 13G, Dimensional has sole voting power with respect to 1,432,601 shares and sole dispositive power with respect to 1,524,036 shares.
(7)As reported on Amendment No. 1 to Schedule 13G filed with the SEC on February 1, 2019 by Invesco Ltd. (“Invesco”), 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309. According such Schedule 13G, Invesco has sole voting power with respect to 1,432,024 shares and sole dispositive power with respect to 1,451,839 shares.
(8)As reported on Amendment No. 5 to Schedule 13D filed with the SEC on November 17, 2020 by Mario J. Gabelli (“Mario Gabelli”), One Corporate Center, Rye, New York 10580, and certain entities that he directly or indirectly controls or acts as chief investment officer: GAMCO Asset Management, Inc. (“GAMCO”), Gabelli Funds, LLC (“Gabelli Funds”), and Teton Advisers, Inc. (“Teton Advisers”), MJG Associates, Inc. (“MJG Associates”), each having a business address of One Corporate Center, Rye, New York 10580. According to such Schedule 13D, Gabelli Funds has sole voting power and sole dispositive power with respect to 98,200 shares; GAMCO has sole voting power with respect to 1,550,519 shares and sole dispositive power with respect to 1,704,519 shares; Teton Advisers has sole voting power and sole dispositive power with respect to 61,999 shares; and MJG Associates has sole voting power and sole dispositive power with respect to 18,705 shares.
(9)As reported on Amendment No. 7 to Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355. According to such Schedule 13G, Vanguard has shared voting power with respect to 20,323 shares, sole dispositive power of 1,853,234 shares and shared dispositive power with respect to 31,991 shares.
(10)As reported on a Schedule 13G filed with the SEC on February 16, 2021 by GASC APF, L.P. (“GASC APF”), 527 Madison Avenue, 25th Floor, New York, NY 1002 and a Schedule 13G filed with the SEC on February 16, 2021 by Iron Park Capital Partners, LP (“Iron Park”). According to each Schedule 13G, APSC Holdco II, L.P. (“APSC Holdco II”), has shared voting power and shared dispositive power with respect to 3,582,949 shares; Atlantic Park Strategic Capital Parallel Master Fund, L.P. (“Atlantic Park”), has shared voting power and shared dispositive power with respect to 3,582,949 shares; and GASC APF has shared voting power and shared dispositive power with respect to 3,582,949 shares. APSC Holdco II directly holds warrants to purchase 3,582,949 shares of Common Stock. Atlantic Park is the sole beneficial owner of APSC Holdco II. Pursuant to an Investment Management Agreement, dated July 6, 2020, Atlantic Park and certain of its affiliates have delegated their voting and dispositive power over their direct and indirect investments (including the Common Stock) to Iron Park and GASC APF and appointed each of them to jointly act as investment advisers.
(11)As reported on Schedule 13G filed with the SEC on February 13, 2021 by Aristotle Capitol Boston, LLC (“Aristotle”), One Federal Street, 36th Floor, Boston, MA 02110. According such Schedule 13G, Aristotle has sole voting power with respect to 1,635,497 shares and sole dispositive power with respect to 2,507,643 shares.
We do not know of any arrangement that may at a subsequent date result in a change of control of the Company.
TRANSACTIONS WITH RELATED PERSONS
The Board reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As matters come up, we rely on our corporate legal counsel to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based upon the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our Proxy Statement.
The Company maintains policies and procedures for the review, approval or ratification of certain transactions between directors or members of their immediate families and the Company. Our policy, contained in our Code of Business Conduct and Ethics, our Governance Principles and the Charter of the Corporate Governance and Nominating Committee, requires that any transaction in which a director or executive officer (or an immediate family member) has an interest that is in conflict or potential conflict with the interests of the Company shall be prohibited, unless unanimously approved by the Corporate Governance and Nominating Committee and the full Board.

AUDIT COMMITTEE REPORT
Committee Purpose and Evaluation. The primary purpose of the Audit Committee is to monitor (a) the integrity of the Company’s financial statements; (b) compliance by the Company with legal and regulatory requirements; (c) the registered public accounting firm’s (independent auditor’s) qualifications and independence; (d) the performance of the Company’s independent auditor and internal audit function; and (e) the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company. The Audit Committee is solely responsible for the appointment and compensation of Team’s independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.teaminc.com on the “Investors” page under “Governance.”

2021 Audit Committee Engagement. The Audit Committee has discussed with our internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal auditors and KPMG, with and without representatives of management, to discuss the results of their examinations, the evaluations of Team’s internal controls and the overall quality of Team’s accounting principles.

Committee Composition. The Audit Committee consists of the four members of our Board identified below. Our Board has determined that each Audit Committee member is independent and satisfies the requirements of financial literacy and other qualifications under applicable law and the regulations of the SEC and NYSE. In addition, our Board of directors has determined that Messrs. Ferraioli and Lucas, as defined by SEC rules, are both audit committee financial experts.

Required Communications with KPMG. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed KPMG’s independence from Team and its management with KPMG. As stated below in Information on Independent Public Accountants, the Audit Committee annually approves all audit services, permissible non-audit services and related fees conducted by our independent auditor and has concluded that the provision of any services to eh Company by KPMG did not impact KPMG’s independence in the conduct of their auditing functions.

Committee Oversight of Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with senior management and has discussed with KPMG LLP (“KPMG”), the independent auditors for Team, the matters required to be discussed with the committee under applicable standards of the SEC and Public Company Accounting Oversight Board (United States), including Auditing Standard No. 1301, “Communications with Audit Committees” and the SEC. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialist on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

Committee Oversight and Assessment of KPMG. In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the registered public accounting firm and lead partner, including consideration of input from management. In doing so, the Audit Committee considers various factors including, but not limited to: the quality of services provided; technical expertise and knowledge of the industry and the Company’s business and operations; effective communication; objectivity; independence and the potential impact of changing the independent registered public accounting firm. Based on this evaluation, the Audit Committee has retained KPMG as our independent registered public accounting form for 2021.
In performing all of these functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Team’s management and KPMG which, in its report, expresses an opinion on whether or not Team’s annual financial statements conform, in all material respects, with accounting principles generally accepted in the United States and on the effectiveness of Team’s internal control over financial reporting. In reliance on the opinions and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
Audit Committee
Brian K. Ferraioli, Chairman
Jeffery G. Davis
Michael A. Lucas
Sylvia J. Kerrigan

INFORMATION ON INDEPENDENT PUBLIC ACCOUNTANTS
A representative of KPMG is expected to attend the Annual Meeting with the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions presented at the meeting.
Principal Accountant Fees and Services
The following table sets forth the fees billed by KPMG for the years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees	$2,384,900	$2,939,498
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$2,384,900	$2,939,498
The Audit Committee’s charter provides for review and pre-approval by the Audit Committee of all audit services, permissible non-audit services and related fees conducted by our independent auditor. The Audit Committee meets annually to approve audit and tax fees for the ensuing year. The Audit Committee has authorized the Chairman of the Audit Committee to engage KPMG on non-audit matters not exceeding $100,000; provided that KPMG is more efficient or uniquely qualified to perform the work for which it is engaged and that such engagement is reported to the full Audit Committee in a timely manner. All of the fees and services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were approved by the Audit Committee and the Audit Committee concluded that the provision of such services by KPMG did not impact KPMG’s independence in the conduct of their auditing functions.
Under its charter, the Audit Committee has the duty and responsibility for ensuring the rotation of audit partners as required by law as well as periodically evaluating whether to rotate our independent auditors.
ANNUAL REPORT ON FORM 10-K
The Company will send, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2020, including the consolidated financial statements, as filed with the SEC, to any person whose proxy is being solicited, upon written request to Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.
DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS
To reduce the expenses of delivering duplicate proxy materials and to help the environment by conserving natural resources, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 or (281) 331-6154. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Proxy Statement Proposals-A shareholder who wishes to present a proposal for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must deliver the proposal to our principal executive offices no later than the close of business on December 10, 2021.  Submissions should comply with the requirements of Rule 14a-8. Submissions of shareholder proposals received after that date will be considered untimely for inclusion in the Proxy Statement and form of proxy for our 2021 Annual Meeting. Shareholder proposals submitted other than in accordance with Rule 14a-8 are considered untimely, and management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the 2022 Annual Meeting, without any discussion in the Proxy Statement.
Other Proposals and Nominations-Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Our Bylaws require that a shareholder’s proposal, to be considered timely noticed, must be received by the Corporate Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days before the one-year anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. As a result, proposals submitted for our 2021 Annual Meeting in accordance with the provisions of our Bylaws must be received no earlier than December 10, 2021, and no later than the close of business on January 9, 2022, and must otherwise comply with the requirements of our Bylaws.
As set forth in our Bylaws, such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a Director, (1) all information as may be required by the Company pursuant to any policy of the Company governing the selection of Directors; and (2) such person’s written consent to being named as a nominee and to serving as a Director if elected; and (3) information as to any material relationships, including financial transactions and compensation, between the shareholder and the proposed nominee(s); and (B) as to any business the shareholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (1) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination; and (5) a disclosure of all ownership interests, including derivatives, hedged positions and other economic and voting interests.
These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
All notices of proposals, whether or not to be included in our proxy materials, should be sent to our principal executive offices at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.
You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 9, 2021. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).
Our Annual Report is being mailed together with this Proxy Statement and is available at our website at www.teaminc.com/proxy2021, under the “Investors” page in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.

OTHER BUSINESS
Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting of Shareholders and at this date has not been informed of any matters that may be presented at the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.
André C. Bouchard
Executive Vice President, Chief Legal Officer & Secretary
April 9, 2021

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Annual Meeting Proxy Card

A		Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4 (including each subpart thereof):

1. Election of three (3) nominees named in the Proxy Statement as Class II directors to serve a three-year term
	For	Withhold				For	Withhold		For	Withhold
01 - Amerino Gatti	☐	☐	02 - Brian K. Ferraioli			☐	☐	03 - Michael A. Lucas	☐	☐

			For	Against	Abstain				For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021			☐	☐	☐	3. Advisory vote on Named Executive Officer compensation			☐	☐	☐

4. Approval of an amendment and restatement to the TEAM, Inc. 2018 Equity Incentive Plan			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

The 2021 Annual Meeting of Shareholders of Team, Inc. will be held on May 13, 2021 at 3:00pm CDT, virtually via the internet at www.meetingcenter.io/225841775.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — TISI2021.

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MAY 13, 2021 ANNUAL MEETING OF SHAREHOLDERS. THE COMPANY’S PROXY STATEMENT AND FORM 10-K ARE AVAILABLE AT:

www.investorvote.com/TISI

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REVOCABLE PROXY — TEAM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS -
MAY 13, 2021

The undersigned hereby appoints André C. Bouchard and Matthew Acosta and each of them, with full power of substitution and ratification, attorney and proxy of the undersigned to vote all shares of Team, Inc. which the undersigned is entitled to vote at Team, Inc.'s 2021 Annual Meeting of Shareholders which will be held on May 13, 2021 at 3:00 p.m. (Central Time), via live webcast at www.meetingcenter.io/225841775, and any adjournment or postponement thereof.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

Appendix A
The Company uses supplemental non-GAAP financial measures which are derived from the consolidated financial information including adjusted net income (loss); adjusted net income (loss) per diluted share, earnings before interest and taxes (“EBIT”); adjusted EBIT (defined below); adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and free cash flow to supplement financial information presented on a GAAP basis.
Adjusted net income (loss) and adjusted net income (loss) per diluted share, each as defined by the Company, exclude the following items from net income (loss): costs associated with our OneTEAM program, non-routine legal costs and settlements, restructuring charges, certain severance charges, goodwill impairment charges, loss on debt extinguishment and certain other items as determined by management. We believe adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. Consolidated adjusted EBIT, as defined by us, excludes the costs excluded from adjusted net income (loss) as well as income tax expense (benefit), interest charges, foreign currency (gain) loss, and items of other (income) expense. Consolidated adjusted EBITDA further excludes from consolidated adjusted EBIT depreciation, amortization and non-cash share-based compensation costs. Segment adjusted EBIT is equal to segment operating income (loss) excluding costs associated with our OneTEAM program, non-routine legal costs and settlements, restructuring charges, goodwill impairment charges and certain other items as determined by management. Segment adjusted EBITDA further excludes from segment adjusted EBIT depreciation, amortization, and non-cash share based compensation costs. Consolidated adjusted EBITDA margin is defined as consolidated adjusted EBITDA divided by revenue. Free cash flow is defined as net cash provided by (used in) operating activities minus capital expenditures. Net debt is defined as the sum of the current and long-term portions of debt, less cash and cash equivalents.
Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of our financial position and results of operations. In particular, adjusted net income (loss), adjusted net income (loss) per diluted share, consolidated adjusted EBIT, and consolidated adjusted EBITDA are meaningful measures of performance which are commonly used by industry analysts, investors, lenders and rating agencies to analyze operating performance in our industry, perform analytical comparisons, benchmark performance between periods, and measure our performance against externally communicated targets. Our segment adjusted EBIT and segment adjusted EBITDA is also used as a basis for the Chief Operating Decision Maker to evaluate the performance of our reportable segments. Free cash flow is used by our management and investors to analyze our ability to service and repay debt and return value directly to stakeholders.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis. Further, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies who may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes. The liquidity measure of free cash flow does not represent a precise calculation of residual cash flow available for discretionary expenditures. Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below.
A-1

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

	Twelve Months Ended December 31,
	2020	2019
	(unaudited)	(unaudited)

Adjusted EBITDA (Non-GAAP)	$40,027	$80,259
Less: Depreciation and amortization	45,908	49,059
Less: Non-cash share-based compensation costs	6,307	10,055
Adjusted EBIT (Non-GAAP)	(12,188)	21,145
Less: Professional fees and other[1]	5,062	16,258
Less: Legal costs[2]	1,947	5,167
Less: Restructuring and other related charges, net[3]	5,877	1,676
Less: Executive severance/transition cost[4]	—	190
Operating loss (GAAP)	(25,074)	(2,146)
Less: Interest expense, net	29,818	29,713
Less: Loss on debt extinguishment and modification	2,224	279
Less: Natural disaster costs	500	—
Less: Goodwill impairment charge	191,788	—
Less: Other (income) expense, net	2,514	715
Less: Income tax benefit	(14,715)	(436)
Net loss (GAAP)	$(237,203)	$(32,417)

Cash provided by operating activities (GAAP)	$52,764	$58,836
Less: Capital expenditures	19,958	29,035
Free cash flow (Non-GAAP)	$32,806	$29,801
___________________________________
1    For the twelve months ended December 31, 2020 and 2019, includes $3.2 million and $12.3 million, respectively, associated with the OneTEAM program (exclusive of restructuring costs).
2    For the twelve months ended December 31, 2020, primarily relates to costs associated with international legal and internal control review matters. For the twelve months ended December 31, 2019, primarily relates to resolution of a legal matter.
3    For the twelve months ended December 31, 2020, $3.4 million relates to severance charges associated with the OneTEAM program and $2.5 million relates to severance charges due to the impact of COVID-19. For the twelve months ended December 31, 2019, severance charges are associated with the OneTEAM program.
4    Transition/severance costs associated with certain executive leadership changes.

A-2

Appendix B

Team, Inc.

2018 Equity Incentive Plan
(As amended and restated, May 2021)

1.    PURPOSE

This Plan is intended to foster and promote the long-term financial success of Team, Inc. and its Affiliates (the “Company Group”); to reward performance and to increase stockholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group’s businesses are largely dependent; to encourage Participants’ ownership interest in Team, Inc.; and to align the interests of management and directors with that of the Company’s stockholders. This Plan has been amended and restated as of the Effective Date.

2.    DEFINITIONS

(a)    “Affiliate” means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company, except solely with respect to the issuance of Incentive Stock Options, the term “Affiliate” shall be limited to any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Code Sections 424(e) and 424(f) respectively.

(b)    “Award” means, individually or collectively, a grant under the Plan of Non‑Statutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and/or Performance Units.

(c)    “Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.

(d)    “Board of Directors” means the board of directors of the Company.

(e)    “Cause” means, with respect to the termination of a Participant by the Company or another member of the Company Group, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment or other agreement between the Participant and the Company or such other member of the Company Group. In the absence of such then-effective written agreement and definition, “Cause” means, unless otherwise specified in the applicable Award Agreement, with respect to a Participant:

(i)     a material breach by the Participant of the Participant’s duties and obligations or agreements with the Company Group that remains uncured following thirty (30) day’s prior written notice from a member of the Company Group to the Participant identifying in reasonable detail the nature of any such material breach, including but not limited to gross negligence in the performance of his duties and responsibilities;

(ii)    willful misconduct by the Participant that in the reasonable determination of the Board of Directors or Committee has caused or is likely to cause material injury to the reputation or business of the Company;

(iii)    any act of fraud, material misappropriation or other dishonesty by the Participant;

(iv)    willful violation of the Company’s Code of Ethical Conduct as reasonably determined by the Board of Directors or the Committee; or

(v)    Participant’s conviction of a felony.

A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his or her resignation or discharge that discharge for Cause was warranted.

(f)    “Change of Control” means the first to occur of any of the following events:

(i)    any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Company’s employee benefit plans, or any entity holding the Company’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of (Y) the

Company’s securities representing 50% or more of the combined voting power of the Company’s then outstanding securities or (Z) 90% or more of the Company’s operating assets, other than pursuant to a transaction excepted in Clause (ii);

(ii)    the consummation of a merger, consolidation, or other reorganization of the Company, unless:

1.under the terms of the agreement providing for such merger, consolidation, or reorganization, the stockholders of the Company immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Company resulting from such merger, consolidation, or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

2.the individuals who were members of the Board immediately prior to the execution of such agreement constitute at least a majority of the members of the board of directors of the Surviving Company after such merger, consolidation, or reorganization; and

3.no Person (other than (A) the Company or any subsidiary of the Company, (B) any Benefit Plan, (C) the Surviving Company or any subsidiary of the Surviving Company, or (D) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 51% or more of the then outstanding voting securities) will have beneficial ownership of 51% or more of the combined voting power of the Surviving Company’s then outstanding voting securities;

(iii)    during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding Clause (i), a Change of Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 51% or more of the combined voting power of the Company’s then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 51% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 51% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change of Control of the Company shall be deemed to have occurred with respect to such Person under Clause (i). In no event shall a Change of Control of the Company be deemed to occur by virtue of the acquisition of the Company’s securities by one or more Benefit Plans.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the committee designated by the Board of Directors pursuant to Section 3 of the Plan to administer the Plan.

(i)    “Common Stock” means the common stock of the Company, par value, $0.30 per share.

(j)    “Company” means Team, Inc., a corporation organized under the laws of Delaware, and its successors.

(k)    “Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award, as provided in Code Section 409A and the regulations thereunder.

(l)    “Disability” means an individual is classified as disabled under the terms of the Company’s long-term disability plan.

(m)    “Effective Date” means the date the Plan, as amended and restated, is approved by the stockholders of the Company. The original effective date for the Plan was May 17, 2018.

(n)    “Employee” means any person employed by the Company or an Affiliate. Directors who are employed by the Company or an Affiliate shall be considered Employees under the Plan.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option, or, in the case of Stock Appreciation Rights, the base price of the Stock Appreciation Right upon the Date of Grant.

(q)    “Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:

(i)    if the Common Stock is listed on the NYSE (or another established stock exchanges or national market system, Fair Market Value shall be the closing sales price for such stock as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no sales were reported on that date, on the last trading date such closing sales price was reported), as reported in The Wall Street Journal or reported such other source as the Committee deems reliable;

(ii)    if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sale price for such stock as quoted on such system or by such securities dealer on the date of determination, but if no such price was reported on that date, on the last date such price was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)    in the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(r)    “Good Reason” means, unless otherwise provided in an employment agreement between an Employee and the Company or a member of the Company Group, with respect to an individual the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of Employee by the Company or a member of the Company Group for Cause: (A) a material reduction by the Company or a member of the Company Group of Employee’s base salary; (B) a material reduction in Employee’s authority, duties and responsibilities, provided, however, that Good Reason shall not be considered to occur solely because an Employee’s authorities, duties or responsibilities, and position are reallocated to other Employees based on a good faith determination by the Company or a member of the Company Group that such reallocation is necessary in order for the Company or a member of the Company Group to adequately to address growth, acquisitions or expansion or changes of the business of the Company or its Affiliates; or (C) the Company’s (or a member of the Company Group) requiring Employee to be based anywhere other than within 50 miles of Employee’s office location as of the Date of Grant except for requirements of reasonably required travel on the Company’s business.

(s)    “Incentive Stock Option” means a stock option granted to a Participant pursuant to Section 8 of the Plan that is intended to meet the requirements of Code Section 422.

(t)    “Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.

(u)    “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

(v)    “Outside Director” means a member of the Board of Directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.

(w)    “Participant” means any person who holds an outstanding Award.

(x)    “Performance-Based Award” means the Awards issued under Section 14.

(y)    “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following:

(i)    revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBIDTA”), earnings before interest and taxes (“EBIT”), achievement of profit, economic value added (“EVA”), and price per share of Common Stock);

(ii)    expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs);

(iii)    operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, and sales production);

(iv)    liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

(v)    leverage measures (which include debt reduction, debt-to-equity ratio and net debt);

(vi)    market measures (which include market share, stock price, growth measure, total stockholder return and market capitalization measures);

(vii)    return measures (which include book value, book value per share, return on capital, return on net assets, return on stockholders’ equity; return on assets; stockholder returns, and which may be risk-adjusted);

(viii)    corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters);

(ix)    other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions); and

(x)    such other measures as determined by the Committee in its discretion.

(z)    “Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish a Performance Goal, the Performance Goal may be: (i) expressed on a corporate-wide basis or with respect to one or more Affiliates, business units, divisions, subsidiaries or business segments or any combination thereof or for an individual on an individual basis; (ii) in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies; (iii) absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (v) based on GAAP or non-GAAP calculations; or (vi) any combination of the foregoing. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(aa) “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

(bb) “Performance Unit” means a dollar denominated unit awarded to a Participant pursuant to Section 13 of the Plan.

(cc) “Permitted Transferees” means with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(dd) “Plan” means this Team, Inc. 2018 Equity Incentive Plan.

(ee) “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 10 of the Plan.

(ff) “Restricted Stock Unit” means the grant of a right to receive Shares or the cash equivalent value in the future pursuant to Section 11 of the Plan.

(gg) “Share” means a share of Common Stock.

(hh) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 12 of the Plan.

(ii) “Termination of Service” shall mean the termination of employment of an Employee by the Company and all Affiliates or the termination of service by an Outside Director as a member of the Board of Directors of the Company and all Affiliates. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. Furthermore, a Participant’s service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or an Affiliate; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s right to return to service with the Company Group is guaranteed by statute or contract. Unless the Participant’s leave of absence is approved by the Committee, a Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

3.    ADMINISTRATION

The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Unless and until otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee; provided, however, that Board of Directors may serve as the Committee hereunder: (i) if the Compensation Committee has not been constituted; or (ii) with respect to Awards to Outside Directors.

(a)    Except as specified herein, the Committee shall have the sole and complete authority to:

(i)    determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;

(ii)    determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

(iii)    interpret and construe the Plan and all Award Agreements;

(iv)    prescribe, amend and rescind rules and regulations relating to the Plan;

(v)    determine the content and form of all Award Agreements;

(vi)    determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

(vii)    consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates thereof, provided that the Committee shall not have any discretion or authority to “reprice” any Options within the meaning of Section 23(b) hereof;

(viii)    determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;

(ix)    maintain accounts, records and ledgers relating to Awards;

(x)    maintain records concerning its decisions and proceedings;

(xi)    employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(xii)    do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(b)    Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option or Stock Appreciation Right, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

(c)    The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

(d)    The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person; or (ii) any Awards to an Outside Director.

(e)    The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.

4.    TYPES OF AWARDS AND RELATED RIGHTS

The following types of Awards may be granted under the Plan:

(a)    Non-Statutory Stock Options;

(b)    Incentive Stock Options;

(c)    Restricted Stock;

(d)    Restricted Stock Units;

(e)    Stock Appreciation Rights; and

(f)    Performance Units.

5.    STOCK SUBJECT TO THE PLAN

(a)    General Limitations. Subject to adjustment as provided in Section 20 hereof, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is the sum of (i) 3,000,000 Shares; and (ii) the number of Shares remaining for issuance under the Plan immediately prior to the Effective Date. If all or any portion of any Award issued under the Plan shall terminate, expire, be cancelled or forfeited, or be exchanged with the Committee’s approval, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock (including Shares subject to Awards issued prior to the Effective Date), new Awards may thereafter be awarded with respect to such shares. Any shares of Common Stock tendered (by either actual delivery or attestation) to (i) pay the exercise price of an Option granted under the Plan, (ii) settled in cash in lieu of shares of Common Stock, or (iii) satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan. Any shares of Common Stock that (i) were subject to an Stock Appreciation Right granted under the Plan that were not issued upon the exercise of such Stock Appreciation Right, or (ii) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an option, shall not become available for grant under the Plan. Any dividend equivalents settled in shares of Common Stock under the Plan shall be applied against the number of shares of Common Stock available for Awards.

(b)    Individual Limitations. Subject to adjustment as provided in Section 20 hereof, the following individual award limitations shall apply:

(i)    the maximum aggregate number of Shares for which Awards may be granted to any Participant in any calendar year (all of which may be issued as Non-Statutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights) shall be 1,000,000 shares of Common Stock;

(ii)    the maximum aggregate amount that may be granted to any Participant in any calendar year under Awards that are payable in cash or property other than Shares that are Performance-Based Awards shall be $5 Million; and

(iii)    the maximum aggregate number of Shares for which Awards may be granted to any Director in any calendar year (all of which may be issued as Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights) shall be 250,000 shares of Common Stock.

(c)    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another corporation in connection with a merger or consolidation of the service recipient corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the service recipient corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Such substitution of any outstanding Option must satisfy the requirements of Treasury Regulation § 1.424-1 and Code Section 409A.

(d)    Source of Shares. Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury that have been reacquired by the Company, or Shares purchased by the Company in the open market.

6.    ELIGIBILITY

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

7.    NON-STATUTORY STOCK OPTIONS

The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)    Exercise Price. The Committee shall determine the Exercise Price of each Non‑Statutory Stock Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)    Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non‑Statutory Stock Option, but in no event may a Participant exercise a Non‑Statutory Stock Option, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Non‑Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non‑Statutory Stock Option, after such Option becomes exercisable. A Non‑Statutory Stock Option may not be exercised for fractional shares. If, on the date when a Non‑Statutory Stock Option would otherwise terminate or expire the Exercise Price of the Non‑Statutory Stock Option is less than the Fair Market Value of the Shares subject to the Non‑Statutory Stock Option on such date but any portion of the Non‑Statutory Stock Option has not been exercised, then subject to Section 7(g), the Non‑Statutory Stock Option shall automatically be deemed to be exercised as of such date with respect to such portion by means of a “net exercise” as described in Section 9. An Award Agreement with respect to a Non‑Statutory Stock Option may also provide for an automatic exercise of the Non‑Statutory Stock Option on an earlier date.

(c)    Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than resignation, Disability or death, or Termination of Service for Cause, the Participant may exercise only those Non‑Statutory Stock Options that were vested and immediately exercisable by the Participant at the date of such termination and only for two years following the date of such termination, or, if sooner, the expiration of the term of the Non‑Statutory Stock Option.

(d)    Termination of Service (Resignation). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service by resignation, the Participant may exercise only those Non‑Statutory Stock Options that were vested and immediately exercisable by the Participant at the date of such termination and only for one year following the date of such termination, or, if sooner, until the expiration of the term of the Non‑Statutory Stock Option.

(e)    Termination of Service (Disability or Death). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Non‑Statutory Stock Options held by such Participant shall immediately become vested and fully exercisable and remain exercisable for one year following the date of such termination.

(f)    Termination of Service for Cause. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service for Cause, all rights with respect to the Participant’s Non‑Statutory Stock Options shall be forfeited and expire immediately upon the effective date of such Termination of Service for Cause.

(g)    Extension of Term of Option. If a Non‑Statutory Stock Options would expire on a day that the Participant cannot exercise the Non‑Statutory Stock Option because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Non‑Statutory Stock Option would no longer violate an applicable federal, state, local and foreign laws, but only to the extent allowed under Code Section 409A.

(h)    Settlement. Upon exercise, a Non‑Statutory Stock Option shall be settled in Shares.

8.    INCENTIVE STOCK OPTIONS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)    Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Code Section 422, Common Stock representing more than 10% of the total combined voting securities of the Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)    Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Code Section 422, such Options in excess of such limit shall be treated as Non‑Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c)    Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. An Incentive Stock Option may not be exercised for fractional shares. If, on the date when an Incentive Stock Option would otherwise terminate or expire the Exercise Price of the Incentive Stock Option is less than the Fair Market Value of the Shares subject to the Incentive Stock Option on such date but any portion of the Incentive Stock Option has not been exercised, then the Incentive Stock Option shall automatically be deemed to be exercised as of such date with respect to such portion by means of a “net exercise” as described in Section 9. An Award Agreement with respect to an Incentive Stock Option may also provide for an automatic exercise of the Incentive Stock Option on an earlier date.

(d)    Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, or Termination of Service for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for three months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(e)    Termination of Service (Disability or Death). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Incentive Stock Options held by such Participant shall become immediately vested and fully exercisable and remain exercisable for one year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(f)    Termination of Service for Cause. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of an Employee’s Termination of Service for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination of Service for Cause.

(g)    Settlement. Upon exercise, an Incentive Stock Option shall be settled in Shares.

(h)    Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), within 10 days of such disposition.

9.    METHOD OF EXERCISE OF OPTIONS

Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash or Common Stock owned by the Participant having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash and Shares, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a “net exercise.” The Participant may deliver shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company. A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued. Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are used to pay the Exercise Price pursuant to a “net exercise,” (B) Shares are delivered to the Participant as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations.

10.    RESTRICTED STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)    Payment of the Restricted Stock. Awards of Restricted Stock may only be made in whole Shares.

(b)    Terms of the Restricted Stock. Subject to the limitations in Section 15(a), the Committee shall determine the dates on which Restricted Stock granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock. Notwithstanding other paragraphs in this Section 10, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock except for any Restricted Stock that are Performance-Based Awards under Section 14 hereof. The acceleration of any Restricted Stock shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other Restricted Stock.

(c)    Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, the Participant’s unvested Restricted Stock as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock shall become null and void.

(d)    Termination of Service (Disability or Death). Unless otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all unvested Restricted Stock held by such Participant, including any Restricted Stock subject to a Performance Goal, shall immediately vest.

(e)    Voting of Restricted Stock. After a Restricted Stock Award has been granted, but for which Shares covered by such Restricted Stock have not yet vested, the Participant shall be entitled to vote such Shares subject to the rules and procedures adopted by the Committee for this purpose.

(f)    Restrictive Legend. Each certificate issued in respect of one or more shares of Restricted Stock shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Team, Inc. 2018 Equity Incentive Plan and an agreement entered into between the registered owner and Team, Inc. A copy of such plan and agreement is on file at the principal office of Team, Inc.”

(g)    Transfers of Unrestricted Shares. Upon the vesting date for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

(h)    Awards to Outside Directors. The Committee may award shares of Stock to Outside Directors pursuant to this Section 10. The Committee shall designate the terms and conditions of any grant of Stock under this Section 10(h).

11.    RESTRICTED STOCK UNITS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock Unit Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions.

(a)    Settlement of Restricted Stock Unit Award. A Restricted Stock Unit Award shall be settled either by the delivery of whole Shares or by the payment of cash based upon the Fair Market Value of a specified number of Shares, in the discretion of the Committee, subject to the terms of the applicable Award Agreement. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, any Stock Certificate evidencing the Shares payable under a Restricted Stock Unit Award will be issued (or cash paid) within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of Shares qualifies for the short‑term deferral exception under Code Section 409A. Notwithstanding the preceding, a payment may be delayed where the Company reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided, however, that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. For this purpose, the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

(b)    Terms of Restricted Stock Unit Awards. Subject to the limitations in Section 15(a), the Committee shall determine the dates on which Restricted Stock Units granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any Award. Notwithstanding other paragraphs in this Section 11, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock Units except for any such Restricted Stock Units that are Performance-Based Awards under Section 14 hereof. The acceleration of any Restricted Stock Unit Award shall create no right, expectation or reliance on the part of any other Participant or that Participant regarding any other Restricted Stock Unit Award.

(c)    Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, the Participant’s unvested Restricted Stock Units as of the date of termination shall be forfeited and any rights the Participant had to such unvested Awards shall become null and void.

(d)    Termination of Service (Disability or Death). Unless otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all unvested Restricted Stock Units held by such Participant shall immediately vest.

(e)    Deferral. Unless expressly permitted by the Committee in the Award Agreement, a Participant does not have any right to make any election regarding the time or form of any payment pursuant to a Restricted Stock Unit Award. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Code Section 409A(a)(1)(B).

12.    STOCK APPRECIATION RIGHTS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions.

(a)    Exercise Price. The Committee shall determine the Exercise Price of each Stock Appreciation Right. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)    Terms of Stock Appreciation Rights. The Committee shall determine the term during which a Participant may exercise a Stock Appreciation Right, but in no event may a Participant exercise a Stock Appreciation Right, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Stock Appreciation Right, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Stock Appreciation Right. A Stock Appreciation Right may not be exercised for fractional shares. If, on the date when a Stock Appreciation Right would otherwise terminate or expire the Exercise Price of the Stock Appreciation Right is less than the Fair Market Value of the Shares subject to the Stock Appreciation Right on such date but any portion of the Stock Appreciation Right has not been exercised, then subject to Section 12(g), the Stock Appreciation Right shall automatically be deemed to be exercised as of such date with respect to such portion. An Award Agreement with respect to a Stock Appreciation Right may also provide for an automatic exercise of the Stock Appreciation Right on an earlier date.

(c)    Termination of Service (General). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than resignation, Disability or death, or Termination of Service for Cause, the Participant may exercise only those Stock Appreciation Rights that were immediately exercisable by the Participant at the date of such termination and only for two years following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

(d)    Termination of Service (Resignation). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant’s Termination of Service by resignation, the Participant may exercise only those Stock Appreciation Rights that were immediately exercisable by the Participant at the date of such termination and only for one year following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

(e)    Termination of Service (Disability or Death). Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Stock Appreciation Rights held by such Participant shall become immediately vested and fully exercisable and remain exercisable for one year following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

(f)    Termination of Service for Cause. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant’s Termination of Service for Cause, all rights with respect to the Participant’s Stock Appreciation Rights shall be forfeited and expire immediately upon the effective date of such Termination of Service for Cause.

(g)    Extension of Term of Stock Appreciation Right. If a Stock Appreciation Right would expire on a day that the Participant cannot exercise the Stock Appreciation Right because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Stock Appreciation Right would no longer violate an applicable federal, state, local and foreign laws, but only to the extent allowed under Code Section 409A.

(h)    Settlement. Upon exercise, a Stock Appreciation Right shall be settled in cash or Shares, or both, in the discretion of the Committee, subject to the terms of the applicable Award Agreement.

13.    TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS

Subject to the terms of the Plan, the Committee, in its discretion, may award Performance Units to any Participant. Each Award of Performance Units shall be evidenced by an agreement, in such form as is approved by the Committee, and, except as otherwise provided by the Committee, all Performance Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)    Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount or a number of shares of Common Stock, as determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

(b)    Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

(c)    Settlement of Performance Units. Any Performance Unit shall be settled and paid within ninety (90) days after the end of the applicable Performance Period in the form of cash or in shares of Common Stock or in a combination thereof, as specified in the Participant’s applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or Affiliate on the day a Performance Unit is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance Unit for a Performance Period only if the Performance Goals for such period are achieved. Any shares of Common Stock paid to a Participant under this Section may be subject to any restrictions deemed appropriate by the Committee.

14.    PERFORMANCE-BASED AWARDS

(a)    Purpose. The purpose of this Section 14 is to provide the Committee the ability to grant Restricted Stock and Restricted Stock Units as Performance-Based Awards. If the Committee, in its discretion, decides to grant an Award of Restricted Stock and Restricted Stock Units that is intended to constitute a Performance-Based Award, the provisions of this Section 14 shall control over any contrary provision contained herein.

(b)    Applicability. This Section 14 shall apply only to those Participants selected by the Committee to receive Performance-Based Awards. The designation of an Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of an Employee as a Participant for a particular Performance Period shall not require designation of such Employee as a Participant in any subsequent Performance Period and designation of one Employee as a Participant shall not require designation of any other Employees as a Participant in such period or in any other period.

(c)    Procedures with Respect to Performance-Based Awards. No later than 90 days following the commencement of any fiscal year in question or, for an Award that uses any other designated fiscal period or period of service, the commencement of such performance period, the Committee shall, in writing, (i) designate one or more Employees to receive Performance-Based Awards, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Performance-Based Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Performance-Based Awards, as applicable, to be earned by each Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.

(d)    Adjustments and Modifications. Unless otherwise determined by the Committee at the time a Performance-Based Award is granted, the Committee shall have the authority to specify adjustments or modifications to be made to the calculation of any applicable Performance Goals based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequent nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures and the related costs and expenses; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; and (xi) such other events as the Committee determines appropriate in its sole discretion.

(e)    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant. Unless otherwise provided in the applicable Award Agreement, in the event of Participant’s Termination of Service due to Disability or death, all unvested Performance-Based Awards held by such Participant shall immediately vest.

(f)    Effect on Other Plans and Arrangements. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

15.    VESTING

(a)    Minimum Vesting Period. The Committee shall establish the vesting schedule to apply to any Award, which shall be set forth in the applicable Award Agreement. Each Award issued under this Plan’s terms shall have a vesting period of not less than one (1) year; provided, however, that (i) no minimum vesting period shall apply with respect to grants of up to five percent (5%) of the amount designated in Section 5(a) above, subject to adjustment as provided in Section 20(a), and (ii) this Section 15(a) shall not apply to Substitute Awards issued pursuant to Section 5(c) above. If a Participant’s employment with or service to the Company or an Affiliate terminates for any reason other than Disability or death, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

(b)    Effect of “Change of Control.”

(i)    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is terminated without Cause within 12 months before or after such Change of Control or Participant resigns for Good Reason (or such other period set forth in the Award Agreement):

1.    Options and Stock Appreciation Rights outstanding as of the date of such Change of Control (or Termination of Service, if later) will immediately vest upon the Change of Control (or Termination of Service, if later), become fully exercisable, and may thereafter be exercised for two years (or the period of time set forth in the Award Agreement), or, if sooner, the expiration of the term of the Award; and

2.    The restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units and Performance Units outstanding as of the Change of Control (or Termination of Service, if later) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested.

For the purposes of this Section 15(b), an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock or Performance Unit, or Restricted Stock Unit immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock or Performance Unit, or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(ii)    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control, to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then as of the Change of Control:

1.    Those Options and Stock Appreciation Rights outstanding as of the date of the Change of Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable;

2.    Restrictions, limitations and other conditions applicable to Restricted Stock, Performance Units and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock, Performance Units and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and

3.    Any Award subject to performance criteria shall be prorated based on the performance from the Award Date to the date of the Change of Control. The proration shall be based upon the method set forth in the Award Agreements evidencing the applicable Awards, or if no method is specified, based upon the total number of days during the performance period prior to the Change of Control in relation to the total number of days during the performance period.

16.    LIMITATIONS ON DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that Awards under this Plan shall earn dividends or dividend equivalents; provided, however, that no portion of such dividends or dividend equivalents may be paid prior to vesting or during the forfeiture restriction period. Prior to payment, such dividends or dividend equivalents shall be credited to an account maintained on the books of the Company. Any crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

17.    RIGHTS OF PARTICIPANTS

No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.

18.    DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee (which shall not be unreasonably withheld), designate a beneficiary or beneficiaries to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to designate a beneficiary, or if no designated beneficiary survives the Participant, then the Participant’s estate will be deemed to be the beneficiary.

19.    TRANSFERABILITY OF AWARDS

(a)    Incentive Stock Options. Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, Incentive Stock Options may be exercised only by the Participant (or a legal representative if the Participant becomes incapacitated).

(b)    Awards Other Than Incentive Stock Options. All Awards granted pursuant to this Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer a Non‑Statutory Stock Option or a Stock Appreciation Right for no consideration to or for the benefit of one or more Permitted Transferees subject to such limits as the Committee may establish, and the Permitted Transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.

20.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL

(a)    Adjustment Clause. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), appropriate adjustments shall be made to (i) the aggregate number of Shares with respect to which awards may be made under the Plan pursuant to Section 5(a); (ii) the terms and the number of Shares and/or the Exercise Price per Share of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units; and (iii) the share limitations set forth in Section 5 hereof. The Committee shall also make appropriate adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to stockholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b)    Change of Control. If a Change of Control occurs, the Committee may, in its discretion and without limitation:

(i)    cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion; it being understood that if stockholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall equal the excess, if any, of the value of the consideration being paid for each Share in such transaction over the Exercise Price of such Option or Stock Appreciation Right shall conclusively be deemed valid. Accordingly, if the Exercise Price of the Shares subject to a Stock Option or Stock Appreciation Right exceeds the Fair Market Value of such Shares, then such Stock Option or Stock Appreciation Right may be cancelled without making a payment to the holder of the Stock Option or Stock Appreciation Right;

(ii)    substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Awards;

(iii)    arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company);

(iv)    may, after giving Participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options and Stock Appreciation Rights. Such termination shall take place as of the date of the Change of Control or such other date as the Committee may specify; and

(v) with respect to any outstanding Performance Units or Performance Awards, require the mandatory surrender by a Participant of some or all of such Awards as of a date, before or after the Change in Control occurs, specified by the Committee, in which case the Committee will cancel those awards, and we will pay (or cause to be paid) to each participant an amount of cash equal to the value of any Performance Units or Performance Awards, as applicable, based on the performance from the Award Date to the date of the Change of Control, with the amount of payment pro-rated to the extent the performance or vesting period has not been completed.

(c)    Section 409A Provisions with Respect to Adjustments. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.

21.    TAX WITHHOLDING

Whenever under this Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under this Plan, or (iii) any combination of the foregoing provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

22.    CLAWBACK/RECOVERY

All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause.

23.    AMENDMENT OF THE PLAN AND AWARDS

(a)    The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided; however, (i) provisions governing grants of Incentive Stock Options shall be submitted for stockholder approval to the extent required by applicable law or regulation; (ii) except as permitted by Section 20, no amendment may increase the share limitations set forth in Section 5 or decrease the minimum Exercise Price for Stock Options or Stock Appreciation Rights set forth in Sections 7(a), 8(a) and 12(a), unless any such amendment is approved by the Company’s stockholders within 12 months before or after such amendment; and (iii) the provisions of Section 23(b) (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company’s stockholders. Failure to ratify or approve amendments or modifications by stockholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may materially adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

(b)    The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant; provided, however, that repricing of Stock Options or Stock Appreciation Rights shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash or for another Option, Stock Appreciation Right or other Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 20. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

24.    RIGHT OF OFFSET

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, documented travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company on a past due basis, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Code Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

25.    ELECTRONIC DELIVERY AND SIGNATURES

(a)    Any reference in an Award Agreement or the Plan to a written document includes without limitation any document delivered electronically or posted on the Company’s or an Affiliate’s intranet or other shared electronic medium controlled by the Company or an Affiliate.

(b)    The Committee and any Participant may use facsimile and PDF signatures in signing any Award or Award Agreement, in exercising any Option or Stock Appreciation Right, or in any other written document in the Plan’s administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

26.    EFFECTIVE DATE OF PLAN

The Plan was originally effective May 18, 2018. The Plan shall be amended and restated effective as of May 13, 2021, provided such amendment and restatement is approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at the Company’s shareholders’ meeting on May 13, 2021.

27.    TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate 10 years after the earlier of: (i) the date the Plan, as amended and restated, is adopted by the Board of Directors; or (ii) the Effective Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Award.

28.    APPLICABLE LAW; COMPLIANCE WITH LAWS

The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

29.    PROHIBITION ON DEFERRED COMPENSATION

It is the intention of the Company that no Award shall be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.

30.    NO GUARANTEE OF TAX TREATMENT

Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board of Directors or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.